Exhibit 10.14

Execution Version

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Double asterisks denote omissions.

LICENSE AND OPTION AGREEMENT

BY AND BETWEEN

MEDIMMUNE, LLC

AND

BULLDOG PHARMACEUTICALS, INC.

i

LICENSE AND OPTION AGREEMENT

This License and Option Agreement (this “Agreement”) is entered into and made effective as of the 24th day of July, 2013 (the “Effective Date”), by and between MedImmune, LLC, a limited liability company organized and existing under the laws of Delaware, having a principal office located at One MedImmune Way, Gaithersburg, MD 20878 (“MedImmune”), and Bulldog Pharmaceuticals, Inc., a company organized and existing under the laws of the British Virgin Islands, having a registered office located at Midocean Chambers, Road Town, Tortola, British Virgin Islands (“Kolltan”).  MedImmune and Kolltan are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Kolltan is a wholly-owned subsidiary of Kolltan Pharmaceuticals, Inc.;

WHEREAS, Kolltan possesses expertise in the Research, Development, Manufacture and Commercialization (each as defined below) of pharmaceutical products;

WHEREAS, MedImmune controls certain intellectual property and regulatory materials and biological materials related to the Licensed Antibody (as defined below);

WHEREAS, Kolltan is interested in receiving certain licenses and other rights under which it may Research, Develop, Manufacture and Commercialize the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products (each as defined below), in each case in the Field in the Territory (each as defined below), and MedImmune is willing to grant Kolltan such licenses and other rights on the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties desire to set forth herein the terms and conditions of the licenses and other rights to enable Kolltan to Research, Develop, Manufacture and Commercialize the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this ARTICLE 1:

1.1          “Accounting Standards” means generally accepted accounting principles (GAAP) as practiced in the United States; provided, however, that from and after such time (if any) as Kolltan elects to maintain its books in accordance with International Financial Reporting Standards (“IFRS”), Accounting Standards shall mean IFRS.

1.2                               “Affiliate” means, as to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with said first Person, regardless of whether such Affiliate is an Affiliate on the Effective Date or becomes an Affiliate after the Effective Date.  For purposes of this definition, a Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the general management and policies of the Person.

1.3                               “Annual Net Sales” means, for any Licensed Product or Follow-On Product, as the case may be, in any Calendar Year, aggregate Net Sales of such Licensed Product or Follow-On Product, as applicable, in such Calendar Year, but excluding any Net Sales of such Licensed Product or Follow-On Product, as applicable, in any country if the applicable sale is made after the expiration of the Royalty Term for such Licensed Product or Follow-On Product, as applicable, in such country.

1.4                               “Antibody” means any antibody, or any antigen-binding fragment thereof, with a unique amino acid sequence.  Two antibodies that have different amino acid sequences (even if differing by only a single amino acid) shall be deemed to be different Antibodies.

1.5                               “Applicable Law” or “Applicable Laws” means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.6                               “BLA” means a Biologics License Application and any amendments or supplements thereto filed with the FDA pursuant to 21 C.F.R. Part 601 or any other application that is required for the purpose of marketing and selling a biological product and is filed with a Regulatory Authority outside the United States, including, with respect to the EU, a Product License Application, Marketing Authorization Application and/or manufacturing and importation license.

1.7                               “Business Day” means a day on which banking institutions in New York, NY are open for business, excluding any Saturday or Sunday.

1.8                               “Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December.

1.9                               “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

1.10                        “Clinical Trial(s)” means individually and collectively a Phase 1 Clinical Trial, a Phase 1b/2a Clinical Trial, a Phase 2 Clinical Trial, a Phase 3 Clinical Trial, a Phase 4 Study and a Post Approval Study.

1.11                        “Combination Product” means a Licensed Product or Follow-On Product, as the case may be, that (a) includes the Licensed Antibody or a Follow-On Antibody, as applicable, as an active pharmaceutical ingredient, together with one or more other active ingredients, and (b) is sold either as a fixed dose or with separate doses in a single package.

1.12                        “Commercialization” or “Commercialize” means any activities directed to obtaining pricing and/or reimbursement approvals, marketing, promoting, distributing, importing, offering to sell, and/or selling a product, including post-Regulatory Approval promotional activities conducted at scientific conferences or similar events.

1.13                        “Commercially Reasonable Efforts” means, with respect to a Party, such level of efforts required to carry out an obligation in a sustained manner consistent with the efforts normally used by pharmaceutical or biopharmaceutical companies, as applicable, of comparable size and resources to such Party, for a similar activity with respect to the Research, Development, Manufacture or Commercialization of products that (a) are at a similar stage in their product life as the relevant Licensed Product or Follow-On Product, as applicable, and (b) that have commercial and market potential similar to the relevant Licensed Product or Follow-On Product, as applicable,, taking into account issues of intellectual property scope, subject matter and coverage, safety and efficacy, product profile, competitiveness with respect to Third Party products in the marketplace, and profitability (including pricing and reimbursement status achieved or likely to be achieved).

1.14                        “Competing Product” means any pharmaceutical product that (a) comprises or incorporates an Antibody as an active pharmaceutical ingredient alone or in combination with one or more other active agents and (b) operates by targeting HER-3.

1.15                        “Control,” “Controls,” “Controlled” or “Controlling” means, with respect to any Know-How, Patent, Regulatory Documentation or other intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the right to assign or grant access to, or grant a license or sublicense under, such Know-How, Patent, Regulatory Documentation or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to make such assignment or grant such access, license or sublicense; provided, however, that any Know-How, Patent, Regulatory Documentation or other intellectual property right that is licensed or acquired by a Party from a Third Party after the Effective Date (other than rights arising from the In-License Agreements) that would otherwise be considered to be under the Control of such Party shall not be deemed to be under the Control of such Party if the application of such definition in the context of any licenses or sublicenses granted to the other Party under this Agreement would require the granting Party to make additional payments or royalties to such Third Party in connection with such license or sublicense grants pursuant to an arm’s length agreement between the granting Party and such Third Party, unless the other Party agrees to pay such additional payments or royalties to the Third Party.

1.16                        “Cover” or “Covered” means, for any product, technology, process or method and any Valid Claim, that the composition, manufacture, use, offer for sale, sale or importation of such product or the practice of such technology, process or method would, absent ownership of a

Patent that includes such Valid Claim or a license or sublicense under such Valid Claim, infringe such Valid Claim (assuming, in the case of a Valid Claim that has not yet issued, that such Valid Claim had issued).  A product, technology, process or method shall be deemed Covered by a Patent if it is Covered by at least one Valid Claim included in such Patent.

1.17                        “Data Package Delivery Date” means the date on which Kolltan completes delivery to MedImmune of (a) the full data set of clinical trial data (including validated data for primary and secondary endpoints) in the clinical trial database for a Phase 1b/2a Clinical Trial of the Licensed Antibody or a Licensed Product for each of two (2) indications as provided in Section 5.1.1, and (b) the clinical data and non-clinical and/or Development data and information required to be delivered under Sections 5.1.2 and 5.1.3 together with the full data set described in clause (a) above.

1.18                        “Develop” or “Development” means development activities relating to the development of compounds, biologics, or processes, and submission of information to a Regulatory Authority for the purpose of obtaining Regulatory Approval of a product.  Development includes non-clinical activities, pharmacology studies, toxicology studies, manufacturing process development activities, analytical method development activities, formulation development activities, chemical analysis, bioanalytical analysis, material performance studies (including measurements of stability, physical form, dissolution, and visual and spectroscopic analysis), pharmacokinetic studies, clinical studies, biomarker and companion diagnostic discovery and development, regulatory affairs activities, and all other activities relating to seeking, obtaining or maintaining any Regulatory Approvals from the FDA or any other applicable Regulatory Authority.

1.19                        “Dollars” or “$” means the legal tender of the United States.

1.20                        “Dyax Agreement” means that certain Amended and Restated License Agreement, dated July 26, 2012 between MedImmune Limited and Dyax Corp.

1.21                        “EMA” means the European Medicines Agency, or any successor entity thereto.

1.22                        “EU” means all of the member countries of the European Union as of the applicable time during the Term.  For clarity, the member countries of the European Union as of the Effective Date are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom.

1.23                        “Executive Officers” means (a) with respect to Kolltan, the Chief Executive Officer of Kolltan, and (b) with respect to MedImmune, the Executive Vice President, Research and Development of MedImmune.

1.24                        “Existing IND” means application number 116023 for the treatment of advanced solid tumors, filed with the FDA and effective as of January 11, 2013.

1.25                        “Existing Proceeding” means any post-grant proceeding that is being prosecuted by MedImmune or its Affiliates as of the Effective Date and that relates to a Patent that (a) could be relevant to the exercise by Kolltan of the rights, licenses and sublicenses granted to Kolltan by MedImmune under this Agreement (including the making, using, selling, offering for sale or import of the Licensed Antibody or any Licensed Product, Follow-On Antibody or Follow-On Product) or (b) could otherwise affect the Research, Development, Manufacture, or Commercialization of the Licensed Antibody or any Licensed Product, Follow-On Antibody or Follow-On Product.  For the avoidance of doubt, Existing Proceeding includes the opposition proceeding set forth in Exhibit 9.2.6.

1.26                        “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.

1.27                        “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.28                        “Field” means any use in humans, including diagnosis, prophylaxis and treatment of human disease.

1.29                        “First Commercial Sale” means, for any Licensed Product or Follow-On Product, as the case may be, in any country, the first sale or other transfer for consideration of such Licensed Product or Follow-On Product, as applicable, in such country by or on behalf of Kolltan, its Affiliates or its Sublicensees for use or consumption pursuant to a Regulatory Approval (or as otherwise permitted by the applicable Governmental Authority) in such country, including any sales or other transfers for consideration to distributors (subject to the next sentence), that results in the recognition of revenue.  Sale or other transfer for consideration of a Licensed Product or Follow-On Product, as the case may be, in a country by Kolltan to an Affiliate or Sublicensee of Kolltan shall not constitute a First Commercial Sale in such country where such Affiliate or such Sublicensee (a) is not the end user of such Licensed Product or Follow-On Product, as applicable, and has purchased or received such Licensed Product or Follow-On Product, as applicable, for purposes of re-selling, transferring, distributing or otherwise commercially disposing of such Licensed Product or Follow-On Product, as applicable, or (b) is solely acquiring such Licensed Product or Follow-On Product, as applicable, for the purposes set forth in subsections (a)-(c) of Section 1.98.  In no event shall any sales in any country for sampling be deemed a First Commercial Sale in such country.

1.30                        “Follow-On Antibody” means any Antibody, other than the Licensed Antibody, that is Covered by a claim of a national stage application of or claiming priority to Intl. Appl. No. [**].  For avoidance of doubt, Follow-On Antibody includes any antibody or antigen-binding fragment thereof fused or conjugated to a molecule, which antibody is Covered by a claim of a national stage application of or claiming priority to Intl. Appl. No. [**].

1.31                        “Follow-On Product” means any pharmaceutical product (including all forms, presentations, doses and formulations) that comprises or incorporates any Follow-On Antibody as an active pharmaceutical ingredient alone or in combination with one or more other active agents.

1.32                        “Follow-On Product Transaction” means any sale by Kolltan of, or any grant of any license or sublicense by Kolltan under, Kolltan’s rights to Commercialize any Follow-On

Product; provided, however, that any Kolltan Sale or Financing, or any assignment or deemed assignment of this Agreement by Kolltan in connection with a Kolltan Sale or Financing, shall not be deemed a Follow-On Product Transaction.

1.33                        “Follow-On Program” means the Parties’ rights and obligations under this Agreement with respect to Follow-On Antibodies and Follow-On Products.

1.34                        “GCP” means the then-current standards, practices and procedures (a) promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA; (b) set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005//28/EC of 8 April 2005; (c) set forth in ICH Guideline for Good Clinical Practice E6; (d) set forth in analogous Applicable Laws of an applicable Regulatory Authority; and (e) set forth in any Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.35                        “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such regulations may be amended from time to time, and analogous Applicable Laws of an applicable Regulatory Authority.

1.36                        “GMP” means then-current standards for the manufacture of pharmaceutical products, pursuant to (a) the FD&C Act (21 U.S.C. 321 et seq.); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (c) European Community Directives 2003/94 and 91/356/EC; (d) the European Community Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (e) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) analogous Applicable Laws of an applicable Regulatory Authority at the time of Manufacture; and (g) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.37                        “Governmental Authority” means any United States federal, state or local or any non-United States government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or governmental arbitral body.

1.38                        “HER-3” means the protein that (a) is also known as ErbB3 or EGFR3; (b) is an alias of V-erb-b2 erythroblastic leukemia viral oncogene homolog 3; (c) is a member of the ErbB family of receptor tyrosine kinases; and (d) has its DNA sequence located on human chromosome 12q13.

1.39                        “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.40                        “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application (CTA).

1.41                        “In-License Agreement” means each agreement pursuant to which MedImmune is granted a license or sublicense under the In-Licensed IP.  As of the Effective Date, the In-License Agreements are the agreements set forth on Exhibit 1.41.

1.42                        “In-Licensed IP” means the Patents and Know-How set forth on Exhibit 1.42.

1.43                        “Insolvency Event” means, as to a Party, (a) the entry of an order for relief with respect to such Party under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect; (b) the commencement of an involuntary proceeding against such Party under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, if not dismissed, bonded or stayed within ninety (90) days after such commencement; (c) the making by such Party of a general assignment for the benefit of creditors; or (d) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, or trustee of all or substantially all of the business or property of such Party.

1.44                        “Joint Information and Inventions” means Know-How that is first made or discovered jointly by (a) one or more employees, consultants or agents of MedImmune or its Affiliates and (b) one or more employees, consultants or agents of Kolltan or its Affiliates, in the course of Research, Development, Manufacture or Commercialization of the Licensed Antibody and Licensed Products.

1.45                        “Joint IP” means the Joint Know-How and the Joint Patents.

1.46                        “Joint Know-How” means all Joint Information and Inventions except to the extent disclosed by published Joint Patents.

1.47                        “Joint Patents” means Patents that Cover Joint Information and Inventions.

1.48                        “Know-How” means all tangible and intangible (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, strategies, skill, experience, data, results (including pharmacological, toxicological and non-clinical and clinical test data and results, and Research or Development data, reports and batch records), analytical and quality control data, analytical methods (including applicable reference standards), full batch documentation for all product forms, packaging records, release, stability, storage and shelf-life data, Manufacturing process information, results and descriptions, and software and algorithms (but excluding any Regulatory Documentation) and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material (including reagents and antibodies).

1.49                        “Kolltan Development Costs” means the sum of (a) all Out-of-Pocket Costs incurred by Kolltan or its Affiliates under this Agreement as of a specified time that are specifically identifiable to (i) the Research or Development of the Licensed Antibody or Licensed Products or (ii) the Manufacture of the Licensed Antibody or Licensed Products in

support of such Research or Development, including the validation, qualification and subsequent audit of Manufacturing facilities, and (b) an amount equal to the lesser of (x) the number of Kolltan employee hours attributable to Kolltan’s activities set forth in the foregoing subsections (i) and (ii) of clause (a) above multiplied by [**] Dollars ($[**]) and (y) [**] percent ([**]%) of the amount described in clause (a) above.  For avoidance of doubt, the Upfront Fee shall not be included in the Kolltan Development Costs.

1.50                        “Kolltan Indemnitees” means Kolltan and its Affiliates and Sublicensees and the directors, officers, employees and consultants of Kolltan and its Affiliates and Sublicenses.

1.51                        “Kolltan Information and Inventions” means Know-How that (a) is Controlled by Kolltan or its Affiliates during the Term and (b) relates to the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product, or the Manufacture of the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product; provided, however, that Kolltan Information and Inventions excludes any Joint Information and Inventions.

1.52                        “Kolltan IP” means the Kolltan Know-How and the Kolltan Patents.

1.53                        “Kolltan Know-How” means all Kolltan Information and Inventions except to the extent disclosed by published Kolltan Patents.

1.54                        “Kolltan Patents” means Patents Controlled by Kolltan or its Affiliates during the Term that Cover Kolltan Information and Inventions; provided, however, that Kolltan Patents excludes any Joint Patents.

1.55                        “Kolltan Sale or Financing” means (a) any transaction or series of related transactions that results in the sale or other disposition of all or substantially all of Kolltan’s assets; (b) any merger, consolidation or similar business combination involving Kolltan; or (c) any issuance, sale or exchange of any securities of Kolltan, whether in a public or private offering.

1.56                        “Licensed Antibody” means MedImmune’s proprietary Antibody known as MEDI3379 (anti-HER3), with respect to which the Existing IND has been filed, and/or its parent Antibody 2C2 (anti-HER3), or any isotype thereof.

1.57                        “Licensed Product” means any pharmaceutical product (including all forms, presentations, doses and formulations) that comprises or incorporates the Licensed Antibody as an active pharmaceutical ingredient alone or in combination with one or more other active agents.

1.58                        “Licensed Program” means the Parties’ rights and obligations under this Agreement with respect to the Licensed Antibody and Licensed Products.

1.59                        “Lonza Agreement” means that certain Licenses and Services Agreement made effective as of January 21, 2005 by and between AstraZeneca AB and Lonza Biologics PLC, as (a) novated by that certain Novation Agreement effective January 1, 2007 by and among Lonza

Biologics PLC, Lonza Sales AG and AstraZeneca AB and (b) amended by Amendment No. 1 made effective as of March 20, 2009.

1.60                        “Major Indication” means any indication with a market potential of at least [**] Dollars ($[**]) in peak year sales in the Territory, as determined by Kolltan, in consultation with MedImmune, by reference to standard industry sources.

1.61                        “Manufacture” or “Manufacturing” means all activities related to the manufacturing of a product in all of its forms, including test method development, formulation development, process development, process and product characterization (including upstream and downstream processing), manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, storage, quality assurance/quality control development, quality control testing (including in-process, release and stability testing) and release of product or any component or ingredient thereof, and regulatory activities related to all of the foregoing.

1.62                        “MedImmune Additional Information and Inventions” means Know-How (a) that is Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term; (b) that relates to the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product; and (c) the practice of which is reasonably useful in order to Research, Develop or Commercialize the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product in the Field in the Territory; provided, however, that MedImmune Additional Information and Inventions excludes any MedImmune Information and Inventions, any MedImmune Manufacturing Information and Inventions and any Joint Information and Inventions.

1.63                        “MedImmune Additional IP” means the MedImmune Additional Know-How and the MedImmune Additional Patents.

1.64                        “MedImmune Additional Know-How” means all MedImmune Additional Information and Inventions except to the extent disclosed by published MedImmune Additional Patents.

1.65                        “MedImmune Additional Patents” means Patents Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term that Cover MedImmune Additional Information and Inventions; provided, however, that MedImmune Additional Patents excludes any MedImmune Patents and any Joint Patents.

1.66                        “MedImmune Indemnitees” means MedImmune, its Affiliates and the directors, officers, employees and consultants of MedImmune and its Affiliates.

1.67                        “MedImmune Information and Inventions” means Know-How (a) that is Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term; (b) that relates to the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product; and (c) the practice of which is necessary to Research, Develop or Commercialize the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product in the Field in the Territory; provided, however, that MedImmune

Information and Inventions excludes any MedImmune Manufacturing Information and Inventions and any Joint Information and Inventions.

1.68                        “MedImmune IP” means the MedImmune Know-How and the MedImmune Patents.

1.69                        “MedImmune Know-How” means all MedImmune Information and Inventions except to the extent disclosed by published MedImmune Patents.

1.70                        “MedImmune Manufacturing Information and Inventions” means Know-How (a) that is Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term and (b) either (i) the practice of which is necessary in order to Manufacture the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product in the Field in the Territory or (ii) is expressly disclosed in the Existing IND; provided, however, that MedImmune Manufacturing Information and Inventions excludes any Joint Information and Inventions.  For avoidance of doubt, MedImmune Manufacturing Information and Inventions shall not include any Know-How related to MedImmune proprietary cell culture media and nutrient feeds used in the Manufacturing process.

1.71                        “MedImmune Manufacturing Know-How” means all MedImmune Manufacturing Information and Inventions except to the extent disclosed by published MedImmune Manufacturing Patents.

1.72                        “MedImmune Manufacturing Patents” means Patents Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term that Cover MedImmune Manufacturing Information and Inventions; provided, however, that MedImmune Manufacturing Patents excludes any Joint Patents; and provided, further, that any Patents that qualify as both (a) MedImmune Manufacturing Patents and (b) either MedImmune Patents or MedImmune Additional Patents shall, for purposes of ARTICLE 7, be treated as MedImmune Patents or MedImmune Additional Patents, as applicable.

1.73                        “MedImmune Patents” means Patents Controlled by MedImmune or its Affiliates on the Effective Date or thereafter during the Term that Cover MedImmune Information and Inventions; provided, however, that MedImmune Patents excludes any Joint Patents.

1.74                        “MRC Agreement” means that certain Agreement, dated January 7, 1997, between Medical Research Council, Cambridge Antibody Technology Limited and Cambridge Antibody Technology Group plc, as may be amended from time to time.

1.75                        “Net Sales” means, with respect to Licensed Products or Follow-On Products, as the case may be, the gross amounts billed or invoiced by or on behalf of Kolltan, its Affiliates or its Sublicensees to Third Parties that are not Sublicensees for the sale or other transfer for consideration of Licensed Products or Follow-On Product, as applicable, less the following deductions, determined in each case in accordance with the Accounting Standards:

(a)                                 normal and customary trade, quantity or prompt settlement discounts allowed and taken;

(b)                                 refunds, chargebacks and any other allowances given and taken which effectively reduce the gross amounts billed or invoiced;

(c)                                  product returns, credits, allowances and bad debt write-offs;

(d)                                 rebates, reimbursements, fees, taxes or similar payments to (i) wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, governmental entities, or other institutions or health care organizations to the extent actually paid or credited; or (ii) patients and other Third Parties arising in connection with any program that provides low income, uninsured or other patients the opportunity to obtain discounted Licensed Products or Follow-On Product, as applicable;

(e)                                  discounts mandated by, or granted to meet the requirements of, Applicable Law, including required chargebacks and retroactive price reductions;

(f)                                   transportation, freight, postage charges and other charges such as insurance, relating thereto, in each case included as a specific line item on a bill or an invoice to such Third Parties; and

(g)                                  taxes, excises or other governmental charges upon or measured by the production, sale, transportation, delivery or use of goods, in each case included as a specific line item on a bill or an invoice to such Third Parties.

Sales or other transfers for consideration of Licensed Products or Follow-On Products, as the case may be, (1) between Kolltan and its Affiliates and/or its Sublicensees (except to the extent that such Affiliates or Sublicensees are end users of such Licensed Products or Follow-On Products, as applicable) or (2) provided to Third Parties without charge, in connection with research and development, Clinical Trials, compassionate use, humanitarian and charitable donations, or indigent programs or for use, in reasonable and customary quantities, as samples, shall in each case ((1) and (2)) be excluded from the computation of Net Sales, and no payments will be payable on such sales or such other transfers for consideration.

If a Licensed Product or Follow-On Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash.  Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product or Follow-On Product in arm’s length transactions in the relevant country.

Notwithstanding the foregoing, to the extent a Licensed Product or Follow-On Product, as the case may be, is sold as a Combination Product:

(i)                                     if, on a country-by-country basis, each of such Licensed Product or Follow-On Product, as applicable, and the other active ingredient(s) in such Combination Product are sold separately in a country, Net Sales with respect to such

Combination Product in such country for the purpose of determining milestones and royalties due hereunder shall be calculated by multiplying the actual Net Sales of the Combination Product in such country by the fraction A/(A+B), where “A” is the total weighted (by sales volume) average Net Sales price of such Licensed Product or Follow-On Product, as applicable, as sold separately in such country and “B” is the total weighted (by sales volume) average net sales (calculated in a manner analogous to the manner in which Net Sales are calculated as set forth above) price of such other active ingredient(s)as sold separately in such country;

(ii)                                  if, on a country-by-country basis, such Licensed Product or Follow-On Product, as applicable, is sold separately in a country but the other active ingredient(s) in such Combination Product are not sold separately in such country, Net Sales with respect to such Combination Product in such country for the purpose of determining milestones and royalties due hereunder shall be calculated by multiplying the actual Net Sales of the Combination Product in such country by the fraction A/C, where “A” is the total weighted (by sales volume) average Net Sales price of the Licensed Product or Follow-On Product, as applicable, as sold separately in such country and “C” is the total weighted (by sales volume) average Net Sales price of the Combination Product in such country;

(iii)                               if, on a country-by-country basis, such Licensed Product or Follow-On Product, as applicable, is not sold separately in a country, but each of such Licensed Product or Follow-On Product, as applicable, and the other active ingredient(s) in such Combination Product are sold separately in at least one country, Net Sales with respect to such Combination Product in such first country for the purpose of determining milestones and royalties due hereunder shall be calculated by multiplying the actual Net Sales of such Combination Product in such first country by the fraction D/(D+E), where “D” is the worldwide average Net Sales price of the Licensed Product or Follow-On Product, as applicable, as sold separately, and “E” is the worldwide average net sales (calculated in a manner analogous to the manner in which Net Sales are calculated as set forth above) price of the other active ingredients included in the Combination Product as sold separately; and

(iv)                              if, on a country-by-country basis, none of clauses (i) through (iii) above is applicable with respect to a country, Net Sales with respect to such Combination Product in such country for the purpose of determining milestones and royalties due hereunder shall be determined by the Parties in good faith based on the fair market value of the contribution of the Licensed Product or Follow-On Product, as applicable, to the total fair market value of the Combination Product, using, to the extent practicable, the principles outlined in clauses (i) through (iii) above.

1.76                        “Out-of-Pocket Costs” means amounts actually paid by a Party or its Affiliates to a Third Party that are identifiable to the applicable activities under this Agreement, which amounts or commitments are not cancelable by such Party without penalty or otherwise reasonably capable of recovery from such Third Party.

1.77                        “Patent” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications.

1.78                        “Patent Matter” means any Dispute that relates to the inventorship, infringement, enforceability or validity of any Patent.

1.79                        “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.80                        “Phase 1 Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of a product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country other than the United States.

1.81                        “Phase 1b/2a Clinical Trial” means a human clinical trial of a product as a single agent or in combination for any indication that (a) is intended for dose exploration, examination of pharmacological or clinical activity (including dose response, dose escalation, duration of effect or kinetic/dynamic relationship assessments) and preliminary determination of efficacy and safety in the target patient population, and (b) contains a sufficient number of well characterized and clinically uniform subjects for the applicable indication using a pre-specified and uniform dose, or, if in combination, a fixed combination regimen, to assess the response rate and safety of the investigational agent.  As used herein, “response rate” in the case of a Phase 1b/2a Clinical Trial of the Licensed Antibody or Licensed Product must be sufficiently robust, and demonstrate clinical benefit compared to standard of care (historical controls can be used), up to a maximum obligation of 40 subjects in the uniform dose cohort.

1.82                        “Phase 2 Clinical Trial” means a human clinical trial for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country other than the United States.

1.83                        “Phase 3 Clinical Trial” means a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in the indication being investigated in a manner sufficient to obtain Regulatory Approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country other than the United States.

1.84                        “Phase 4 Study” means (a) a human clinical trial for a product for an indication that is required by a Regulatory Authority as a condition of (but is not completed before) obtaining the initial Regulatory Approval for such product for such indication and (b) any trial, test or study that is required or requested by a Regulatory Authority as a condition of maintaining the initial Regulatory Approval for a product for an indication, excluding any Post Approval Study.

1.85                        “Post Approval Study” means any human clinical study or other test or study with respect to a product for an indication that is not required in order to obtain or maintain Regulatory Approval for such product for such indication.  For clarity, any human clinical study that is intended to expand the product labeling for such product shall be deemed not to be a Post Approval Study.  Subject to the foregoing, Post Approval Study may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator or company sponsored or initiated studies and health economics studies.

1.86                        “Product Acquisition Price” means the greater of (a) the applicable Product FMV and (b) the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which the applicable payment is made in accordance with this Agreement.

1.87                        “Product FMV” means the fair market value of the Product Rights based on a calculation of risk adjusted net present value and, if deemed necessary by the Panel, using one or more additional standard methodologies generally accepted in the valuation industry (including review of comparable programs).

1.88                        “Product Rights” means, as of the applicable time under this Agreement, (a) all right, title and interest of Kolltan or its Affiliates in and to the Licensed Antibody and any Licensed Products, including the rights, licenses and sublicenses granted by MedImmune hereunder, (b) to the extent not included in clause (a) above, the assignments to be made by Kolltan pursuant to Section 11.7.2(f), and (c) to the extent not included in clause (a) above, the licenses to be granted by Kolltan pursuant to Section 11.7.2(g), in each of the foregoing cases by reference to then-existing and future plans for Development of the Licensed Antibody and Licensed Products as reflected in any ongoing schedule of activities or otherwise in any Development plans to which Kolltan has committed, including for the specific indications included in any completed or in-progress Phase 1b/2a Clinical Trials with respect to the Licensed Antibody and Licensed Products, including the estimated costs for Development.

1.89                        “Program” means each of the Follow-On Program and the Licensed Program.

1.90                        “Qualified Bidder” means any Third Party bidder participating in the auction conducted by Kolltan pursuant to Section 5.4.3(e)(i) that is generally regarded within the biopharmaceutical industry as an entity that does not (a) inappropriately disclose or misuse the confidential information of its customers and licensors or (b) infringe the patent rights or misappropriate the trade secrets of its customers and licensors.

1.91                        “Qualified Contract Manufacturer” means any Third Party contract manufacturer that is generally regarded within the biopharmaceutical industry as an entity that does not (a) inappropriately disclose or misuse the confidential information of its customers and licensors or (b) infringe the patent rights or misappropriate the trade secrets of its customers and licensors.

1.92                        “Regulatory Approval” means all approvals, licenses, registrations or authorizations of any applicable Regulatory Authority necessary for the Commercialization (excluding pricing and/or reimbursement approvals) of a biological product for a particular indication in a country.

1.93                        “Regulatory Authority” means the FDA in the United States or any health authority in another country that is a counterpart to the FDA and holds responsibility for regulating development of and/or granting Regulatory Approval for a biological product in such country, including the EMA, and any successor(s) thereto.

1.94                        “Regulatory Documentation” means all INDs (and/or clinical trial applications), BLAs (and/or marketing applications), and other regulatory applications submitted to any Regulatory Authority, copies of Regulatory Approvals, regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. §314.420 and any non-United States equivalents), and any other reports, records, regulatory correspondence, meeting minutes, telephone logs, and other materials relating to Regulatory Approval, including any underlying safety and effectiveness data whether or not submitted to any Regulatory Authority, and any information that relates to pharmacology, toxicology, chemistry, manufacturing and controls data, methods, processes and reports, executed batch records, safety and efficacy, and any safety database required to be maintained for Regulatory Authorities, in each case related to, or required to Develop, Manufacture or Commercialize, a biological product.

1.95                        “Research” means the use, discovery, identification, research, characterization, modification, derivatization and optimization of Antibodies and other biological products.

1.96                        “Research Program” means each of the internal MedImmune Research programs listed on Exhibit 1.96.

1.97                        “Royalty Term” means (a) with respect to the relevant Licensed Product, for any country, the period (i) commencing on the First Commercial Sale of the first Licensed Product in such country and (ii) expiring on the later of (x) the tenth (10th) anniversary of such First Commercial Sale and (y) the expiration of the last to expire Valid Claim of an issued MedImmune Patent in such country that Covers the sale of the relevant Licensed Product in such country, and (b) with respect to the relevant Follow-On Product, for any country, the period (i) commencing on the First Commercial Sale of the first Follow-On Product in such country and (ii) expiring on the later of (x) the tenth (10th) anniversary of such First Commercial Sale and (y) the expiration of the last to expire Valid Claim of an issued MedImmune Patent in such country that Covers the sale of the relevant Follow-On Product in such country.

1.98                        “Sublicensee” means a Third Party to whom Kolltan, as permitted under this Agreement, grants a license or sublicense, as the case may be, under the MedImmune IP, MedImmune Additional IP or Joint IP to Research, Develop, Manufacture, Commercialize or otherwise use the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product, or otherwise grants rights to distribute, promote or sell Licensed Products or Follow-On Products; provided, however, Sublicensee does not include any Third Party who purchases a Licensed Product or Follow-On Product under a limited license or sublicense, as the case may be, as required to enable such Third Party (a) to perform final packaging for such Licensed Product or Follow-On Product for local distribution, (b) to conduct a confirmatory Clinical Trial of such Licensed Product or Follow-On Product to support a filing for Regulatory Approval of such Licensed Product or Follow-On Product in such Third Party’s distribution territory or (c) to prepare and make a filing for a Regulatory Approval of such Licensed Product or Follow-On Product in such Third Party’s distribution territory.

1.99                        “Term” means the period commencing on the Effective Date and ending on the expiration or earlier termination of this Agreement.

1.100                 “Territory” means the entire world.

1.101                 “Third Party” means any Person other than MedImmune or Kolltan that is not an Affiliate of MedImmune or of Kolltan.

1.102                 “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.103                 “Unredacted Provision” means any provision of any In-License Agreement that was attached to an email sent by Christian Dinneen-Long to W. Bradford Middlekauff on July 25, 2013 at 4:30pm, 4:31pm, 4:32pm or 4:33pm Eastern Standard Time, which provision was included in such attachment in unredacted form; provided, however, that Unredacted Provisions excludes any provision that is partially redacted or incorporates any term the definition of which is redacted or partially redacted (including by incorporating any other term the definition of which is redacted or partially redacted).

1.104                 “UT Agreement” means that certain Exclusive Patent License Agreement, effective November 1, 2005, between the Board of Regents of the University of Texas System on behalf of the University of Texas Southwestern Medical Center at Dallas and MedImmune, Inc., as amended by Amendment #1 to Exclusive License Agreement, effective December 13, 2011.

1.105                 “Valid Claim” means (a) a claim of an issued patent that has not expired or been abandoned, or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or (b) a claim within a patent application which application has not been pending for more than [**] years from the date of its first filing and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.

1.106                 Additional Definitions.  Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition:	Section:

Actual Kolltan Development Costs	5.4.4
Auction License Agreement	5.4.3(e)(ii)
Audited Party	6.9.1
Auditing Party	6.9.1
Bankruptcy Code	2.4
Buyout Amount	5.4.1(b)
Clinical and Research Supply Agreement	3.6.3(a)
Co-Development and Co-Commercialization Agreement	5.4.1(c)
Co-Development and Co-Commercialization Agreement Terms	5.4.1(c)

Definition:	Section:

Commercial Supply Agreement	3.6.4(a)
Confidential Information	8.1
Court	12.2
Disclosing Party	8.1
Dispute	12.1
Effective Date	Preamble
Election Notice	5.4.1
Estimated Kolltan Development Costs	5.4.4
Exercise Notice	5.3.1(a)
Existing Confidentiality Agreement	8.4
Expert	5.2.2(a)
Final Kolltan Development Costs	5.4.4
Follow-On Product Transaction	2.5
Kolltan	Preamble
Kolltan ROFN Notice	2.5
Indemnified Party	10.3
Indemnifying Party	10.3
Indirect Taxes	6.9.3
Information Delivery Period	5.2.2(a)
Inventory	3.6.1
Losses	10.1
Materials	3.6.1
MedImmune	Preamble
MedImmune ROFN Notice	2.5
Non-Paying Party	6.9.2
Option Period	5.3.1(a)
Option Termination Date	3.5.2(a)
Panel	5.2.2(a)
Party or Parties	Preamble
Paying Party	6.9.1
Paying Party Withholding Tax Action	6.9.1
Product Acquisition Price Notice	5.2.2(b)
Receiving Party	8.1
Resolution Period	12.1
Same or Later Stage Clinical Trial	12.4.2(a)(i)
Selection Period	5.2.2(a)
Sublicensed Rights	11.7.6
Third Party Transaction	5.5
Triggering Sale	12.4.2(a)(i)
Trigger Period	5.2.1(a)
Trigger Notice	5.2.1(a)
Upfront Fee	6.1

ARTICLE 2
GRANT OF RIGHTS

2.1                               License Grants to Kolltan.

2.1.1                     Licensed Antibody and Licensed Products.  Subject to the terms of this Agreement, MedImmune hereby grants Kolltan (a) an exclusive, royalty-bearing (to the extent provided in Section 6.4), non-transferable (except in accordance with Section 12.4) license or sublicense, as applicable, with the right to sublicense (subject to Sections 2.2 and 5.5), under MedImmune’s and its Affiliates’ interests in MedImmune IP, MedImmune Additional IP and Joint IP, to Research, Develop, Manufacture and Commercialize the Licensed Antibody and Licensed Products in the Field in the Territory; and (b) an exclusive, royalty-bearing (to the extent provided in Section 6.4), non-transferable (except in accordance with Section 12.4) license or sublicense, as applicable, with the right to sublicense (subject to Sections 2.2 and 5.5), under MedImmune’s and its Affiliates’ interests in MedImmune Manufacturing Know-How and MedImmune Manufacturing Patents, to Manufacture the Licensed Antibody and Licensed Products for use in Kolltan’s Research, Development and Commercialization activities hereunder.

2.1.2                     Follow-On Antibodies and Follow-On Products.  Subject to the terms of this Agreement, MedImmune hereby grants Kolltan (a) an exclusive, royalty-bearing (to the extent provided in Section 6.4), non-transferable (except in accordance with Section 12.4) license or sublicense, as applicable, with the right to sublicense (subject to Section 2.2), under MedImmune’s and its Affiliates’ interests in MedImmune IP, MedImmune Additional IP and Joint IP, to Research, Develop, Manufacture and Commercialize Follow-On Antibodies and Follow-On Products in the Field in the Territory; and (b) an exclusive, royalty-bearing (to the extent provided in Section 6.4), non-transferable (except in accordance with Section 12.4) license or sublicense, as applicable, with the right to sublicense (subject to Section 2.2), under MedImmune’s and its Affiliates’ interests in MedImmune Manufacturing Know-How and MedImmune Manufacturing Patents, to Manufacture Follow-On Antibodies and Follow-On Products for use in Kolltan’s Research, Development and Commercialization activities hereunder.

2.2                               Sublicenses.  Subject to Section 5.5 and in accordance with the requirements as set forth on Exhibit 9.2.9(b), Kolltan shall have the right to grant sublicenses within the scope of the licenses and sublicenses under Section 2.1 to its Affiliates and to Third Parties; provided, however, that any such sublicense granted to a Third Party shall be pursuant to a written agreement that subjects the sublicensee to all relevant restrictions and limitations set forth in this Agreement, including the confidentiality provisions of ARTICLE 8.

2.3                               Rights Retained by MedImmune.  Any rights of MedImmune not expressly granted to Kolltan pursuant to this Agreement shall be retained by MedImmune.  Notwithstanding the exclusive licenses and sublicenses granted to Kolltan under Section 2.1, but subject to Section 7.9 and ARTICLE 8, MedImmune and its Affiliates retain the right (a) to practice under the MedImmune IP, MedImmune Additional IP and Joint IP solely (except as set forth under clause (b) below with respect to Joint IP) as necessary to (i) exercise their rights and perform their obligations hereunder, (ii) complete any activities under any Research Program that are ongoing as of the Effective Date and (iii) conduct (or permit Third Parties to conduct) Research, Development or Commercialization activities other than Research, Development or Commercialization of the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products; and (b) to practice under the Joint IP, MedImmune Manufacturing Know-How and MedImmune Manufacturing Patents solely (except as set forth under clause (a) above with respect to Joint IP) as necessary to (i) exercise their rights and perform their obligations under this Agreement, the Clinical and Research Supply Agreement (if any) and the Commercial Supply Agreement (if any) and (ii) conduct (or permit Third Parties to conduct) Manufacturing activities other than Manufacture of the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products.

2.4                               Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any analogous provision of Applicable Law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code or any analogous provision of Applicable Law outside the United States.  Each Party shall retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code or any analogous provision of Applicable Law outside the United States.  In the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or any analogous provision of Applicable Law outside the United States, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property subject to any rights or licenses granted to such other Party under or pursuant to this Agreement and to all embodiments thereof, which, if not already in such other Party’s possession, shall be promptly delivered to (or otherwise made available to, as appropriate) such other Party upon such other Party’s written request.  Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code or any analogous provision of Applicable Law outside the United States.

2.5                               Right of First Negotiation for a Follow-On Product Transaction.  If Kolltan desires to enter into a Follow-On Product Transaction (as defined below) with respect to any Follow-On Product, Kolltan shall provide written notice thereof to MedImmune, including a reasonably detailed description of such Follow-On Product and any completed or ongoing Development activities (including a summary of any relevant clinical and non-clinical data) with respect thereto (“Kolltan ROFN Notice”).  MedImmune shall have the right, exercisable by written notice delivered to Kolltan within [**] days after delivery of the Kolltan ROFN Notice (the “MedImmune ROFN Notice”), to trigger its right of first negotiation under this Section 2.5 with respect to such Follow-On Product.  If MedImmune delivers a MedImmune ROFN Notice within such [**] day period, then (a) the Parties shall negotiate in good faith regarding a definitive agreement for a Follow-On Product Transaction with respect to such Follow-On Product until such time (if any) as MedImmune shall discontinue such negotiations, but in no event for longer than [**] days unless the Parties otherwise mutually agree.  During such period, Kolltan shall not negotiate or enter into any agreement with any Third Party for a Follow-On Product Transaction with respect to such Follow-On Product.  If MedImmune does not deliver a MedImmune ROFN Notice within such [**] day period, or if MedImmune delivers a MedImmune ROFN Notice within such [**] day period but the Parties fail to enter into a definitive agreement for a Follow-On Product Transaction with respect to such Follow-On

Product within the applicable negotiation period, then (subject to any restrictions set forth in any provision of this Agreement other than this Section 2.5) Kolltan shall be free to negotiate and enter into an agreement with any Third Party for a Follow-On Product Transaction with respect to such Follow-On Product and (notwithstanding anything the contrary in this Section 2.5) Kolltan shall have no further obligations and MedImmune shall have no further rights under this Section 2.5 with respect to such Follow-On Product.  For clarity, subject to the preceding sentence, in no event shall any Follow-On Product Transaction between Kolltan and a Third Party reduce or otherwise adversely affect any rights of MedImmune or obligations of Kolltan under this Agreement, including Kolltan’s payment obligations pursuant to ARTICLE 6.

ARTICLE 3
DEVELOPMENT AND REGULATORY

3.1                               Development.  Subject to the terms and conditions of this Agreement, as between the Parties, Kolltan shall be solely responsible for all costs, activities and decision-making related to the Development of the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products in the Field in the Territory.

3.2                               Regulatory.  Subject to the terms and conditions of this Agreement, as between the Parties, Kolltan shall be solely responsible for all submissions to and all communications and interactions with Regulatory Authorities with respect to the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products.  MedImmune shall not make any submissions to or otherwise communicate or interact with any Regulatory Authority with respect to the Licensed Antibody or any Licensed Product, Follow-On Antibody or Follow-On Product unless Applicable Law requires such action, in which case MedImmune shall, unless prohibited by Applicable Law, (a) as promptly as practicable provide Kolltan with a draft of any proposed submission or communication and (b) consider in good faith any reasonable comments provided in a timely manner by Kolltan with respect to such proposed submission or communication.  MedImmune shall promptly forward to Kolltan (i) any communication received by MedImmune from any Regulatory Authority with respect to the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products and (ii) any information received by MedImmune from any Third Party specifically relating to the safety or efficacy of the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products.

3.3                               Diligence.  Kolltan shall, at its own expense, (a) conduct (i) a Phase 1 Clinical Trial of the Licensed Antibody or a Licensed Product and (ii) a Phase 1b/2a Clinical Trial of the Licensed Antibody or a Licensed Product for at least two indications, and (b) use Commercially Reasonable Efforts to complete any additional clinical trials required for Kolltan to submit a BLA (or ex-US equivalent) to a Regulatory Authority(ies) to obtain Regulatory Approval for at least one Licensed Product in the United States, France, Germany, Italy, Spain and the United Kingdom.  Kolltan shall use Commercially Reasonable Efforts with respect to the Research, Development, Manufacture or Commercialization of any Follow-On Antibody or Follow-On Product; provided, however, that such Commercially Reasonable Efforts shall not operate to impair or adversely affect Kolltan’s obligation to use Commercially Reasonable Efforts in the foregoing subsection (b).

3.4                               Transfer of Know-How and Regulatory Documentation.

3.4.1                     Know-How.  Promptly after the Effective Date, MedImmune shall (a) transfer to Kolltan all MedImmune Know-How and MedImmune Additional Know-How described in clause (b) of Section 1.48, including the MedImmune Know-How and MedImmune Additional Know-How described in Exhibit 3.4.1, including any data or study reports generated since the filing of the Existing IND (provided, however, that MedImmune shall not have any obligation under this Section 3.4.1 to prepare or finalize any study reports), and (b) disclose to Kolltan all MedImmune Know-How and MedImmune Additional Know-How other than MedImmune Know-How and MedImmune Additional Know-How transferred pursuant to clause (a) above.  Such transfers and disclosures shall be made (x) in any manner or form reasonably requested by Kolltan (provided, however, that any data generated since the filing of the Existing IND shall be transferred in the form in which such data exists as of the Effective Date) and (y) at MedImmune’s expense.

3.4.2                     Research Programs.  Without limiting Section 3.4.1, upon the completion or other termination of any Research Program, MedImmune shall, at its own expense, transfer and/or disclose to Kolltan all Know-How developed under such Research Program that is Controlled by MedImmune.  Such transfers and disclosures shall be made (a) in any manner or form reasonably requested by Kolltan (provided, however, that any data included in such Know-How shall be transferred in the form in which MedImmune has collected or maintained such data prior to such transfer) and (b) at MedImmune’s expense.

3.4.3                     Regulatory Documentation.  MedImmune hereby assigns to Kolltan all of MedImmune’s right, title and interest in and to any Regulatory Documentation relating to the Licensed Antibody or Licensed Products Controlled by MedImmune as of the Effective Date, including the Existing IND.  Promptly after the Effective Date, MedImmune shall (a) transfer and/or disclose to Kolltan all such Regulatory Documentation and (b) provide Kolltan with an executed copy of a letter notifying the FDA of the assignment of the Existing IND to Kolltan.  MedImmune shall submit such assignment letter to the FDA as soon as reasonably possible following the Effective Date and shall promptly notify Kolltan of MedImmune’s correspondence with the FDA with respect to such assignment.  Promptly (but in no event more than [**] Business Days) thereafter, Kolltan shall submit to the FDA its acceptance of such transfer and provide MedImmune with written notice of such acceptance.  The transfers and disclosures described in clause (a) above shall be made (x) in any manner or form reasonably requested by Kolltan and (y) at MedImmune’s expense; provided, however, if at Kolltan’s request any such transfer or disclosure is made in any manner or form that is not reasonably standard in the biopharmaceutical industry for transfers or disclosures of a similar kind, such transfer or disclosure shall be made at Kolltan’s expense.

3.5                               Cooperation.

3.5.1                     Assistance.  Without limiting any other obligations of MedImmune under this Agreement, MedImmune shall, at its own expense, for a period of [**] months following the completion of the transfers, disclosures and assignments described in Section 3.4, use reasonable efforts to provide Kolltan with information or assistance reasonably requested by Kolltan in relation to the Know-How and Regulatory Documentation transferred, disclosed or assigned pursuant to Section 3.4 to ensure an expeditious transition of the applicable Research and Development activities.  Such information and assistance shall not exceed (a) [**].  Following such [**] month period, if requested by Kolltan, the Parties shall discuss in good faith the possibility of entering into a consulting agreement pursuant to which MedImmune would provide additional information and assistance to Kolltan at Kolltan’s expense.

3.5.2                     Information.

(a)                                 Every [**] months or otherwise upon reasonable request of MedImmune from time to time, Kolltan shall provide a reasonably detailed written update to MedImmune regarding Kolltan’s Development activities hereunder with respect to the Licensed Antibody and Licensed Products; provided, however, that (i) Kolltan shall not be required to provide more than [**] such written updates in any Calendar Year, and (ii) from and after the date on which the provisions of Sections 5.3 and 5.4 are of no further force or effect in accordance with Section 5.2.1(b), or MedImmune has no further rights under ARTICLE 5 in accordance with Section 5.4.3(b) (the “Option Termination Date”), Kolltan shall not be required to provide more than [**] in any Calendar Year.

(b)                                 Every [**] months or otherwise upon reasonable request of MedImmune from time to time, Kolltan shall provide a reasonably detailed written update to MedImmune regarding Kolltan’s Development activities hereunder with respect to Follow-On Antibodies and Follow-On Products; provided, however, that (i) Kolltan shall not be required to provide more than [**] such written updates in any Calendar Year, and (ii) for any Follow-On Product, from and after the date on which MedImmune has no further rights under Section 2.5 with respect to such Follow-On Product, Kolltan shall not be required to provide more than [**] with respect to such Follow-On Product in any Calendar Year.

3.6                               Inventory; Supply.

3.6.1                     Assignment of Inventory.  MedImmune hereby assigns to Kolltan all of MedImmune’s right, title, interest and risk of loss in and to all quantities in the possession or under the control of MedImmune as of the Effective Date of the Licensed Antibody and Licensed Product (“Inventory”) and the materials used in the production of the Licensed Antibody and Licensed Product (“Materials”) , which quantities of Inventory and Materials are (except in the case of certain types of Materials) set forth in Exhibit 3.6.1.  The foregoing sentence notwithstanding, MedImmune may retain reference samples of Inventory and Materials.

3.6.2                     Storage, Filling and Delivery of Inventory.

(a)                                 MedImmune shall store, formulate, fill and deliver Inventory and Materials as described in Exhibit 3.6.2(a) and shall:

(i)                                     store the Inventory and Materials in accordance with Applicable Law and the applicable specifications set forth in Exhibit 3.6.2(a)(i) and use at least the same level of care in storing the Inventory and Materials as MedImmune uses in storing its own inventory of similar products, but no less than industry standard level of care;

(ii)                                  conduct stability testing of the Inventory in accordance with Applicable Law;

(iii)                               upon the written request of Kolltan from time to time, (x) fill, finish and prepare for shipment, in accordance with Applicable Law and the specifications set forth in Exhibit 3.6.2(a), specified quantities of the Inventory, (y) prepare for shipment, in accordance with Applicable Law and the specifications set forth in Exhibit 3.6.2(a), specified quantities of the Materials, and (z) deliver such quantities of Inventory and Materials to Kolltan or any Third Party designated by Kolltan FCA MedImmune’s facility (Incoterms 2010), in each case ((x), (y) and (z)) in accordance with reasonable written instructions provided by Kolltan, including as to timing and manner of delivery; provided, however, that (1) with respect to any quantity of Inventory that is, as of the date of Kolltan’s request, in vialed form, MedImmune shall not be required to deliver such quantity to Kolltan or its designee in less than [**] months from the date of such request, and (2) with respect to any quantity of Inventory that is, as of the date of Kolltan’s request, not in vialed form, MedImmune shall not be required to deliver such quantity to Kolltan or its designee in less than [**] months from the date of such request; and

(iv)                              maintain appropriate property insurance coverage for losses arising from MedImmune’s failure to exercise due care over the Inventory and Materials, for as long as, and to the extent that, the Inventory and Materials remain at MedImmune’s facility; provided, however, that MedImmune’s obligation under this clause (iv) shall terminate with respect to any quantity of the Inventory or Materials upon delivery of such quantity to the shipping carrier designated by Kolltan in accordance with clause (iii) above.

(b)                                 MedImmune shall notify Kolltan promptly after (i) discovering that any quantity of Inventory or Materials has not been Manufactured, stored or maintained in accordance with Applicable Law or any applicable specifications or is otherwise not in a condition reasonably suitable for use by Kolltan in conducting its Research and Development activities hereunder or (ii) determining that it is unable, or reasonably expects to be unable, to comply with any of its obligations under Section 3.6.2(a).  MedImmune shall not transfer or otherwise dispose of any quantity of Licensed Antibody or Licensed Product from the Inventory except in accordance with Applicable Law, MedImmune’s standard practices and policies (to the extent previously disclosed to Kolltan) and Kolltan’s reasonable written instructions.

(c)                                  MedImmune hereby represents and warrants that:

(i)                                     the Inventory was Manufactured in accordance with Applicable Law and the applicable product specifications set forth in Exhibit 3.6.2(c)(i), which Exhibit includes specifications for drug product and unformulated drug substance, as well as the justification of specifications for drug product (which in turn references a Guideline for Release Specifications for Monoclonal Antibodies (DEV000 GB 0049 ED 002), a copy of which was provided to Kolltan);

(ii)                                  as of the date on which any quantity of the Inventory or Materials is delivered to Kolltan or its designee hereunder, such quantity will have been stored and maintained in accordance with Applicable Law and the applicable storage specifications set forth in Exhibit 3.6.2(a)(i); and

(iii)                               as of the Effective Date, stability testing of the Inventory has been conducted in accordance with Applicable Law;

(iv)                              as of the date of the last stability testing of the Inventory conducted prior to the Effective Date, the Inventory conformed to the applicable product specifications set forth in Exhibit 3.6.2(c)(i).

Except as expressly set forth in this Agreement, MedImmune makes no, and hereby disclaims all, other representations and warranties whatsoever concerning the Inventory and Materials, including any and all implied warranties of merchantability, fitness for a particular purpose and against infringement.

3.6.3                     Clinical and Research Supply of Licensed Antibody and Licensed Products.

(a)                                 Within [**] days after the Effective Date, the Parties shall commence good faith negotiations regarding a supply agreement pursuant to which MedImmune would supply to Kolltan, and Kolltan would purchase from MedImmune at rates not materially different from those charged by Third Party contract manufacturers, additional quantities of the Licensed Antibody and Licensed Products for use by Kolltan in conducting Research and Development activities with respect to the Licensed Program and the Follow-On Program, all in accordance with the principles set forth in Exhibit 3.6.3(a) (the “Clinical and Research Supply Agreement”).

(b)                                 If (i) the Parties fail to enter into the Clinical and Research Supply Agreement within [**] days after the commencement of negotiations pursuant to Section 3.6.3(a) (or such longer period as may be agreed by the Parties), or (ii) the Clinical and Research Supply Agreement is entered into by the Parties but is terminated for any reason other than breach by Kolltan, then upon Kolltan’s written request and subject to MedImmune’s good faith consent as described below, MedImmune shall (x) transfer and/or disclose to Kolltan or any Qualified Contract Manufacturer designated in good faith by Kolltan such MedImmune Manufacturing Know-How and (y) provide to Kolltan or such Qualified Contract Manufacturer such technical assistance, in each case ((x) and (y)) as reasonably required for Kolltan or such Qualified Contract Manufacturer to Manufacture the Licensed Antibody and Licensed Products for use in Kolltan’s Research and Development activities hereunder.  The foregoing sentence notwithstanding, except as set forth in Section 3.6.5 below, MedImmune has no obligation to disclose to Kolltan or any Qualified Contract Manufacturer the MedImmune Manufacturing Know How related to MedImmune proprietary cell culture media and nutrient feeds used in the Manufacturing process.  Kolltan acknowledges and agrees that any transfer and/or disclosure by Kolltan of any MedImmune Manufacturing Know-How described in the immediately preceding sentence to a Third Party shall require the prior written consent of MedImmune; provided, however, that (A) MedImmune shall not unreasonably withhold such consent and (B) MedImmune’s determination as to whether to provide such consent shall be made in good faith.  The transfers and disclosures described in clause (x) above shall be made (1) in any manner or form reasonably requested by Kolltan and (2) at MedImmune’s expense; provided, however, if at Kolltan’s request any such transfer or disclosure is made in any manner or form that is not reasonably standard in the biopharmaceutical industry for transfers or disclosures of a similar kind, such transfer or disclosure shall be made at Kolltan’s expense.  The assistance described in clause (y) above shall be provided at MedImmune’s expense, provided, however, that the scope of such assistance will be limited to reasonable and customary assistance related to technology transfer under similar circumstances in the biologics industry.

3.6.4                     Commercial Supply.  After the Option Termination Date:

(a)                                 if requested by Kolltan, the Parties shall undertake good faith negotiations regarding a commercial supply agreement pursuant to which MedImmune would supply to Kolltan, and Kolltan would purchase from MedImmune, quantities of the Licensed Antibody or Licensed Product, in any of its forms, for use by Kolltan, for commercial sale (“Commercial Supply Agreement”); and

(b)                                 if (i) for any reason the Parties have not entered into the Commercial Supply Agreement (including if Kolltan has not requested that the Parties undertake negotiations with respect to thereto pursuant to Section 3.6.4(a)) or (ii) the Commercial Supply Agreement is entered into by the Parties but expires or is terminated for any reason other than breach by Kolltan, without limitation of any other rights that may be available to Kolltan, upon Kolltan’s written request and subject to MedImmune’s good faith consent as described below, MedImmune shall (x) transfer and/or disclose to Kolltan or any Qualified Contract Manufacturer designated in good faith by Kolltan such MedImmune Manufacturing Know-How and (y) provide to Kolltan or such Qualified Contract Manufacturer such technical assistance, in each case ((x) and (y)) as reasonably required for Kolltan or such Qualified Contract Manufacturer to Manufacture the Licensed Antibody and Licensed Products for use in Kolltan’s Commercialization activities hereunder.  The foregoing sentence notwithstanding, except as set forth in Section 3.6.5 below, MedImmune has no obligation to disclose to Kolltan or any Qualified Contract Manufacturer the MedImmune Manufacturing Know How related to MedImmune proprietary cell culture media and nutrient feeds used in the Manufacturing process.  Kolltan acknowledges and agrees that any transfer and/or disclosure by Kolltan of any MedImmune Manufacturing Know-How described in the immediately preceding sentence to a Third Party shall require the prior written consent of MedImmune; provided, however, that (A) MedImmune shall not unreasonably withhold such consent and (B) MedImmune’s determination as to whether to provide such consent shall be made in good faith.  The transfers and disclosures described in clause (x) above shall be made (1) in any manner or form reasonably requested by Kolltan and (2) at MedImmune’s expense; provided, however, if at Kolltan’s request any such transfer or disclosure is made in any manner or form that is not reasonably standard in the biopharmaceutical industry for transfers or disclosures of a similar kind, such transfer or disclosure shall be made at Kolltan’s expense.  The assistance described in clause (y) above shall be provided at MedImmune’s expense, provided, however, that the scope of such assistance will be limited to reasonable and customary assistance related to technology transfer under similar circumstances in the biologics industry.

3.6.5                     Supply of Media.  In each instance where MedImmune transfers MedImmune Manufacturing Know-How to Kolltan or a Qualified Contract Manufacturer pursuant to this Section 3.6, for a period of [**] months after the completion of such transfer, MedImmune shall sell to Kolltan, at MedImmune’s standard cost, such quantities of MedImmune’s proprietary cell culture media and nutrient feeds used in the Manufacture of the Licensed Antibody as may be reasonably requested by Kolltan in connection with the Manufacture by Kolltan or such Qualified Contract Manufacturer of the Licensed Antibody or

Licensed Products. Kolltan shall not reverse engineer, or have a third party reverse engineer, MedImmune’s proprietary cell culture media and nutrient feeds.

ARTICLE 4
COMMERCIALIZATION

4.1                               In General.  Subject to the terms and conditions of this Agreement, as between the Parties, Kolltan shall be solely responsible for all costs, activities and decision-making related to the Commercialization of Licensed Products and Follow-On Products in the Field in the Territory.

4.2                               Trademarks.  Kolltan, its Affiliates and Sublicensees shall select the trademarks under which to market Licensed Products and Follow-On Products, which trademarks shall not contain the word “MedImmune” or be identical to or likely to cause confusion with the MEDIMMUNE trademark or any trademark for any pharmaceutical product of MedImmune or any of its Affiliates.

4.3                               Standards of Conduct.  Kolltan shall in all respects comply with all Applicable Law and applicable guidelines concerning the advertising, sales and marketing of prescription drug products in Commercializing Licensed Products and Follow-On Products under this Agreement.

ARTICLE 5
OPTION RIGHTS

5.1                               Delivery of Data.

5.1.1                     Upon receipt and review by Kolltan of a validated data set (including the full data set) from the clinical trial database for any Phase 1b/2a Clinical Trial of the Licensed Antibody or a Licensed Product, which data set comprises the clinical trial data for a cohort of not less than [**] patients (or, if less, the number of remaining enrolled patients in such Phase 1b/2a Clinical Trial), and which data Kolltan has not previously delivered to MedImmune, Kolltan shall promptly deliver such data to MedImmune.

5.1.2                     Together with its delivery of any data set pursuant to Section 5.1.1, Kolltan shall (to the extent it has not already done so) deliver to MedImmune all data in Kolltan’s possession as of the date of such delivery that is contained in the clinical trial database for any Phase 1 Clinical Trial of the Licensed Antibody or a Licensed Product.

5.1.3                     Together with its delivery of any data set pursuant to Section 5.1.1 and the data pursuant to Section 5.1.2, Kolltan shall (to the extent it has not already done so) deliver to MedImmune all non-clinical and/or Development data and information in Kolltan’s possession as of the date of such delivery that (a) was generated by Kolltan’s Research, Development or Manufacturing activities with respect to the Licensed Antibody or Licensed Products hereunder and (b) is likely to be useful to MedImmune’s determination to deliver a Trigger Notice pursuant to Section 5.2.1 or Exercise Notice pursuant to Section 5.3.1, including any such pharmacokinetic data, pharmacodynamics data, biomarker data and genetic or epigenetic characterization of patients.

5.1.4                     After the Data Package Delivery Date, if Kolltan comes into possession of any data or information that Kolltan would have been required to deliver to MedImmune under Section 5.1.2 or 5.1.3 if such data or information had been in Kolltan’s possession as of the Data Package Delivery Date, or if MedImmune reasonably requests any other information related to the data and information described in Section 5.1.1, 5.1.2 or 5.1.3 or the foregoing clause of this Section 5.1.4, Kolltan shall promptly deliver such data or information to MedImmune.

5.2                               Trigger Period; Determination of Product Acquisition Price.

5.2.1                     Trigger Period.

(a)                                 From time to time between (i) the date on which Kolltan delivers the first data summary to MedImmune pursuant to Section 5.1.1 and (ii) the earlier of (x) [**] Business Days after the Data Package Delivery Date and (y) December 31, 2017 (the “Trigger Period”), MedImmune shall have the right, exercisable by written notice to Kolltan (a “Trigger Notice”), to trigger a determination of the Product Acquisition Price in accordance with Section 5.2.2.  For clarity, MedImmune shall have the right to deliver multiple Trigger Notices during the Trigger Period; provided, however, that subject to Section 5.3.2, after MedImmune has delivered any Trigger Notice, it shall not deliver a subsequent Trigger Notice unless and until MedImmune revokes such earlier Trigger Notice in writing (provided, however, that MedImmune shall not be entitled to revoke any Trigger Notice after the Parties have received notice of the applicable Product FMV pursuant to Section 5.2.2(a)) or the Option Period with respect to such earlier Trigger Notice expires without MedImmune’s having delivered an Exercise Notice.

(b)                                 If (i) MedImmune does not deliver a Trigger Notice to Kolltan prior to the expiration of the Trigger Period, (ii) as of the expiration of the Trigger Period, the Option Period with respect to any Trigger Notices previously delivered by MedImmune has expired without MedImmune’s having delivered an Exercise Notice, or (iii) any Option Period that has not expired as of the expiration of the Trigger Period expires without MedImmune’s having delivered an Exercise Notice, then the provisions of Sections 5.3 and 5.4 shall be of no further force or effect.  If MedImmune provides written notice to Kolltan during the Trigger Period that MedImmune declines to deliver any further Trigger Notices, then the provisions of Sections 5.3, 5.4 and 5.5 shall be of no further force or effect.

5.2.2                     Determination of Product Acquisition Price.

(a)                                 In the event MedImmune delivers a Trigger Notice to Kolltan prior to the expiration of the Trigger Period, the Parties shall obtain a determination of the Product FMV as of the date on which such Trigger Notice was delivered, in accordance with this Section 5.2.2(a).  Within [**] Business Days after MedImmune’s delivery of any Trigger Notice (the “Selection Period”), each Party shall select an independent expert suitably qualified to determine the applicable Product FMV, who, at a minimum, shall have expertise in the valuation of development-stage biological oncology products (each, an “Expert”), and the two Experts thereby selected shall, as promptly as practicable, select a third Expert (such three Experts, collectively, the “Panel”).  As soon as practicable after the selection of the Panel, the Parties shall meet with the Panel in order to agree upon a process for delivering to the Panel such information in the Parties’ possession as the Panel may request in connection with the determination of the applicable Product FMV, which delivery shall be completed no later than [**] Business Days after such initial meeting with the Panel (the “Information Delivery Period”).  The Parties shall use reasonable efforts to cause the Panel to determine the applicable Product FMV and provide written notice to the Parties thereof within [**] Business Days after expiration of the Information Delivery Period (or, if the Panel is unable to comply with such timing, as promptly thereafter as practicable).  The Panel’s determination of applicable Product FMV shall be based on the agreement of a majority of the Panel members.  Subject to Section 5.3.2, the determination of the Panel shall be binding on the Parties.  Each Party shall bear its own costs and expenses with respect to the determination of the applicable Product FMV.  Subject to Section 5.3.2, the reasonable costs and expenses of the Panel shall be borne by MedImmune.

(b)                                 Within [**] Business Days after the Parties receive notice of the applicable Product FMV pursuant to Section 5.2.2(a), Kolltan shall provide written notice to MedImmune of (i) Kolltan’s good faith estimate of the Kolltan Development Costs as of the end of the calendar month immediately preceding the date of the applicable Trigger Notice, (ii) Kolltan’s good faith estimate of the Kolltan Development Costs for the [**] month period immediately following the period covered by estimate described in clause (i) above, and (iii) the Product Acquisition Price, on the assumption that the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which the applicable payment is made in accordance with this Agreement will be equal to the sum of the estimates described in clauses (i) and (ii) above (the “Product Acquisition Price Notice”), and shall include reasonable supporting documentation.

5.3                               Option Period; New Determination of Product Acquisition Price.

5.3.1                     Option Period.

(a)                                 If, within [**] Business Days after delivery of any Product Acquisition Price Notice, MedImmune reasonably requests any additional supporting documentation relating to Kolltan’s estimates of the Kolltan Development Costs included therein, Kolltan shall provide such additional supporting documentation to MedImmune within [**] Business Days after the date of such request.  For a period of [**] Business Days after the expiration of the [**] Business Day period described in the preceding sentence (or, if applicable, the date on which Kolltan satisfies its obligation under the preceding sentence to provide additional supporting documentation), (i) the Parties shall engage in informal, nonbinding discussions regarding their respective interests with respect to their rights and obligations under this Section 5.3 and Section 5.4 with respect to such Product Acquisition Price Notice and (ii) within [**] Business Days after the conclusion of such [**] Business Day period (each, an “Option Period”), MedImmune shall have the option, exercisable by written notice to Kolltan (each, an “Exercise Notice”), to trigger the rights and obligations of the Parties under Section 5.4 with respect to such Product Acquisition Price Notice.

(b)                                 If MedImmune does not deliver an Exercise Notice to Kolltan prior to the expiration of an Option Period, then the Parties shall have no further rights or obligations under Section 5.4 with respect to the applicable Product Acquisition Price Notice.  If MedImmune provides written notice to Kolltan during an Option Period that MedImmune declines to provide an Exercise Notice during such Option Period, then such Option Period shall be deemed expired and the Parties shall have no further rights or obligations under Section 5.4 with respect to the applicable Product Acquisition Price Notice.

5.3.2                     New Determination of Product Acquisition Price.  Notwithstanding anything to the contrary in Section 5.2, if at any time after the delivery by the Parties of information to the Panel pursuant to Section 5.2.2(a) and prior to the expiration of the applicable Option Period or, if MedImmune delivers an Exercise Notice to Kolltan prior to the expiration of the applicable Option Period, during any period for any election or rejection by a Party under Section 5.4.1 or 5.4.2, Kolltan receives additional data from (i) any Phase 1 Clinical Trial of the Licensed Antibody or any Licensed Product, (ii) any Phase 1b/2a Clinical Trial of the Licensed Antibody or a Licensed Product or (iii) any non-clinical studies or Development activities with respect to the Licensed Antibody or Licensed Products that would, in the case of any of (i), (ii) or (iii), likely have materially affected the determination of the Product FMV, (a) Kolltan shall promptly deliver such data to MedImmune (regardless of whether Kolltan would otherwise be required to deliver such data to MedImmune pursuant to Section 5.1) and (b) for a period of [**] Business Days after the date of such delivery, either Party shall have the right, exercisable by written notice to the other Party, to trigger a new determination of the Product Acquisition Price, factoring in such new information.  If either Party exercises its right under clause (b) above, unless otherwise agreed by the Parties, (w) ongoing activities (if any) to determine the Product Acquisition Price shall terminate, (x) the current Option Period (if any) shall be deemed expired without MedImmune’s having delivered an Exercise Notice, (y) the Parties shall have no further rights or obligations under Section 5.4 with respect to any Product Acquisition Price Notice delivered prior such Party’s exercise of its right under clause (b) above, and (z) a new determination of the Product FMV and the Product Acquisition Price shall be made in accordance with the provisions of Section 5.2.2 (which shall again trigger the applicable provisions of this Section 5.3 and Section 5.4); provided, however, that the costs and expenses of the Panel for such new determination shall be borne by the Party that exercised its right under clause (b) above.

5.4                               Kolltan Election; MedImmune Rights.

5.4.1                     Kolltan Election.  In the event MedImmune delivers an Exercise Notice in accordance with Section 5.3.1(a) with respect to any Product Acquisition Price Notice, Kolltan shall elect, in its sole discretion, by written notice to MedImmune delivered within [**]Business Days after MedImmune’s delivery of such Exercise Notice (the “Election Notice”), one of the following:

(a)                                 to terminate this Agreement with respect to the Licensed Program, subject to MedImmune’s payment to Kolltan of an amount equal to the Product Acquisition Price, in which case the provisions of Section 5.4.3(a) shall apply;

(b)                                 subject to MedImmune’s rights under Section 5.4.2(a), to terminate all further rights of MedImmune under this ARTICLE 5, subject to Kolltan’s payment to MedImmune of an amount equal to the greater of (i) fifty percent (50%) of the difference between (A) the Product Acquisition Price and (B) the sum of (x) the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which the applicable payment is made and (y) Eight Million Dollars ($8,000,000) (the amount described in this clause (i), the “Co-Agreement Amount”) and (ii) Twenty Million Dollars ($20,000,000) (the greater of the amounts described in clauses (i) and (ii), the “Buyout Amount”); or

(c)                                  subject to MedImmune’s rights under Section 5.4.2(b), to require the Parties to enter into a co-development and co-commercialization agreement (the “Co-Development and Co-Commercialization Agreement”) in accordance with the terms set forth on Exhibit 5.4.1(c) (the “Co-Development and Co-Commercialization Agreement Terms”).

Together with any Election Notice, Kolltan shall provide to MedImmune its then-current good faith estimate, for each potentially applicable scenario described in Section 5.4.3, of the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which the applicable payment will be made by Kolltan or MedImmune as well as a good faith estimate of the Kolltan Development Costs for the [**] month period following delivery of the Election Notice, together with reasonable supporting documentation.  Kolltan shall provide MedImmune with monthly written updates to such estimates during any period in which the MedImmune is exercising its rights under Section 5.4.2 or the Parties are negotiating the Co-Development and Co-Commercialization Agreement under Section 5.4.3(c) or 5.4.3(d).

5.4.2                     MedImmune Rights.  In the event MedImmune delivers an Exercise Notice in accordance with Section 5.3.1(a):

(a)                                 in the event Kolltan, pursuant to the Election Notice, makes an election under Section 5.4.1(b), MedImmune shall have the right, in its sole discretion, exercisable by written notice to Kolltan delivered within [**] Business Days after Kolltan delivers the Election Notice to MedImmune, to reject Kolltan’s election, in which case the provisions of Section 5.4.3(c) shall apply; provided, however, that if MedImmune fails to deliver such a rejection notice within such time period, the provisions of Section 5.4.3(b) shall apply; and

(b)                                 in the event Kolltan, pursuant to the Election Notice, makes an election under Section 5.4.1(c), MedImmune shall have the right, in its sole discretion, exercisable by written notice to Kolltan delivered within [**] Business Days after Kolltan delivers the Election Notice to MedImmune, to reject Kolltan’s election, in which case Kolltan shall elect, in its sole discretion, by written notice to MedImmune delivered within [**] Business Days after delivery of such rejection notice by MedImmune, either (i) to terminate this Agreement with respect to the Licensed Program, subject to MedImmune’s payment to Kolltan of an amount equal to the Product Acquisition Price, in which case the provisions of Section 5.4.3(a) shall apply, or (ii) to terminate all further options of MedImmune under this ARTICLE 5, subject to Kolltan’s payment of the Buyout Amount to MedImmune, in which case the provisions of Section 5.4.3(b) shall apply; provided, however, that if MedImmune fails to deliver such a rejection notice within such time period, the provisions of Section 5.4.3(d) shall apply.

5.4.3                     Effect of Elections and Rights.

(a)                                 In the event Kolltan (i) pursuant to the Election Notice, makes an election under Section 5.4.1(a) or (ii) after receiving a rejection notice by MedImmune pursuant to Section 5.4.2(b), makes an election under clause (i) of Section 5.4.2(b), then (x) this Agreement shall terminate with respect to the Licensed Program thirty (30) days after such election is made and (y) MedImmune shall pay to Kolltan an amount equal to the Product Acquisition Price within [**] days after receipt of the corresponding invoice from Kolltan.

(b)                                 In the event Kolltan (i) pursuant to the Election Notice, makes an election under Section 5.4.1(b) that is not rejected by MedImmune pursuant to Section 5.4.2(a) or (ii) after receiving a rejection notice pursuant to Section 5.4.2(b), makes an election under clause (ii) of Section 5.4.2(b), then (x) this Agreement shall remain in effect in its entirety, including with respect to the Licensed Program (though MedImmune shall have no further rights under this ARTICLE 5 other than as set forth in this sentence), and (y) Kolltan shall pay the Buyout Amount to MedImmune within [**] days after receipt of the corresponding invoice from MedImmune.

(c)                                  In the event Kolltan, pursuant to the Election Notice, makes an election under Section 5.4.1(b) that is rejected by MedImmune pursuant to Section 5.4.2(a), then (i) the Parties shall enter into the Co-Development and Co-Commercialization Agreement in accordance with the Co-Development and Co-Commercialization Agreement Terms, as promptly as practicable after such election is made, subject to Section 5.4.3(e), and (ii) effective upon the effective date of the Co-Development and Co-Commercialization Agreement, this Agreement shall terminate with respect to the Licensed Program in accordance with Section 11.5.

(d)                                 In the event Kolltan, pursuant to the Election Notice, makes an election under Section 5.4.1(c) that is not rejected by MedImmune pursuant to Section 5.4.2(b), then (i) the Parties shall enter into the Co-Development and Co-Commercialization Agreement in accordance with the Co-Development and Co-Commercialization Agreement Terms, as promptly as practicable after such election is made, subject to Section 5.4.3(e), and (ii) effective upon the effective date of the Co-Development and Co-Commercialization Agreement, this Agreement shall terminate with respect to the Licensed Program in accordance with Section 11.5.

(e)                                  Notwithstanding anything in this Agreement to the contrary, in the event the Parties are required to enter into the Co-Development and Co-Commercialization Agreement pursuant to Section 5.4.3(c) or 5.4.3(d) but, for any reason, fail to do so within [**] days after Kolltan’s delivery of the applicable Election Notice, unless the Parties otherwise mutually agree, either Party may refer the matter to the Executive Officers for attempted resolution pursuant to the provisions of Section 12.1.  In the event that the Executive Officers are not able to resolve within the Resolution Period any issues referred to them by a Party pursuant to this Section 5.4.3(e), then:

(i)                                     Kolltan shall conduct an auction, in a manner reasonably customary in the industry, for the grant to a Third Party of exclusive rights (including with respect to Kolltan and MedImmune) to the Licensed Program, including (x) license and sublicense grants as appropriate from Kolltan and MedImmune and (y) transfer by MedImmune of MedImmune Manufacturing Know-How to such Third Party or its designee as necessary to enable the Manufacture of the Licensed Antibody and Licensed Products, which transfer obligation shall be analogous to the transfer obligations described in Section 3.6.3(b) and 3.6.4(b);

(ii)                                  Kolltan shall determine in good faith the Qualified Bidder that is the preferred bidder and Kolltan shall negotiate, in good faith on behalf of the Parties, the terms of an agreement (the “Auction License Agreement”) with such Qualified Bidder that, subject to the other provisions of clauses (i) through (v) of this Section 5.4.3(e), does not treat either Kolltan or MedImmune preferentially vis-à-vis the other (the “Auction License Agreement”); provided, however, that Kolltan shall (x) reasonably consult with MedImmune with respect to such actions and provide sufficient opportunity for MedImmune to review and comment upon the material terms of such Auction License Agreement, and (y) reasonably incorporate any reasonable comments provided by MedImmune with respect to any provisions of the Auction License Agreement relating to the MedImmune Manufacturing Know-How and otherwise consider in good faith any reasonable comments provided by MedImmune with respect to the Auction License Agreement; and provided, further, that the Auction License Agreement shall provide that the proceeds of any payments to be made by such Third Party with respect to the Licensed Program shall be split evenly between the Parties, subject to the provisions of clause (iv) below;

(iii)                               upon the completion of such negotiations, Kolltan and MedImmune shall execute the Auction License Agreement with such Third Party;

(iv)                              (x) upon execution of the Auction License Agreement, each Party shall provide the other Party with written notice of the reasonable expenses, including reasonable attorneys’ fees, incurred by such Party in connection with their activities under clauses (i) through (iii) above (along with reasonable supporting documentation as requested by the other Party), and Kolltan or MedImmune, as the case may be, shall make an appropriate reconciling payment to the other so that, after giving effect to such reconciling payment, each Party will have borne fifty percent (50%) of their collective expenses described in this clause (x), and (y) MedImmune’s share of the proceeds of any payments to be made by the applicable Third Party with respect to the Licensed Program shall be paid to Kolltan (whether directly from such Third Party or from MedImmune following its receipt thereof) until such time as Kolltan has received from MedImmune’s share of such proceeds the amount that MedImmune would have been obligated to pay Kolltan under the applicable scenario as an upfront payment under the Co-Development and Co-Commercialization Agreement (as set forth in the “Upfront payment” section of Exhibit 5.4.1(c)); and

(v)                                 effective upon the effective date of the Auction License Agreement, this Agreement shall terminate with respect to the Licensed Program in accordance with Section 11.5.

5.4.4                     Determination of Kolltan Development Costs.  The amount payable by Kolltan or MedImmune, as applicable, under Section 5.4.3 or pursuant to the Co-Development and Co-Commercialization Agreement shall be based on Kolltan’s good faith estimate, as delivered to MedImmune together with the Election Notice or in the most recent update described in the last sentence of Section 5.4.1, of the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which the applicable payment would be made under the applicable scenario (the “Estimated Kolltan Development Costs”); provided, however, that within [**] days after the applicable payment is made, Kolltan shall provide written notice to MedImmune of its final determination of the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which such payment was made (the “Final Kolltan Development Costs”), together with reasonable supporting documentation.  In the event there was any underpayment or overpayment by the applicable Party based on Kolltan’s final determination, an appropriate reconciling payment shall be made within [**] days after delivery of such notice.  Kolltan’s determination of the Final Kolltan Development Costs shall be subject to MedImmune’s rights as an Auditing Party under Section 6.10; provided, however, that (a) MedImmune’s right to audit the Final Kolltan Development Costs pursuant to this Section 5.4.4 shall be independent of the determination of whether MedImmune has exercised its [**] right as an Auditing Party in any applicable year pursuant to Section 6.10, (b) MedImmune shall pay the full cost of such audit unless (i) the applicable payment made by Kolltan or MedImmune in accordance with Section 5.4.3 was calculated on the basis of the Kolltan Development Costs and (ii) such audit shows that the Final Kolltan Development Costs exceeded [**] percent ([**]%) of the Kolltan Development Costs as of the end of the calendar month immediately preceding the calendar month in which such payment was made, as determined by the auditors (the “Actual Kolltan Development Costs”), in which case Kolltan shall pay the full cost of such audit, and (c) if (i) the applicable payment made by Kolltan or MedImmune in accordance with Section 5.4.3 was calculated on the basis of the Kolltan Development Costs and (ii) such audit shows that the Actual Kolltan Development Costs exceeded [**] percent ([**]%) of the Estimated Kolltan Development Costs, then Kolltan shall be solely responsible for such excess costs; provided, however, that for purposes of this clause (c), Actual Kolltan Development Costs excludes any Kolltan Development Costs incurred in any calendar month after the calendar month that Kolltan projected (for purposes of the Estimated Kolltan Development Costs calculation) to be the calendar month immediately preceding the calendar month in which the applicable payment would be made under the applicable scenario under Section 5.4.3 or pursuant to the Co-Development and Co-Commercialization Agreement, to the extent such payment was actually made in a later calendar month due to (x) the actual time required for the negotiation of the Co-Development and Co-Commercialization Agreement or (y) any delay caused by MedImmune.

5.5                               Restriction.  Prior to and during the Trigger Period and any Option Period, Kolltan shall not initiate discussions with any Third Party regarding, or consummate, any Third Party Transaction.  “Third Party Transaction” means any acquisition by a Third Party of, or the grant of any license or sublicense to a Third Party under, Kolltan’s rights to Research, Develop, Manufacture, or Commercialize the Licensed Antibody or Licensed Products; provided, however, that any transaction that does not conflict with MedImmune’s rights under Section 5.4, including any Kolltan Sale or Financing or any assignment or deemed assignment of this Agreement by Kolltan in connection with a Kolltan Sale or Financing, shall not be deemed a Third Party Transaction.

ARTICLE 6
PAYMENTS

6.1          Upfront Fee.  Kolltan shall pay MedImmune a non-refundable, non-creditable payment of Four Million Dollars ($4,000,000) within [**] days after the Effective Date (the “Upfront Fee”).

6.2          Development Milestones.

6.2.1       Development Milestones.  For each milestone event set forth in the following table, Kolltan shall pay the corresponding non-refundable, non-creditable amount solely for the first achievement thereof (regardless of the number of times such milestone event is achieved) by Kolltan or its Affiliates or Sublicensees:

Milestone Event		Payment Amount

(a)	[**]	[**]
(b)	[**]	[**]
(c)	[**]	[**]
(d)	[**]	[**]
(e)	[**]	[**]
(f)	[**]	[**]
(g)	[**]	[**]
(h)	[**]	[**]
(i)	[**]	[**]

6.2.2       Notification; Payment.  Kolltan shall notify MedImmune in writing promptly, and in no event beyond [**] days, after a milestone event described in Section 6.2.1 has been achieved, and the corresponding milestone payment shall be due within [**] days after receipt of the corresponding invoice from MedImmune.

6.2.3       Milestones for Non-Major Indications.  Notwithstanding anything to the contrary herein, in the event that Kolltan achieves Annual Net Sales of at least [**] Dollars ($[**]) for any Licensed Product for an indication not considered to be a Major Indication, then Kolltan shall pay to MedImmune (a) the amount set forth in Section 6.2.1(b) (if such payment has not already been made) or 6.2.1(e) (if the payment set forth in Section 6.2.1(b) has already been made but the payment set forth in Section 6.2.1(e) has not already been made); provided, however, that if the payments set forth in Sections  6.2.1(b) and 6.2.1(e) have both already been made, Kolltan shall not be required to make any additional payments pursuant to this clause (a);

(b) if the First Commercial Sale of such Licensed Product for such indication in the United States has occurred as of the achievement of such level of Annual Net Sales, the amount set forth Section 6.2.1(c) (if such payment has not already been made) or 6.2.1(f) (if the payment set forth in Section 6.2.1(c) has already been made but the payment set forth in Section 6.2.1(f) has not already been made); provided, however, that if the First Commercial Sale of such Licensed Product for such indication in the United States has not occurred as of the achievement of such level of Annual Net Sales , the applicable payment shall be made at such time (if any) as such First Commercial Sale occurs; and provided, further, that if the payments set forth in Sections 6.2.1(c) and 6.2.1(f) have both already been made as of the achievement of such level of Annual Net Sales, Kolltan shall not be required to make any additional payments pursuant to this clause (b); and (c) if the First Commercial Sale of such Licensed Product for such indication in the EU has occurred as of the achievement of such level of Annual Net Sales, the amount set forth Section 6.2.1(d) (if such payment has not already been made) or 6.2.1(g) (if the payment set forth in Section 6.2.1(d) has already been made but the payment set forth in Section 6.2.1(g) has not already been made); provided, however, that if the First Commercial Sale of such Licensed Product for such indication in the EU has not occurred as of the achievement of such level of Annual Net Sales, the applicable payment shall be made at such time (if any) as such First Commercial Sale occurs; and provided, further, that if the payments set forth in Sections 6.2.1(d) and 6.2.1(g) have both already been made as of the achievement of such level of Annual Net Sales, Kolltan shall not be required to make any additional payments pursuant to this clause (c).

6.2.4       Follow-On Products.  The foregoing provisions of this Section 6.2 (excluding subsection (a) of Section 6.2.1) shall apply, mutatis mutandis, to Follow-On Products; provided, however, that except for the payments set forth in subsections (h) and (i) of Section 6.2.1, the amounts payable by Kolltan under this Section 6.2 with respect to Follow-On Products shall be [**] percent ([**]%) of the corresponding amounts payable by Kolltan under this Section 6.2 with respect to Licensed Products.

6.2.5       Clarification.  For clarity, the maximum aggregate amount payable by Kolltan under this Section 6.2 is (a) with respect to Licensed Products, [**] Dollars ($[**]), and (b) with respect to Follow-On Products, [**] Dollars ($[**]).

6.3          Sales Milestones.

6.3.1       Sales Milestone Payments.  For each milestone event set forth in the following table, Kolltan shall pay the corresponding non-refundable, non-creditable amount solely for the first achievement thereof (regardless of the number of times such milestone event is achieved):

Milestone Event		Payment Amount

(a)	Annual Net Sales of a single Licensed Product in a single Calendar Year in excess of [**] Dollars ($[**])	[**]

(b)	Annual Net Sales of a single Licensed Product in a single Calendar Year in excess of [**] Dollars ($[**])	[**]

(c)	Annual Net Sales of a single Licensed Product in a single Calendar Year in excess of [**] Dollars ($[**])	[**]

6.3.2       Payment.  Milestone payments payable under this Section 6.3 shall be paid by Kolltan in accordance with Section 6.6.

6.3.3       Follow-On Products.  The foregoing provisions of this Section 6.3 shall apply, mutatis mutandis, to Follow-On Products; provided, however, that the amounts payable by Kolltan under this Section 6.3 with respect to Follow-On Products shall be [**] percent ([**]%) of the corresponding amounts payable by Kolltan under this Section 6.3 with respect to Licensed Products.

6.3.4       Clarification.  For clarity, the maximum aggregate amount payable by Kolltan under this Section 6.3 is (a) with respect to Licensed Products, [**] Dollars ($[**]), and (b) with respect to Follow-On Products, [**] Dollars ($[**]).

6.4          Royalties.

6.4.1       Annual Net Sales.  Subject to Sections 6.4.2 and 6.4.3, for each Licensed Product in any Calendar Year, Kolltan shall pay MedImmune royalties on Annual Net Sales of such Licensed Product in such Calendar Year at the following rates:

Annual Net Sales Level		Rate

(a)	On that portion of Annual Net Sales of such Licensed Product in such Calendar Year that is less than or equal to [**] Dollars ($[**])	[**] Percent ([**]%)

(b)	On that portion of Annual Net Sales of such Licensed Product in such Calendar Year that is more than [**] Dollars ($[**]) but less than or equal to [**] ($[**])	[**] Percent ([**]%)

(c)	On that portion of Annual Net Sales of such Licensed Product in such Calendar Year that is greater than [**] Dollars ($[**])	[**] Percent ([**]%)

6.4.2       MRC Agreement.  In addition to the royalties described in Section 6.4.1, for each Licensed Product, Kolltan shall pay MedImmune a royalty equal to [**] percent ([**]%) of Net Sales of such Licensed Product.  Notwithstanding the foregoing, if for any sale or other transfer for consideration of any Licensed Product by Kolltan or its applicable Affiliate or Sublicensee, MedImmune or its applicable Affiliate is not required to pay royalties under the MRC Agreement, or is required to pay royalties under the MRC Agreement at a rate that is lower than [**] percent ([**]%) of Net Sales of such Licensed Product, then the royalty payable by Kolltan to MedImmune under this Section 6.4.2 with respect to such sale or other transfer for consideration shall be accordingly reduced.  MedImmune shall promptly notify Kolltan of the occurrence of any event or circumstance that would trigger a reduced royalty payment obligation under the previous sentence.

6.4.3       Reductions.

(a)           Third Party Royalty Reduction.  If Kolltan or its Affiliate or Sublicensee decides in its sole discretion to acquire a license or other rights from any Third Party (other than under any In-Licensed IP) under any Patents or Know-How controlled by such Third Party in order to Research, Develop, Manufacture, or Commercialize the Licensed Antibody or Licensed Products without infringing or misappropriating such Patents or Know-How and, pursuant to the applicable agreement with such Third Party, is required to pay royalties based on sales of a Licensed Product by Kolltan or its applicable Affiliate or Sublicensee in any Calendar Quarter, then the royalties that, but for this Section 6.4.3(a) and Section 6.4.3(b), would be payable by Kolltan to MedImmune with respect to sales of such Licensed Product in such Calendar Quarter shall be reduced by [**] percent ([**]%) of the royalties payable by Kolltan or its applicable Affiliate or Sublicensee under such Third Party agreement with respect to sales of such Licensed Product in such Calendar Quarter; provided, however, that this Section 6.4.3(a) shall not operate to reduce (i) the royalties that, but for this Section 6.4.3(a) and Section 6.4.3(b), would be payable by Kolltan to MedImmune with respect to sales of such Licensed Product in such Calendar Quarter by more than [**] percent ([**]%), or (ii) the royalties payable under Section 6.4.2.

(b)           Know-How Only Reduction. If, for any portion of any Calendar Quarter, any Licensed Product sold by Kolltan or its Affiliates or Sublicensees in any country is not Covered by a Valid Claim of an issued MedImmune Patent in such country, then the royalties that, but for this Section 6.4.3(b) (but after giving effect to Section 6.4.3(a)), would be payable by Kolltan to MedImmune with respect to sales of such Licensed Product in such country in such Calendar Quarter shall be reduced by [**] percent ([**]%); provided, however, that this Section 6.4.3(b) shall not operate to reduce the royalties payable under Section 6.4.2.

6.4.4       Payments under Certain In-License Agreements.  Each Party shall perform its obligations under Exhibit 6.4.4.

6.4.5       Effect of Expiration of Royalty Term.  On a Licensed Product by Licensed Product and country-by-country basis, upon expiration of the Royalty Term for a Licensed Product in a country, the rights, licenses and sublicenses granted to Kolltan hereunder with respect to such Licensed Product in such country shall continue in effect but become fully paid-

up, royalty-free, transferable (to the extent not transferable previously), perpetual and irrevocable.

6.4.6       Follow-On Products.  The foregoing provisions of this Section 6.4 (including Exhibit 6.4.4) shall apply, mutatis mutandis, to Follow-On Products; provided, however, that except with respect to the royalties payable pursuant to Section 6.4.2 and the payments described in Exhibit 6.4.4, the amounts payable by Kolltan under this Section 6.4 with respect to Follow-On Products shall be [**] percent ([**]%) of the corresponding amounts payable by Kolltan under this Section 6.4 with respect to Licensed Products.

6.5          Healthcare Reform Tax.  Notwithstanding anything herein to the contrary, for purposes of determining the sales milestones and royalties payable by Kolltan under Sections 6.2.4 and 6.4, Kolltan shall have the right to offset from Net Sales of Licensed Products sold in the United States that portion of the annual fee paid by Kolltan and its Affiliates and Sublicensees to the United States Government pursuant to Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as may be amended) reasonably attributable to Licensed Products, as determined in accordance with an equitable method as agreed in good faith by the Parties.  This Section 6.5 shall apply, mutatis mutandis, to Follow-On Products.

6.6          Reports; Payments.  Within [**] days after the end of each Calendar Quarter during which there are Net Sales giving rise to a payment obligation under Section 6.2.4 or 6.4, Kolltan shall submit to MedImmune a report identifying for each Licensed Product, the Net Sales of such Licensed Product for each country for such Calendar Quarter, the calculation of royalties (including gross sales and all deductions taken from gross sales), and the sales milestones and royalties payable to MedImmune.  Together with the delivery of each such report, Kolltan shall pay to MedImmune the sales milestones and royalties payable by it under Sections 6.2.4 and 6.4.  This Section 6.6 shall apply, mutatis mutandis, to Follow-On Products.

6.7          Methods of Payments.  All payments due under this Agreement shall be paid in Dollars by wire transfer to a bank in the United States designated in writing by MedImmune.  For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with the Accounting Standards.

6.8          Late Payments.  Any amount owed by a Party to the other Party under this Agreement that is not paid on or before the date such payment is due as set forth herein shall bear interest at a rate per annum equal to the lower of (i) [**], or (ii) the highest rate permitted by Applicable Law.

6.9          Taxes.

6.9.1       Withholding Taxes.  All payments due and payable by a Party (the “Paying Party”) under this Agreement will be made without any deduction or withholding, unless such deduction or withholding tax is required by Applicable Law.  If the Paying Party is so required to deduct or withhold, the Paying Party shall (a) promptly notify the other Party (the

“Non-Paying Party”) of such requirement; (b) remit to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Non-Paying Party; and (c) promptly forward to the Non-Paying Party an official receipt (or certified copy), or other documentation reasonably acceptable to the Non-Paying Party evidencing such payment to such authorities.  Notwithstanding the foregoing, if the Non-Paying Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, the applicable deduction or withholding tax, it may deliver to the Paying Party or the appropriate governmental authority (with the assistance of the Paying Party to the extent that this is reasonably required) the prescribed forms necessary to reduce the deduction or applicable rate of withholding or to relieve the Paying Party of its obligation to deduct or withhold tax, and the Paying Party shall apply the reduced deduction or rate of withholding, or dispense with deduction or withholding, as the case may be, provided that the Paying Party has received evidence of the Non-Paying Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization).

6.9.2       Withholding Taxes Resulting from Withholding Tax Action.  If the Paying Party (or its Affiliates or successors) is required to make a payment to the Non-Paying Party subject to a deduction or withholding of tax, then if such deduction or withholding of tax obligation arises or is increased solely as a result of the assignment or transfer of all or a portion of this Agreement by the Paying Party (or its Affiliates or successors) as a result of which payments arise or are deemed to arise in a territory other than in the United States, or there is a change in the tax residency of the Paying Party (or its Affiliates or successors), or the payments arise or are deemed to arise through a branch of the Paying Party in a territory other than the United States (a “Paying Party Withholding Tax Action”), then notwithstanding any other provision in this Agreement, the payment by the Paying Party (in respect of which such deduction and withholding of tax is required to be made) shall be increased by the amount necessary to ensure that the Non-Paying Party receives an amount equal to the same amount that it would have received had no Paying Party Withholding Tax Action occurred.

6.9.3       Indirect Taxes. All payments are exclusive of Indirect Taxes.  If any Indirect Taxes are chargeable in respect of any payments, the Paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the Non-Paying Party in respect of those payments.  The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If such amounts of Indirect Taxes are refunded to the Non-Paying Party by the applicable tax authority or other fiscal authority subsequent to payment, the Non-Paying Party will transfer such amount to the Paying Party within [**] days of receipt.  For purposes of this section, “Indirect Taxes” shall mean value added taxes, sales taxes, consumption taxes and other similar taxes.

6.10        Books and Records; Audit Rights.  Each Party (the “Audited Party”) shall keep (and, in the case of Kolltan, shall cause its Affiliates and Sublicensees to keep) complete, true and accurate books and records in accordance with the Accounting Standards in sufficient detail for the other Party (the “Auditing Party”) to determine the amount of any payments due to such Party under this Agreement. Each Auditing Party shall have the right, [**] at its own expense, to have an independent, certified public accounting firm of nationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, review any such records of the Audited Party in the location(s) where such records are maintained by the Audited Party upon reasonable notice (which shall be no less than [**] days’ prior written notice) and during regular business hours and under obligations of confidence, for the sole purpose of verifying the accuracy of the amounts paid under this Agreement within a [**] year period preceding the date of the request for review.  The Audited Party shall (and, in the case of Kolltan as the Audited Party, shall cause its Affiliates and Sublicensees to) make its (and their) personnel reasonably available to answer queries reasonably required for such report. The report of such accounting firm shall be limited to a certificate stating whether any report made or invoice or payment submitted by the Audited Party during such period is accurate or inaccurate and the amounts of any discrepancy.  No other information shall be provided to the Auditing Party.  The Audited Party shall receive a copy of each such report concurrently with receipt by the Auditing Party.  Should such inspection lead to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party shall pay the amount of the discrepancy within [**] days after its receipt from the accounting firm of the certificate showing the amount of the discrepancy.  The Auditing Party shall pay the full cost of the review unless the underpayment is greater than [**] percent ([**]%) of the amount due for the applicable period, in which case the Audited Party shall pay the reasonable costs charged by such accounting firm for such review.

ARTICLE 7
OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

7.1          Inventorship.  Inventorship for patentable inventions made in the course of Research, Development, Manufacture or Commercialization of the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products shall be determined in accordance with the patent laws of the jurisdiction where the invention was made; provided, however, that the issue as to whether any such invention is jointly made by the Parties shall be determined in accordance with the substantive Applicable Laws of the United States, irrespective of the country in which such invention is made.

7.2          Ownership.  Subject to the rights and licenses granted to Kolltan under this Agreement, as between the Parties, MedImmune shall own the entire right, title and interest in and to all inventions and discoveries (and Patents claiming patentable inventions therein) first made or discovered solely by employees or consultants of MedImmune or its Affiliates or acquired solely by MedImmune or its Affiliates in the course of Research, Development or Manufacture of the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products.  Kolltan shall own the entire right, title and interest in and to all inventions and discoveries (and Patents claiming patentable inventions therein) first made or discovered solely by employees or consultants of Kolltan or its Affiliates or acquired solely by Kolltan or its Affiliates in the course of Research, Development, Manufacture or Commercialization of the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products.  Each Party shall own an undivided, one-half interest in any Joint IP and, subject to the terms and conditions of this Agreement, shall retain the right to practice under such interest without the consent of or accounting to the other.  Subject to the terms of this Agreement, the rights of the Parties as joint owners shall be determined in accordance with the substantive Applicable Laws of the United States, irrespective of the country in which any invention or discovery is made or discovered.

7.3          Prosecution and Maintenance of Patents.

7.3.1       Kolltan Rights.

(a)           Kolltan shall have (i) the sole right, at Kolltan’s discretion and expense, to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) any Kolltan Patents throughout the world, and (ii) the first right, at Kolltan’s discretion (subject to the remainder of this Section 7.3.1), to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) (x) any MedImmune Patents throughout the world (subject to Section 12.10 of the Dyax Agreement) and (y) any Joint Patents throughout the world.

(b)           Promptly after the Effective Date, MedImmune shall transfer or disclose to Kolltan, in whatever manner or form Kolltan may reasonably request, all documents, correspondence and other information and materials Controlled by MedImmune as of the Effective Date that relate to the MedImmune Patents as reasonably necessary for Kolltan to exercise its rights under clause (ii)(x) of Section 7.3.1(a).  Such transfers and disclosures shall be made (i) in any manner or form reasonably requested by Kolltan and (ii) at MedImmune’s expense; provided, however, if at Kolltan’s request any such transfer or disclosure is made in any manner or form that is not reasonably standard in the biopharmaceutical industry for transfers or disclosures of a similar kind, such transfer or disclosure shall be made at Kolltan’s expense.

(c)           MedImmune shall reimburse Kolltan for the reasonable Out-of-Pocket Costs of Kolltan in the filing, prosecution and maintenance of any MedImmune Patent or Joint Patent; provided, however, that MedImmune shall have the right to assign any such Patent in any country (or, in case of a Joint Patent, to assign MedImmune’s interest in such Joint Patent in any country) to Kolltan, in which case such Patent (or Joint Patent) in such country shall thereafter be deemed a Kolltan Patent, or (in the case of a MedImmune Patent) to cause the abandonment of any such Patent in any country, at Kolltan’s election, and thereby to terminate MedImmune’s obligation to reimburse such costs incurred thereafter, upon [**] days’ written notice to Kolltan.  Kolltan will provide an invoice to MedImmune for reimbursement of Out-of-Pocket Costs within [**] days of receiving an invoice from a Third Party for such Out-of-Pocket Costs.

(d)           The Parties shall work together in good faith to agree upon a strategy for the prosecution of any MedImmune Patents and Joint Patents, including the list of countries in which such Patents will be filed; provided, however, that (subject to Section 7.3.1(e)) Kolltan shall have the final right to make such determinations.  Kolltan shall provide MedImmune with a draft of any prosecution filing related to any MedImmune Patents or Joint Patents at least [**] days in advance of submission (or, if such timing is not practicable, as far in advance of submission as practicable) and shall provide MedImmune an opportunity to provide comments on and make requests of Kolltan concerning such filing and shall consider in good faith any comments or requests regarding such filing that MedImmune may timely provide.  In addition, Kolltan shall provide to MedImmune such other information related to prosecution of any MedImmune Patents or Joint Patents as MedImmune may from time to time reasonably request to allow MedImmune to track prosecution and maintenance of such Patents and shall consider in good faith any comments that MedImmune may provide with respect to such matters.

(e)           Kolltan shall give MedImmune written notice reasonably, but in no event less than [**] days, in advance of any decision by Kolltan not to file an application for or to abandon the prosecution of or otherwise not maintain or extend any MedImmune Patent or Joint Patent in any country.  Upon receiving such notice, MedImmune shall have the right, at its own cost, to file, prosecute, maintain and extend, as the case may be, such MedImmune Patent or Joint Patent, in MedImmune’s name, in such country; provided, however, that MedImmune shall not exercise such right without the prior written consent of Kolltan (which Kolltan may withhold in its sole discretion) if Kolltan’s decision not to file an application for or to abandon the prosecution of or otherwise not maintain or extend such MedImmune Patent or Joint Patent is made for strategic business reasons (e.g., in countries with compulsory licensing policies).  If MedImmune exercises its rights under this Section 7.3.1(e) with respect to any Joint Patent in any country, Kolltan shall (i) assign its entire right, title and interest in such Joint Patent in such country to MedImmune, (ii) use reasonable efforts to make its authorized attorneys, agents or representatives available to MedImmune and to assist MedImmune in obtaining and maintaining such patent protection, and (iii) sign or use reasonable efforts to have signed all legal documents necessary to file and prosecute such Joint Patent or to obtain or maintain such Joint Patent.

7.3.2       MedImmune Rights.

(a)           MedImmune shall have (i) the sole right, at MedImmune’s discretion and expense, to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) any MedImmune Manufacturing Patents throughout the world, and (ii) the first right, at MedImmune’s discretion (subject to the remainder of this Section 7.3.2) and expense, to file, prosecute, and maintain (including with respect to any interference, derivation, re-issuance, re-examination, opposition or other post-grant proceedings) any MedImmune Additional Patents throughout the world.

(b)           The Parties shall work together in good faith to agree upon a strategy for the prosecution of any MedImmune Additional Patents, including the list of countries in which such MedImmune Additional Patents will be filed; provided, however, that (subject to Section 7.3.2(c)) MedImmune shall have the final right to make such determinations. MedImmune shall provide Kolltan with a draft of any prosecution filing related to any MedImmune Additional Patents at least [**] days in advance of submission (or, if such timing is not practicable, as far in advance of submission as practicable) and shall provide Kolltan an opportunity to provide comments on and make requests of MedImmune concerning such filing and shall consider in good faith any comments or requests regarding such filing that Kolltan may timely provide.  In addition, MedImmune shall provide to Kolltan such other information related to prosecution of any MedImmune Additional Patents as Kolltan may from time to time reasonably request to allow Kolltan to track prosecution and maintenance of such Patents and shall consider in good faith any comments that Kolltan may provide with respect to such matters.

(c)           MedImmune shall give Kolltan written notice reasonably, but in no event less than [**] days, in advance of any decision by MedImmune not to file an application for or to abandon the prosecution of or otherwise not maintain or extend any MedImmune Additional Patents in any country.  Upon receiving such notice, Kolltan shall have the right, at its own cost, to file, prosecute, maintain and extend, as the case may be, such MedImmune Additional Patents, in Kolltan’s name, in such country; provided, however, that Kolltan shall not exercise such right without the prior written consent of MedImmune (which MedImmune may withhold in its sole discretion) if MedImmune’s decision not to file an application for or to abandon the prosecution of or otherwise not maintain or extend such MedImmune Additional Patent is made for strategic business reasons (e.g., in countries with compulsory licensing policies).

7.4          Third Party Infringement.

7.4.1       Notice.  Each Party shall promptly report in writing to the other Party any known or suspected (a) infringement of any of the MedImmune Patents, MedImmune Additional Patents, Kolltan Patents or Joint Patents; (b) unauthorized use or misappropriation of any of the MedImmune Know-How, MedImmune Additional Know-How, Kolltan Know-How or Joint Know-How of which such Party becomes aware; or (c) notification under the Biologics Price Competition and Innovation Act of 2009, as amended, or any similar law, from a biosimilar applicant arising from the filing of an application for the Regulatory Approval of a product intending to show that such product is biosimilar to any Licensed Product (or, in the case of MedImmune as the notifying Party, any Follow-On Product) that is a reference product for which a claim of infringement of any of the MedImmune Patents, MedImmune Additional Patents, Kolltan Patents or Joint Patents by the manufacture or sale of such product could reasonably be asserted, and shall provide the other Party with all available evidence regarding such known or suspected infringement or unauthorized use.

7.4.2       Enforcement of Patents.

(a)           Kolltan Rights.

(i)            Kolltan shall have (x) the sole right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce any Kolltan Patents throughout the world and (y) the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce (A) any MedImmune Patents throughout the world and (B) any Joint Patents throughout the world; provided, however, that Kolltan shall not initiate any such lawsuit or take such other action with respect to any matter described in this clause (y) without first consulting with MedImmune and giving good faith consideration to any reasonable objection from MedImmune regarding Kolltan’s proposed course of action.  MedImmune shall cooperate in the prosecution of any suit under this Section 7.4.2(a)(i) as may be reasonably requested by Kolltan (including joining such suit as a plaintiff if Kolltan is unable to initiate or prosecute such action solely in its own name); provided, however, that Kolltan shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of MedImmune in connection with such cooperation.  In connection with any such proceeding, Kolltan shall not enter into any settlement admitting the invalidity of, or otherwise impairing MedImmune’s rights in, any MedImmune IP or Joint IP without the prior written consent of MedImmune.

(ii)           Any recoveries resulting from an action brought by Kolltan under Section 7.4.2(a)(i) shall (x) first be applied to reimburse each Party for all Out-of-Pocket Costs incurred by such Party in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs), and (y) second, as to any remainder after such reimbursements are made, be retained by Kolltan; provided, however, that (A) to the extent the award is based on lost profits with respect to a Licensed Product or Follow-On Product, MedImmune shall receive an amount equal to the royalty that would be payable, pursuant to Section 6.4, on the imputed amount of Net Sales of such Licensed Product or Follow-On Product, as applicable, in the country in which such infringement occurred based on the amount retained by Kolltan under this clause (y), and (B) to the extent the award reflects the amount of reasonable royalty payments due to Kolltan with respect to a Licensed Product or Follow-On Product (excluding, for clarity, any award to the extent described in clause (A) above), the amount retained by Kolltan under this clause (y) shall be deemed Net Sales hereunder (and accordingly subject to any applicable royalty obligation under Section 6.4).

(iii)          If Kolltan in good faith does not intend to initiate a lawsuit or take other reasonable action with respect to any matter described in clause (y) of Section 7.4.2(a)(i), then Kolltan shall notify MedImmune thereof (x) if there is no time limit for the filing of such action, within [**] days following the notice of alleged infringement, or (y) if there is a time limit for the filing of such action (including those set forth in Applicable Law), at least [**] days before the time limit, and upon receipt of such notice MedImmune shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing [**] days (or [**] days in the event there is a time limit) notice to Kolltan and giving good faith consideration to Kolltan’s reason(s) for not initiating a lawsuit or taking other action; provided, however, that MedImmune shall not initiate such a lawsuit or take such other action without the prior written consent of Kolltan (which Kolltan may withhold in its sole discretion) if Kolltan’s decision not to exercise its first right with respect thereto was made for strategic business reasons.  Kolltan shall cooperate in the prosecution of any suit initiated by MedImmune to the extent permitted by the prior sentence as may be reasonably requested by MedImmune (including joining such suit as a plaintiff if MedImmune is unable to initiate or prosecute such action solely in its own name); provided, however, that MedImmune shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of Kolltan in connection with such cooperation.  Subject to the proviso in the immediately preceding sentence, any recoveries resulting from such an action brought by MedImmune in accordance with this Section 7.4.2(a)(iii)shall be retained by MedImmune.

(b)           MedImmune Rights.

(i)            MedImmune shall have (x) the sole right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce any MedImmune Manufacturing Patents throughout the world and (y) the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce any MedImmune Additional Patents throughout the world; provided, however, that MedImmune shall not initiate any such lawsuit or take such other action with respect to any matter described in this clause (y) without first consulting with Kolltan and giving good faith consideration to any reasonable objection from Kolltan regarding MedImmune’s proposed course of action.  Kolltan shall cooperate in the prosecution of any suit under this Section 7.4.2(b)(i) as may be reasonably requested by MedImmune (including joining such suit as a plaintiff if MedImmune is unable to initiate or prosecute such action solely in its own name); provided, however, that MedImmune shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of Kolltan in connection with such cooperation.  In connection with any such proceeding, MedImmune shall not enter into any settlement admitting the invalidity of, or otherwise impairing Kolltan’s rights in, any MedImmune Additional IP without the prior written consent of Kolltan.

(ii)           With respect to any lawsuit initiated or other action taken by MedImmune under clause (y) of Section 7.4.2(b)(i), (w) MedImmune shall keep Kolltan reasonably informed of the status of such lawsuit or action; (x) without limiting clause (w), MedImmune shall provide Kolltan with copies of any court filings or other material documents or correspondence received from any Third Party in connection with such lawsuit or action promptly after such filings or documents or correspondence are received by MedImmune; (y) MedImmune shall consult with Kolltan with respect to such lawsuit or action and consider any comments from Kolltan with respect to such lawsuit or action in good faith; and (z) without limiting clause (y), MedImmune shall provide Kolltan with drafts of any court filings or other material documents or correspondence to be filed or delivered by MedImmune prior to the date of filing or delivery such that Kolltan has a reasonable opportunity to review and provide comments, and to the extent Kolltan provides comments thereon promptly and in sufficient time to allow MedImmune to meet applicable filing requirements, MedImmune shall consider such comments in good faith.

(iii)          Any recoveries resulting from an action brought by MedImmune under Section 7.4.2(b)(i) shall (x) first be applied to reimburse each Party for all Out-of-Pocket Costs incurred by such Party in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs), and (y) second, as to any remainder after such reimbursements are made, (A) to the extent the award is based on lost profits with respect to a Licensed Product or Follow-On Product, such remainder shall be retained by Kolltan; provided, however, that if the award is based on lost profits with respect to a Licensed Product or Follow-On Product, then MedImmune shall receive an amount equal to the royalty that would be payable, pursuant to Section 6.4, on the imputed amount of Net Sales of such Licensed Product or Follow-On Product, as applicable, in the country in which such infringement occurred based on the amount retained by Kolltan under this clause (A); (B) to the extent the award reflects the amount of reasonable royalty payments due to Kolltan with respect to a Licensed Product or Follow-On Product (excluding, for clarity, any award to the extent described in clause (A) above), such remainder shall be retained by Kolltan; provided, however, that if the award is based on the amount of reasonable royalty payments due to Kolltan with respect to a Licensed Product or Follow-On Product, as applicable, then the amount retained by Kolltan under this clause (B) shall be deemed Net Sales hereunder (and accordingly subject to any applicable royalty obligation under Section 6.4); and (C) to the extent the award is not described in clauses (A) or (B) above, such remainder shall be equitably divided between MedImmune and Kolltan.

(iv)          If MedImmune in good faith does not intend to initiate a lawsuit or take other reasonable action with respect to any matter described in clause (y) of

Section 7.4.2(b)(i), then MedImmune shall notify Kolltan thereof (x) if there is no time limit for the filing of such action, within [**] days following the notice of alleged infringement, or (y) if there is a time limit for the filing of such action (including those set forth in Applicable Law), at least [**] days before the time limit, and upon receipt of such notice Kolltan shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing [**] days (or [**] days in the event there is a time limit) notice to MedImmune and giving good faith consideration to MedImmune’s reason(s) for not initiating a lawsuit or taking other action; provided, however, that Kolltan shall not initiate such a lawsuit or take such other action without the prior written consent of MedImmune (which MedImmune may withhold in its sole discretion) if MedImmune’s decision not to exercise its first right with respect thereto was made for strategic business reasons.  MedImmune shall cooperate in the prosecution of any suit initiated by Kolltan to the extent permitted by the prior sentence as may be reasonably requested by Kolltan (including joining such suit as a plaintiff if Kolltan is unable to initiate or prosecute such action solely in its own name); provided, however, that Kolltan shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of MedImmune in connection with such cooperation.  Subject to the proviso in the immediately preceding sentence, any recoveries resulting from such an action brought by Kolltan in accordance with this Section 7.4.2(b)(iv)shall be retained by Kolltan.

7.4.3       Conduct of Certain Actions; Costs.  The Party initiating legal action shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 7.4.2 (the “Initiating Party”). Unless otherwise expressly provided herein, the Initiating Party shall bear its own Out-of-Pocket Costs incurred in any such legal action, including the fees and expenses of the counsel selected by it.  The other Party shall have the right to participate and be represented in any such legal action (in cases where such other Party has standing) by its own counsel at its own expense.

7.5          Patent Invalidity Claim.  Each Party shall promptly notify the other in the event of any legal action (excluding any actions covered by Section 7.3) by any Third Party with respect to the validity of a MedImmune Patent, MedImmune Additional Patent, Kolltan Patent or Joint Patent of which it becomes aware.  With respect to any such action:

7.5.1       Kolltan shall have (a) the sole right, but not the obligation, at its expense, to defend against any such action relating to any Kolltan Patents throughout the world, and (b) the first right, but not the obligation, at its expense, to defend against any such action relating to any MedImmune Patents throughout the world and any Joint Patents throughout the world.  If Kolltan does not defend against any such action described in clause (b) above, then MedImmune shall have the right, but not the obligation, to defend such action at MedImmune’s expense; provided, however, that MedImmune shall not defend against any such action described without the prior written consent of Kolltan (which Kolltan may withhold in its sole discretion) if Kolltan’s decision not to exercise its first right with respect thereto was made for strategic business reasons.

7.5.2       MedImmune shall have (a) the sole right, but not the obligation, at its expense, to defend against any such action relating to any MedImmune Manufacturing Patents throughout the world and (b) the first right, but not the obligation, at its expense, to defend against any such action relating to any MedImmune Additional Patents throughout the world.  If

MedImmune does not defend against any such action described in clause (b) above, then Kolltan shall have the right, but not the obligation, to defend such action at Kolltan’s expense; provided, however, that Kolltan shall not defend against any such action described without the prior written consent of MedImmune(which MedImmune may withhold in its sole discretion) if MedImmune’s decision not to exercise its first right with respect thereto was made for strategic business reasons.  In addition, with respect to any such action described in clause(b) above, (i) MedImmune shall keep Kolltan reasonably informed of the status of such action; (ii) without limiting clause (i), MedImmune shall provide Kolltan with copies of any court filings or other material documents or correspondence received from any Third Party in connection with such action promptly after such filings or documents or correspondence are received by MedImmune; (iii) MedImmune shall consult with Kolltan with respect to such action and consider any comments from Kolltan with respect to such action in good faith; and (iv) without limiting clause (iii), MedImmune shall provide Kolltan with drafts of any court filings or other material documents or correspondence to be filed or delivered by MedImmune prior to the date of filing or delivery such that Kolltan has a reasonable opportunity to review and provide comments, and to the extent Kolltan provides comments thereon promptly and in sufficient time to allow MedImmune to meet applicable filing requirements, MedImmune shall consider such comments in good faith.

7.6          Patent Term Extensions.  The Parties shall cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country, where applicable to MedImmune Patents, MedImmune Additional Patents, Kolltan Patents and Joint Patents; provided, however, that (a) Kolltan shall have the right of final decision as to whether to seek patent term extensions or supplemental protection certificates or their equivalents in any country with respect to the MedImmune Patents, Kolltan Patents and Joint Patents, and (b) MedImmune shall have the right of final decision as to whether to seek patent term extensions or supplemental protection certificates or their equivalents in any country with respect to the MedImmune Additional Patents.

7.7          Patent Marking.  Kolltan shall comply with the patent marking statutes in each country in which a Licensed Product or Follow-On Product is sold by Kolltan, its Affiliates and/or its Sublicensees.

7.8          CREATE Act.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”).  MedImmune (a) without the prior written consent of Kolltan, shall not make any election under the CREATE Act with respect to the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products and (b) shall cooperate with Kolltan with respect to any actions taken by Kolltan in connection with any election made by Kolltan under the CREATE Act with respect to the Licensed Antibody, Licensed Products, Follow-On Antibodies or Follow-On Products.

7.9          Publications.

7.9.1       Publication by MedImmune.  Notwithstanding anything to the contrary in this Agreement, MedImmune may publish, present or otherwise disclose preclinical data relating to Licensed Antibody or Licensed Products, either orally or in writing, in a publication, presentation or other disclosure (a “MedImmune Publication”), only in accordance with the terms and conditions of this Section 7.9.1.

(a)           MedImmune shall provide a copy of any proposed MedImmune Publication to Kolltan at least [**] days prior to its submission or other disclosure, and Kolltan shall have [**] days from receipt of such proposed MedImmune Publication to provide comments and/or proposed changes to MedImmune.  Without limiting the remainder of this Section 7.9.1, MedImmune shall in good faith take into account any such comments and/or proposed changes.

(b)           Subject to the last sentence of Section 8.1 and Section 8.2, MedImmune shall not include any Confidential Information of Kolltan (other than preclinical data relating to Licensed Antibody or Licensed Products) in any MedImmune Publication without Kolltan’s prior written consent.

(c)           If Kolltan reasonably determines that any MedImmune Publication would entail the disclosure of any MedImmune Know-How or Joint Know-How upon which Kolltan desires to file a patent application, or if MedImmune has made the decision not to draft and file a patent application covering any MedImmune Additional Know-How disclosed in any proposed MedImmune Publication, then, at Kolltan’s request, disclosure of the proposed MedImmune Publication shall be delayed for a period not to exceed [**] days after the date of proposed submission or disclosure to enable Kolltan to draft and file a patent application covering such MedImmune Know-How, Joint Know-How or MedImmune Additional Know-How, as applicable.

(d)           MedImmune shall designate appropriate authors in accordance with generally recognized standards for academic publications on any MedImmune Publication.

7.9.2       Publication by Kolltan.  Notwithstanding anything to the contrary in this Agreement, Kolltan may publish information or data relating to the Licensed Antibody or Licensed Products in a scientific journal (a “Kolltan Publication”), only in accordance with the terms and conditions of this Section 7.9.2.

(a)           Prior to the Option Termination Date, (i) Kolltan shall provide to MedImmune a copy of any proposed Kolltan Publication at least [**] days prior to submission, (ii) MedImmune shall have [**] days from receipt of such proposed Kolltan Publication to provide comments to Kolltan, and (iii) without limiting the remainder of this Section 7.9.2, Kolltan may, in its sole discretion, take into account any such comments.  From and after the Option Termination Date, Kolltan shall have no obligation to provide a copy of any proposed Kolltan Publication to MedImmune prior to submission or other disclosure.

(b)           Subject to the last sentence of Section 8.1 and Section 8.2, Kolltan shall not include any Confidential Information of MedImmune in any Kolltan Publication without MedImmune’s prior written consent.

(c)           Kolltan shall designate appropriate authors in accordance with generally recognized standards for academic publications on any Kolltan Publication.

7.10        Existing Proceedings.

7.10.1     Prosecution by MedImmune.  Until such time as Kolltan assumes control of a particular Existing Proceeding pursuant to Section 7.10.2, MedImmune shall continue to prosecute such Existing Proceeding.  MedImmune shall provide Kolltan with a draft of any filing or document to be submitted related to any such Existing Proceeding at least [**] days in advance of submission (or, if such timing is not practicable, as far in advance of submission as practicable) and shall provide Kolltan an opportunity to provide comments on and make requests of MedImmune concerning such filing or document and shall consider in good faith any comments or requests regarding such filing or document that Kolltan may timely provide.  In addition, MedImmune shall provide to Kolltan such other information related to such Existing Proceeding as Kolltan may from time to time reasonably request to allow Kolltan to track such Existing Proceeding and shall consider in good faith any comments that Kolltan may provide with respect to such matters.  MedImmune shall also work with Kolltan in good faith with respect to the strategy for the prosecution of such Existing Proceeding.

7.10.2     Assumption of Control by Kolltan.  MedImmune shall give Kolltan written notice reasonably, but in no event less than [**] days, in advance of any decision by MedImmune not to continue to prosecute any Existing Proceeding.  Upon receiving such notice, Kolltan shall have the right, at its own cost, to continue to prosecute such Existing Proceeding.  In addition, Kolltan shall have the right, at Kolltan’s discretion and at its own cost, at any time to assume control of any Existing Proceeding by providing written notice to MedImmune.  If Kolltan exercises its rights under this Section 7.10.2, MedImmune shall transfer or disclose to Kolltan, in whatever manner or form Kolltan may reasonably request, all documents, correspondence and other information and materials Controlled by MedImmune (and not previously disclosed to Kolltan) as reasonably necessary for Kolltan to exercise its rights under this Section 7.10.2.  Such transfers and disclosures shall be made (a) in any manner or form reasonably requested by Kolltan and (b) at MedImmune’s expense; provided, however, if at Kolltan’s request any such transfer or disclosure is made in any manner or form that is not reasonably standard in the biopharmaceutical industry for transfers or disclosures of a similar kind, such transfer or disclosure shall be made at Kolltan’s expense.  In addition, MedImmune shall (x) use reasonable efforts to make its authorized attorneys, agents or representatives available to Kolltan and to assist Kolltan in transitioning control of such Existing Proceeding to Kolltan and (y) sign or use reasonable efforts to have signed all legal documents necessary to transfer control of such Existing Proceeding to Kolltan.

7.10.3     Assistance.  If Kolltan assumes control of an Existing Proceeding pursuant to Section 7.10.2, MedImmune shall provide such cooperation in the prosecution of such proceeding as may be reasonably requested by Kolltan (including permitting Kolltan to continue such proceeding in MedImmune’s name if Kolltan is unable to prosecute such proceeding solely in Kolltan’s own name); provided, however, that Kolltan shall promptly reimburse all Out-of-Pocket Costs (including reasonable counsel fees and expenses) of MedImmune in connection with such cooperation.

ARTICLE 8
CONFIDENTIALITY

8.1          Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How in any form (whether written, oral, graphic, photographic, electronic, magnetic, or otherwise) that is disclosed to the Receiving Party by the other Party (the “Disclosing Party”) directly, or indirectly in the course of the Receiving Party’s performing its obligations or exercising its rights under this Agreement (collectively, “Confidential Information”).  Notwithstanding anything to the contrary in this Agreement, (a) any Regulatory Documentation relating to the Licensed Antibody or Licensed Products shall be deemed to be the Confidential Information of Kolltan (and not MedImmune), (b) any MedImmune Know-How, MedImmune Additional Know-How and Joint Know-How shall be deemed to be the Confidential Information of each Party and (c) subject to Section 8.3, the terms of this Agreement shall be deemed to be the Confidential Information of each Party.  Notwithstanding the foregoing, the restrictions set forth in the first sentence of this Section 8.1 shall not apply to Confidential Information of the Disclosing Party to the extent that it can be established by the Receiving Party that such Confidential Information:

8.1.1       was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party pursuant to this Agreement, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

8.1.2       was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

8.1.3       became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

8.1.4       was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

8.2          Authorized Disclosure.  Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows:

8.2.1       under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights expressly granted or reserved under this Agreement; provided, however, that the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information;

8.2.2       to the extent such disclosure is reasonably necessary in filing or prosecuting patent and copyright applications, prosecuting or defending litigation, complying with applicable governmental regulations (including the rules and regulations of any stock exchange or NASDAQ), preparing and submitting filings to Regulatory Authorities or as otherwise required by Applicable Law; provided, however, that if a Receiving Party is required by Applicable Law to make any such disclosure of a Disclosing Party’s Confidential Information (other than a disclosure to a Regulatory Authority in a filing required by Applicable Law) it will give reasonable advance notice to the Disclosing Party of such disclosure requirement and shall furnish only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish;

8.2.3       in communications with existing or bona fide prospective acquirers, merger partners, lenders, investors, licensees, sublicensees or collaborators, and consultants and advisors of the Receiving Party in connection with transactions or bona fide prospective transactions with any of the foregoing, in each case on a need to know basis and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided, however, that the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information; or

8.2.4       to the extent mutually agreed to in writing by the Parties.

8.3          Press Release; Disclosure of Agreement.

8.3.1       On or promptly after the Effective Date, the Parties shall issue a joint public announcement of the execution of this Agreement or each Party shall issue a separate public announcement of the execution of this Agreement; provided, however, that the content of any such public announcement (whether joint or separate) shall be mutually agreed by the Parties.  Thereafter, (a) subject to Section 7.9.1, MedImmune shall not (i) issue any other press release regarding this Agreement or the Parties’ activities hereunder without the prior written consent of Kolltan or (ii) make any other disclosures regarding this Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except for any disclosure that is reasonably necessary to comply with applicable securities exchange listing requirements or other Applicable Law; provided, however, that (x) the restrictions set forth in clauses (i) and (ii) above shall terminate at such time, if any, as this Agreement terminates pursuant to Section 5.4.3(a); and (y) if it is determined that the Parties will enter into the Co-Development and Co-Commercialization Agreement pursuant to Section 5.4.3(c) or 5.4.3(d), Kolltan shall not unreasonably withhold its consent to any press release proposed to be issued by MedImmune with respect to the Parties’ entering into the Co-Development and Co-Commercialization Agreement; and (b) subject to Section 7.9.2, Kolltan may, in its sole discretion, issue other press releases regarding its Development and Commercialization activities hereunder (including any results or data arising hereunder); provided, however, that Kolltan shall not issue any other press releases regarding the terms of this Agreement or the exercise by either Party of its rights under ARTICLE 5 without the prior written consent of MedImmune.

8.3.2       Each Party shall, if practicable, give the other Party a reasonable opportunity to review those portions of all filings with the United States Securities and Exchange Commission (or any stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the United States) describing the terms of this Agreement (including any filings of this Agreement) prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

8.4          Existing Confidentiality Agreement.  For the avoidance of doubt, any information disclosed by either Party to the other Party prior to the Effective Date pursuant to the Mutual Confidentiality Agreement, dated July 12, 2012, between MedImmune and Kolltan (the “Existing Confidentiality Agreement”) shall be treated as Confidential Information of the disclosing Party for all purposes under this Agreement.

8.5          Remedies.  In the event a Party breaches the confidentiality obligations set forth in this ARTICLE 8, the other Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the breaching Party from any violation or threatened violation of this ARTICLE 8.

8.6          Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof).  In addition, the Receiving Party shall destroy: (a) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.  Alternatively, upon written request of the Disclosing Party, upon such expiration or termination, the Receiving Party shall destroy all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party.  Nothing in this Section 8.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE 8 with respect to any Confidential Information contained in such archival tapes or other electronic back-up media.  Any requested destruction of Confidential Information shall be certified in writing to the Disclosing Party.  Notwithstanding the foregoing, (i) the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this ARTICLE 8 and (ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents to the extent reasonably required (x) to comply with Applicable Law and regulatory requirements; (y) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; and (z) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement.  Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE 8.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1          Representations and Warranties of Both Parties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

9.1.1       Such Party is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

9.1.2       Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

9.1.3       This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

9.1.4       The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which such Party or its Affiliates is a party or by which such Party or its Affiliates is bound (including, with respect to MedImmune, any In-License Agreement), nor violate any Applicable Law.

9.1.5       No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as necessary to conduct clinical trials or to seek or obtain Regulatory Approvals.

9.2          Representations, Warranties and Covenants of MedImmune.  MedImmune hereby represents, warrants and covenants to Kolltan that:

9.2.1       MedImmune is, as of the Effective Date, and at all times will be, (a) the sole and exclusive owner of all of the MedImmune IP and MedImmune Additional IP other than the In-Licensed IP and (b) the sole and exclusive licensee of the In-Licensed IP other than the In-Licensed IP under the Dyax Agreement.  MedImmune’s rights to the MedImmune IP and MedImmune Additional IP are as of the Effective Date, and at all times will be, (x) free of all liens, mortgages, encumbrances, pledges and security interests of any kind in favor of any Third Party and (y) not subject to any rights of or licenses to any Governmental Authority.

9.2.2       As of the Effective Date, MedImmune has obtained from each employee and agent of MedImmune or its Affiliates who has performed activities in connection with the Research, Development or Manufacture of the Licensed Antibody or Licensed Products all right, title and interest in and to any inventions and discoveries made or discovered by such employee or agent in the course of conducting such activities.

9.2.3       The MedImmune Patents existing as of the Effective Date are listed on Exhibit 9.2.3.  There are no MedImmune Additional Patents existing as of the Effective Date.  As of the Effective Date, all documents required to be filed and all payments required to be made in order to maintain each MedImmune Patent and each MedImmune Additional Patent have been filed or made, as the case may be, in a timely manner, and no action has been taken that would constitute waiver, abandonment or any similar relinquishment of rights with respect to any such Patent.

9.2.4       As of the Effective Date, (a) MedImmune has taken reasonable measures to maintain the confidentiality of the MedImmune Know-How and MedImmune Additional Know-How and has disclosed the MedImmune Know-How and MedImmune Additional Know-How to Third Parties only under confidentiality obligations similar to those set forth in ARTICLE 8, and (b) to the knowledge of MedImmune, there is no actual infringement or misappropriation or threatened infringement or misappropriation of any MedImmune IP, MedImmune Additional IP or Regulatory Documentation related to the Licensed Antibody or Licensed Products by any Person.

9.2.5       As of the Effective Date, to the knowledge of MedImmune, (a) none of the MedImmune Patents or MedImmune Additional Patents is invalid or unenforceable, in whole or in part, and (b) the conception, development and reduction to practice of the MedImmune IP, MedImmune Additional IP and Regulatory Documentation related to the Licensed Antibody or Licensed Products have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.  There are not as of the Effective Date, nor have there been over the [**] year period immediately preceding the Effective Date, any actual (or, to MedImmune’s knowledge, threatened) claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any Government Authority (except in the ordinary administrative course of the granting of patents or approvals and proceedings relating thereto) or by any Third Party relating to the MedImmune IP, MedImmune Additional IP or Regulatory Documentation related to the Licensed Antibody or Licensed Products.

9.2.6       As of the Effective Date, except as listed in Exhibit 9.2.6, to the knowledge of MedImmune, the exercise by Kolltan of the rights, licenses and sublicenses granted to Kolltan by MedImmune under this Agreement, including the making, using, selling, offering for sale or import of the Licensed Antibody or any Licensed Product, will not infringe any intellectual property rights of any Third Party.  For clarity, a listing on Exhibit 9.2.6 is not a statement or admission regarding infringement.

9.2.7       As of the Effective Date, (a) each In-License Agreement is in effect, (b) to the knowledge of MedImmune, no party to any In-License Agreement is in breach of any provisions thereof and (c) no event has occurred under any In-License Agreement that would (with or without the passage of time) permit any party thereto (other than MedImmune or its applicable Affiliate) to terminate such In-License Agreement.

9.2.8       MedImmune and its Affiliates shall (a) not commit any act or permit the occurrence of any omission that would constitute a breach of any In-License Agreement or result in the termination thereof prior to the expiration thereof in accordance with the terms thereof, (b) not amend, modify or waive any rights under any In-License Agreement in such a way as to adversely affect Kolltan’s rights or obligations under this Agreement, or terminate any In-License Agreement, without Kolltan’s prior written consent, (c) promptly notify Kolltan of any breach of any In-License Agreement by any party thereto, the occurrence of which gives rise to a right of termination thereunder by any party thereto or causes automatic termination thereunder, and (d) subject to clause (b) above, use commercially reasonable efforts to enforce the terms of each In-License Agreement against each other party thereto.

9.2.9       This Agreement complies with any requirements or conditions set forth in any In-License Agreement with respect to the grant of a sublicense under MedImmune’s and its Affiliates rights under the In-Licensed IP.  Except as set forth on Exhibit 9.2.9, no In-License Agreement imposes, directly or indirectly, any obligation on Kolltan (as sublicensee of MedImmune’s and its Affiliates’ rights under the In-Licensed IP), or any obligation on MedImmune or its Affiliates to cause Kolltan (as sublicensee of MedImmune’s and its Affiliates’ rights under the In-Licensed IP), to take any action or refrain from taking any action.  Except as set forth on Exhibit 9.2.9, there are no restrictions on the rights of Kolltan as sublicensee of MedImmune’s and its Affiliates’ rights under the In-Licensed IP to use or disclose the In-Licensed IP, including granting further sublicenses thereunder.  Except as set forth in Exhibit 6.4.4, as between MedImmune and its Affiliates (on the one hand) and Kolltan (on the other hand), MedImmune and its Affiliates will make all payments required to be made under each In-License Agreement.

9.2.10     The In-Licensed IP under the MRC Agreement is not subject to any Third Party Rights (as defined in the MRC Agreement).

9.2.11     MedImmune or its applicable Affiliate under the Dyax Agreement (a) as of the Effective Date, has the right under its option under Clause 12 of the Dyax Agreement to obtain a MedImmune Product License (as defined in the Dyax Agreement) with respect to the Licensed Antibody and any Licensed Product to be Developed by Kolltan for any Target (as defined in the Dyax Agreement) reasonably contemplated by Kolltan’s Development activities hereunder, (b) until such time as MedImmune or its applicable Affiliate obtains a MedImmune Product License (as defined in the Dyax Agreement) with respect to the Licensed Antibody and any Licensed Product Developed or to be Developed by Kolltan for any Target (as defined in the Dyax Agreement) reasonably contemplated by Kolltan’s Development activities hereunder, shall maintain the right to do so, and (c) upon Kolltan’s written request, shall promptly take such actions as are reasonably necessary to obtain a MedImmune Product License (as defined in the Dyax Agreement) with respect to the Licensed Antibody or any Licensed Product Developed or to be Developed by Kolltan for any Target (as defined in the Dyax Agreement) reasonably contemplated by Kolltan’s Development activities hereunder.

9.2.12     Upon Kolltan’s written request, MedImmune or its applicable Affiliate under the Lonza Agreement shall promptly take such actions as are reasonably necessary to enter into a Product Schedule (as defined in the Lonza Agreement) with respect to the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product, so that the

Exploitation (as defined in the Lonza Agreement) of the Licensed Antibody or such Licensed Product, Follow-On Antibody or Follow-On Product, as applicable, is covered by the license grants set forth in Section 6.1 of the Lonza Agreement.

9.2.13     As of the Effective Date, (a) the Unredacted Provisions constitute all provisions of the In-License Agreements that are relevant to the rights and obligations of Kolltan as sublicensee under the In-Licensed IP and (b) nothing in any In-License Agreement conflicts with the Unredacted Provisions thereof.

9.2.14     Each Third Party that conducted activities under any Research Program is subject to written confidentiality and non-use obligations with respect to any Know-How related to such Research Program that are at least as stringent as those set forth in Sections 8.1 and 8.2, and no such Third Party has any rights in or to the Licensed Antibody or the Licensed Program.  Following the Effective Date, MedImmune will not cause or permit any Third Party to conduct any activities under any Research Program without the prior written consent of Kolltan.

9.2.15     As of the Effective Date, MedImmune has not (a) employed or used a contractor or consultant that has employed, any individual or entity debarred by the FDA (or subject to a similar sanction of EMA), or (b) employed any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in the conduct of any activities related to the Licensed Antibody.

9.2.16     As of the Effective Date, MedImmune has prepared, filed and maintained all Regulatory Documentation that (a) is relevant to the Licensed Antibody and Licensed Products and (b) Applicable Law requires MedImmune to have prepared, filed and maintained, in each case in accordance with Applicable Law, and all information contained therein is true, complete and correct in all material respects.

9.2.17     As of the Effective Date, all activities conducted by or on behalf of MedImmune with respect to the Licensed Antibody or Licensed Products have been conducted, in all material respects, in accordance with Applicable Law, GLP, GCP and GMP, as applicable.

9.2.18     Without limitation of Section 9.1.4, as of the Effective Date, MedImmune has the right to grant all rights, licenses and sublicenses granted to Kolltan under this Agreement (including a sublicense under all of the In-Licensed IP as contemplated by this Agreement) and has not granted to any Third Party any rights, licenses or sublicenses that are inconsistent with the rights, licenses and sublicenses granted to Kolltan under this Agreement.

9.2.19     As of the Effective Date, MedImmune has disclosed or made available to Kolltan all material information, documents and materials in its possession relating to the Licensed Antibody, and all such information, documents and materials are true, complete and correct in all material respects.

9.3          Mutual Covenants.  Each Party hereby covenants to the other Party that:

9.3.1       Such Party shall comply with all Applicable Law in the performance of this Agreement and the transactions contemplated hereby.

9.3.2       Such Party:

(a)           shall impose on each employee of such Party or its Affiliates who performs activities in connection with the Research, Development or Manufacture of the Licensed Antibody or Licensed Products the obligation to assign all right, title and interest in and to any inventions or discoveries made or discovered by such employee in the course of conducting such activities;

(b)           shall not (i) employ or use any contractor or consultant that employs any individual or entity debarred by the FDA (or subject to a similar sanction of EMA); or (ii) employ any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in each of clauses (i) and (ii) in the conduct of any activities in connection with the Research, Development, or Manufacture of the Licensed Antibody or Licensed Products.  If, at any time, (x) any individual or entity employed by such Party or any contractor or consultant used by such Party in the conduct of any activities in connection with the Research, Development or Manufacture of the Licensed Antibody or Licensed Products becomes debarred by the FDA (or subject to a similar sanction of EMA) or (y) any individual or entity employed by such Party in the conduct of any activities in connection with the Research, Development or Manufacture of the Licensed Antibody or Licensed Products becomes the subject of, or is threatened to be made the subject of, an FDA debarment investigation or proceeding (or similar proceeding of EMA), such Party shall immediately notify the other Party; and

(c)           shall perform all activities in connection with the Research, Development, and Manufacture of the Licensed Antibody and Licensed Products in compliance in all material respects with GLP, GCP and GMP (including those specified by the ICH), in each case as applicable;

provided, however, that the covenants set forth in this Section 9.3.2 shall terminate (1) upon the expiration of the Trigger Period (and any applicable Option Period), if as of such time MedImmune has not delivered an Exercise Notice, and (2) upon Kolltan’s payment of the Buyout Amount to MedImmune.

9.3.3       Neither Party shall grant any right, license or sublicense to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with any of the rights, licenses or sublicenses granted or to be granted to the other Party hereunder.

9.4          Disclaimer.  Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.  Without limiting the foregoing, except as otherwise expressly set forth in this Agreement, each Party disclaims any warranties with regards to:  (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any compounds, it provides or discovers under this Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

ARTICLE 10
INDEMNIFICATION AND INSURANCE

10.1        Indemnification by Kolltan.  Kolltan shall defend, indemnify and hold harmless the MedImmune Indemnitees from and against any and all losses, damages, fees, expenses, settlement amounts or costs (including reasonable attorneys’ fees and witness fees) (“Losses”) relating to or in connection with a Third Party claim arising out of (a) any death, personal bodily injury or damage to real or tangible personal property alleged or proven to result, directly or indirectly, from the possession, use or consumption of, or treatment with, the Licensed Antibody or any Follow-On Antibody, Licensed Product or Follow-On Product, in each case by or on behalf of Kolltan or its Affiliates or Sublicensees, including any product liability claims; (b) the Commercialization by or on behalf of Kolltan or its Affiliates or Sublicensees of the Licensed Antibody or any Follow-On Antibody, Licensed Product or Follow-On Product; (c) any actual or alleged infringement or unauthorized use or misappropriation of any Patent or other intellectual property right of a Third Party with respect to the activities of Kolltan or its Affiliates or Sublicensees hereunder; (d) any breach by Kolltan of its representations, warranties or covenants made under this Agreement; or (e) any illegal or negligent act or omission or willful misconduct of Kolltan or its Affiliates or Sublicensees or any of their employees, contractors or agents, in performing any activities under or in connection with this Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to an illegal act by or the gross negligence or willful misconduct of any MedImmune Indemnitees, or (ii) are otherwise subject to an obligation by MedImmune to indemnify the Kolltan Indemnitees under Section 10.2, as to which Losses the provisions of Section 10.4 shall apply.

10.2        Indemnification by MedImmune.  MedImmune shall defend, indemnify and hold harmless the Kolltan Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising out of (a) any activities conducted by MedImmune or its Affiliates with respect to the Licensed Antibody or Licensed Products on or prior to the Effective Date; (b) any death, personal bodily injury or damage to real or tangible personal property alleged or proven to result, directly or indirectly, from the possession, use or consumption of, or treatment with, any Licensed Antibody or Licensed Product included in or produced from the Inventory, including any product liability claims; (c) any actual or alleged infringement or unauthorized use or misappropriation of any Patent or other intellectual property right of a Third Party with respect to the activities of MedImmune or its Affiliates hereunder; (d) any breach by MedImmune of its representations, warranties or covenants made under this Agreement; or (e) any illegal or negligent act or omission or willful misconduct of MedImmune or its Affiliates or any of their employees, contractors or agents, in performing any activities under or in connection with this Agreement or the subject matter hereof, whether before or after the Effective Date; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to an illegal act by or the gross negligence or willful misconduct of any Kolltan Indemnitees, or (ii) are otherwise subject to an obligation by Kolltan to indemnify the MedImmune Indemnitees under Section 10.1, as to which Losses the provisions of Section 10.4 shall apply.

10.3        Procedure.  In the event of a claim by a Third Party against any Person entitled to indemnification under this Agreement, the Party claiming indemnification (in such capacity, the “Indemnified Party”) shall promptly notify the other Party (in such capacity, the “Indemnifying Party”) in writing of the claim (it being understood that the failure by the Indemnified Party to give prompt notice of a Third Party claim as provided in this Section 10.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give prompt notice).  Within [**] days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, undertake and solely manage and control, at its sole expense and with counsel reasonably satisfactory to the Indemnified Party, the defense of the claim.  If the Indemnifying Party does not undertake such defense in accordance with the preceding sentence, the Indemnified Party shall control such defense.  The Party not controlling such defense shall cooperate with the other Party and may, at its option and expense, participate in such defense with counsel of its choice; provided, however, that if the Indemnifying Party assumes control of such defense as set forth above and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party (or the relevant MedImmune Indemnitee or Kolltan Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnified Party’s counsel may fully participate in such defense and the Indemnifying Party shall be responsible for the reasonable fees and expenses of one counsel to the indemnified Persons solely in connection therewith.  The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof, shall provide the other Party copies of material documents and filings related to such action, suit, proceeding or claim and shall consider recommendations made by the other Party with respect thereto.  Except if the Indemnifying Party did not undertake defense of the claim as set forth above, or if the Indemnifying Party and the Indemnified Party (or the relevant MedImmune Indemnitee or Kolltan Indemnitee seeking indemnification) have conflicting interests with respect to such action, suit, proceeding or claim and the Indemnified Party engages separate counsel, as provided above, the Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent.  The Indemnified Party shall not settle any such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not settle, without the prior written consent of the Indemnified Party, any such action, suit, proceeding or claim, or consent to any judgment in respect thereof, that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party.

10.4        Allocation.  In the event a claim falls within the scope of the indemnity given by each Party in Section 10.1 or 10.2, as the case may be, any payments in connection with such claim shall be apportioned between the Parties in accordance with the degree of fault attributable to each Party.

10.5        EXCLUSION OF CONSEQUENTIAL DAMAGES.  EXCEPT WITH RESPECT TO A BREACH OF ARTICLE 8 OR THIRD PARTY CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 10, NEITHER MEDIMMUNE NOR KOLLTAN, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE FOR

ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER SUCH PARTY OR ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

10.6        Insurance.

10.6.1     MedImmune shall, at its own cost and expense, obtain and maintain in effect insurance at such levels sufficient to cover its obligations under this Agreement.  MedImmune shall furnish a certificate of insurance for any of the applicable policies as soon as practicable after the Effective Date and upon any renewal thereof.

10.6.2     Kolltan shall at its own cost and expense, obtain and maintain in effect the following insurance:

(a)           Property insurance written on an all-risk basis sufficient to cover the replacement value of the Inventory;

(b)           Commercial General Liability covering bodily injury and property damage with minimum limits of $[**] each occurrence and $[**] general aggregate, including Premises Liability, and Contractual Liability coverage for Kolltan’s indemnification obligations under this Agreement;

(c)           upon initiation by Kolltan of any human clinical trial of the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product, Products/Completed Operations Liability covering human clinical trials with minimum limits of $[**] each occurrence and $[**] policy aggregate;

(d)           Commercial Automobile Liability covering hired and non-owned vehicles with limits of at least $[**] combined single limit (bodily injury and property damage);

(e)           Workers’ Compensation as required by Applicable Law and Employer’s Liability coverage with a limit of not less than $[**]; and

(f)            Umbrella Liability coverage with minimum limits of at least $[**] each occurrence and $[**] general aggregate, sitting excess of the general liability, commercial auto liability and employer’s liability programs.

Each of the policies in clauses (b), (c), (d) and (f) above shall name MedImmune as an Additional Insured, and all of the above policies shall be primary to any liability insurance carried by MedImmune, which insurance(s) shall be excess and non-contributory for claims and losses arising out of the performance of this Agreement.  Kolltan shall furnish a certificate of insurance for any of the required policies as soon as practicable after the Effective Date (or such later time as Kolltan obtains the applicable policy) and upon any renewal thereof.  All such insurances as required under this Section 10.6.2 shall be written with a company or companies having a financial rating of not less than A- in the most current edition of Bests Key Rating Guide.

In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained for a period of not less than [**] years following the termination or expiration of this Agreement.

MedImmune shall promptly provide to Kolltan such information as Kolltan reasonably requests to enable Kolltan to comply with its obligations under this Section 10.6.2.

ARTICLE 11
TERM AND TERMINATION

11.1        Term; Expiration.  This Agreement shall become effective as of the Effective Date and, unless earlier terminated in accordance herewith, shall remain in effect until the expiration of the last to expire Royalty Term for any Licensed Product or Follow-On Product in any country.

11.2        Termination for Cause.

11.2.1     By Kolltan.  Kolltan may, without prejudice to any other remedies available to it under Applicable Law or in equity, terminate this Agreement (a) in its entirety, if MedImmune has materially breached or defaulted in the performance of its obligations hereunder or (b) with respect to a Program, if MedImmune has materially breached or defaulted in the performance of its obligations hereunder with respect to such Program, in either case ((a) or (b)) if such breach or default has continued for [**] days after written notice thereof describing such breach or default was provided to MedImmune by Kolltan.  Any such termination shall become effective at the end of such [**] day cure period, unless MedImmune has cured such breach or default prior to the expiration of such cure period.

11.2.2     By MedImmune.  MedImmune may, without prejudice to any other remedies available to it under Applicable Law or in equity, terminate this Agreement with respect to a Program if Kolltan has materially breached or defaulted in the performance of its obligations hereunder with respect to such Program and such breach or default has continued for [**] days after written notice thereof describing such breach or default was provided to Kolltan by MedImmune.  Any such termination shall become effective at the end of such [**] day cure period, unless Kolltan has cured such breach or default prior to the expiration of such cure period.

11.3        Termination for Insolvency Event.  Either Party may terminate this Agreement in its entirety or with respect to a Program effective upon written notice to the other Party if the other Party suffers an Insolvency Event.

11.4        Termination for Regulatory Reasons.  If Kolltan reasonably determines that it is not feasible for Kolltan to pursue the Development or Commercialization of Licensed Products for reasons of safety or lack of efficacy, then Kolltan may terminate this Agreement with respect to the Licensed Program upon thirty (30) days’ written notice to MedImmune.  If Kolltan reasonably determines that it is not feasible for Kolltan to pursue the Development or

Commercialization of Follow-On Products for reasons of safety or lack of efficacy, then Kolltan may terminate this Agreement with respect to the Follow-On Program upon thirty (30) days’ written notice to MedImmune.

11.5        Termination upon Effective Date of Co-Development and Co-Commercialization Agreement or Auction License Agreement.  In the event the Parties enter into the Co-Development and Co-Commercialization Agreement pursuant to Section 5.4.3(c) or 5.4.3(d), this Agreement shall terminate with respect to the Licensed Program upon the effective date thereof.  In the event the Parties enter into the Auction License Agreement pursuant to Section 5.4.3(e), this Agreement shall terminate with respect to the Licensed Program upon the effective date thereof.

11.6        Other Termination.  For clarity, this Agreement may be terminated with respect to the Licensed Program pursuant to Section 5.4.3(a) in accordance with the terms thereof.

11.7        Effect of Termination or Expiration.

11.7.1     Termination by Kolltan for Cause or Insolvency.  Subject to Section 11.8, upon termination of this Agreement in its entirety or with respect to a Program by Kolltan pursuant to Section 11.2.1 or 11.3:

(a)           the rights of Kolltan under ARTICLE 2 (including Section 2.1), ARTICLE 3, ARTICLE 4 and ARTICLE 7 (with respect to the terminated Program, if applicable) shall remain in effect;

(b)           subject to clause (e) below, the rights of MedImmune under ARTICLE 7 (with respect to the terminated Program, if applicable) shall remain in effect solely to the extent related to Joint IP;

(c)           the obligations and covenants of MedImmune under ARTICLE 3, ARTICLE 7 and ARTICLE 9 (with respect to the terminated Program, if applicable) shall remain in effect;

(d)           the provisions of ARTICLE 6 (with respect to the terminated Program, if applicable) shall remain in effect;

(e)           the provisions of Sections 2.4, 7.1 and 7.2 and ARTICLE 10 (with respect to the terminated Program, if applicable) shall remain in effect indefinitely, and the provisions of ARTICLE 8 (with respect to the terminated Program, if applicable) shall remain in effect for a period of [**] years after such termination; and

(f)            in the case of any termination with respect to a Program, all rights and obligations of the Parties with respect to the other Program shall, to the extent in effect immediately prior to such termination, remain in effect.

11.7.2     Termination Involving MedImmune’s Payment of the Product Acquisition Price.  Subject to Section 11.8, upon termination of this Agreement with respect to the Licensed Program by Kolltan pursuant to Section 5.4.3(a):

(a)           subject to clause (c) below, the rights and obligations of Kolltan under ARTICLE 7 with respect to the Licensed Program shall remain in effect solely to the extent related to any Joint IP other than Joint IP described in clauses (f) and (g) below;

(b)           MedImmune’s payment obligation under clause (y) of Section 5.4.3(a) shall remain in effect;

(c)           the rights of MedImmune under ARTICLE 7 with respect to the Licensed Program shall remain in effect, and subject to clause (d) below, the obligations of MedImmune under ARTICLE 7 with respect to the Licensed Program shall remain in effect solely to the extent related to any Joint IP other than Joint IP described in clauses (f) and (g) below;

(d)           the provisions of Sections 2.4, 7.1 and 7.2 with respect to the Licensed Program shall remain in effect indefinitely, and the provisions of ARTICLE 8 with respect to the Licensed Program shall remain in effect for a period of [**] years after such termination; provided, however, that from and after such termination, (i) any MedImmune Know-How, MedImmune Additional Know-How and Regulatory Documentation, in each case related to the Licensed Program (but excluding any MedImmune Know-How, MedImmune Additional Know-How and Regulatory Documentation related to the Follow-On Program), and any Regulatory Documentation and Know-How assigned to MedImmune pursuant to clause (f) below, shall be deemed to be the Confidential Information of MedImmune (and not Kolltan) and (ii) any Know-How exclusively licensed to MedImmune pursuant to clause (g) below and any Joint Know-How with respect to the Licensed Program shall be deemed to be Confidential Information of each Party;

(e)           the provisions of ARTICLE 10 with respect to the Licensed Program shall remain in effect; provided, however, that from and after such termination, in addition to the other grounds for indemnification set forth in Section 10.2, MedImmune shall defend, indemnify and hold harmless the Kolltan Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising out of (i) any death, personal bodily injury or damage to real or tangible personal property alleged or proven to result, directly or indirectly, from the possession, use or consumption of, or treatment with, the Licensed Antibody or any Licensed Product, in each case by or on behalf of MedImmune or its Affiliates or sublicensees, including any product liability claims, and (ii) the Commercialization by or on behalf of MedImmune or its Affiliates or sublicensees of the Licensed Antibody or any Licensed Product;

(f)            Kolltan shall assign to MedImmune all of Kolltan’s right, title and interest in and to (i) any Regulatory Documentation Controlled by Kolltan or its Affiliates as of the effective date of such termination that is related to the Licensed Antibody or Licensed Products (but excluding any such Regulatory Documentation that is related to Follow-On Antibodies or Follow-On Products) and (ii) any Know-How or Patents that (x) are Controlled by Kolltan or its Affiliates as of the date of such termination and (y) solely relate to the Licensed Antibody or any Licensed Product or the Manufacture of the Licensed Antibody or any Licensed Product;

(g)           Kolltan hereby grants to MedImmune, effective as of the date of such termination, an exclusive, royalty-free license, with the right to grant sublicenses, under any Know-How or Patents (other than those included in clause (f) above) that (x) are Controlled by Kolltan or its Affiliates as of the date of such termination or within [**] months thereafter and (y) are necessary to Research, Develop, Manufacture or Commercialize the Licensed Antibody or any Licensed Product in the Field in the Territory, solely for the purpose of Researching, Developing, Manufacturing and Commercializing the Licensed Antibody and Licensed Products in the Field in the Territory;

(h)           Kolltan shall reasonably cooperate with MedImmune to effect an orderly transfer or disclosure, as applicable, to MedImmune of the Know-How and Regulatory Documentation described in clauses (f) and (g) above; and

(i)            all rights and obligations of the Parties with respect to the Follow-On Program shall, to the extent in effect immediately prior to such termination, remain in effect.

11.7.3     Termination by MedImmune for Cause or Insolvency or by Kolltan for Regulatory Reasons.  Subject to Section 11.8, upon termination of this Agreement in its entirety or with respect to a Program by MedImmune pursuant to Section 11.2.2 or 11.3 or by Kolltan pursuant to Section 11.4:

(a)           subject to clause (c) below, the rights and obligations of Kolltan under ARTICLE 7 (with respect to the terminated Program, if applicable) shall remain in effect solely to the extent related to Joint IP;

(b)           the rights of MedImmune under ARTICLE 7 (with respect to the terminated Program, if applicable) shall remain in effect, and subject to clause (c) below, the obligations of MedImmune under ARTICLE 7 (with respect to the terminated Program, if applicable) shall remain in effect solely to the extent related to Joint IP;

(c)           the provisions of Sections 2.4, 2.5, 4.3 (with respect to the non-terminated Program, if applicable), 7.1 and 7.2 and ARTICLE 10 (with respect to the terminated Program, if applicable) shall remain in effect indefinitely, and the provisions of ARTICLE 8 (with respect to the terminated Program, if applicable) shall remain in effect for a period of [**] years after such termination; provided, however, that from and after such termination, (i) any MedImmune Know-How, MedImmune Additional Know-How and Regulatory Documentation (if applicable, in each case related to the terminated Program but excluding any MedImmune Know-How, MedImmune Additional Know-How and Regulatory Documentation related to the other Program) shall be deemed to be the Confidential Information of MedImmune (and not Kolltan) and (ii) any Joint Know-How (if applicable, related to the terminated Program) shall be deemed to be the Confidential Information of each Party;

(d)           solely in the case of termination with respect to the Licensed Program, in the event that MedImmune, in its sole discretion, requests in writing, Kolltan shall assign to MedImmune all of Kolltan’s right, title and interest in and to (i) any Regulatory Documentation Controlled by Kolltan as of the effective date of such termination that is related to the Licensed Antibody or Licensed Products (but excluding any such Regulatory

Documentation that is related to Follow-On Antibodies or Follow-On Products), (ii) all data and information to be provided to MedImmune under Section 5.1 of this Agreement, to the extent then available and not previously provided to MedImmune, and (iii) any Know-How or Patents that (x) were licensed or assigned by MedImmune or its Affiliates to Kolltan pursuant to this Agreement and (y) solely relate to the Licensed Antibody or any Licensed Product or the Manufacture of the Licensed Antibody or any Licensed Product, and Kolltan shall reasonably cooperate with MedImmune to effect an orderly transfer of such Regulatory Documentation and information to MedImmune;

(e)           solely in the case of termination with respect to the Licensed Program, in the event that MedImmune, in its sole discretion, requests in writing, the Parties shall enter into good faith negotiations with respect to an agreement pursuant to which Kolltan would grant to MedImmune a license under the Kolltan IP to Research, Develop, Manufacture and Commercialize the Licensed Antibody and Licensed Products, with terms regarding degree of exclusivity, royalty or other payments, access to or assignment of technical and other information or materials owned or controlled by Kolltan or its Affiliates, transfer or amendment of applicable agreements or arrangements with Third Parties and other appropriate transition matters to be negotiated in good faith;

(f)            Kolltan shall continue to communicate with Regulatory Authorities and complete any activities as required by Applicable Law with respect to its Development and Commercialization activities with respect to such Program hereunder; and

(g)           in the case of any termination with respect to a Program, all rights and obligations of the Parties with respect to the other Program shall, to the extent in effect immediately prior to such termination, remain in effect.

11.7.4     Termination with respect to the Licensed Program upon Effective Date of Co-Development and Co-Commercialization Agreement or Auction License Agreement.  Subject to Section 11.8, upon termination of this Agreement with respect to the Licensed Program pursuant to Section 11.5:

(a)           except as otherwise expressly set forth in the Co-Development and Co-Commercialization Agreement or Auction License Agreement, the provisions of Sections 2.4, 7.1 and 7.2 and ARTICLE 10 with respect to the Licensed Program shall remain in effect indefinitely, and the provisions of ARTICLE 8 with respect to the Licensed Program shall remain in effect for a period of [**] years after such termination;

(b)           solely in the case of termination pursuant to the second sentence of Section 11.5, the Parties’ obligations under Section 5.4.3(e)(iv)  shall remain in effect; and

(c)           all rights and obligations of the Parties with respect to the Follow-On Program shall, to the extent in effect immediately prior to such termination, remain in effect.

11.7.5     Expiration.  Subject to Section 11.8, upon expiration of this Agreement in accordance with Section 11.1:

(a)           the rights, licenses and sublicenses granted to Kolltan hereunder with respect to the Licensed Antibody, Licensed Products, Follow-On Antibodies and Follow-On Products shall, to the extent in effect immediately prior to such expiration, remain in effect but (to the extent they have not already done so) become fully paid-up, royalty-free, transferable (to the extent not transferable previously), perpetual and irrevocable; and

(b)           the provisions of Section 2.4, ARTICLE 7 (solely with respect to the MedImmune Additional Patents and the Joint IP) and ARTICLE 10 shall, to the extent in effect immediately prior to such expiration, remain in effect indefinitely, and the provisions of ARTICLE 8 shall, to the extent in effect immediately prior to such expiration, remain in effect for a period of [**] years after such termination.

11.7.6     Effect of Termination on Sublicenses Granted by Kolltan.  In the event that Kolltan grants to any Third Party any sublicense under any license or sublicense granted to Kolltan under Section 2.1 (the “Sublicensed Rights”), upon any termination of this Agreement in its entirety or with respect to the applicable Program that results in the termination of Kolltan’s rights to the Sublicensed Rights, if as of such termination the applicable sublicensee is not in breach of its obligations under the applicable sublicense agreement with Kolltan, then MedImmune shall, upon the reasonable request of such sublicensee, grant such sublicensee a license or sublicense, as applicable, under the Sublicensed Rights on substantially the same terms as Kolltan had previously granted such sublicensee a sublicense under the Sublicensed Rights.

11.8        Accrued Rights; Surviving Provisions.

11.8.1     Accrued Rights.  Termination or expiration of this Agreement in its entirety or with respect to a Program for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration, including any rights of Kolltan under Section 6.4.5 and any rights of MedImmune under Section 3.5.2 or Sections 6.6 through 6.10, and any and all damages or remedies arising from any breach hereunder.  Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

11.8.2     Surviving Provisions.  The provisions of Sections 5.4.4, 6.6 through 6.9 (solely with respect to amounts accrued but unpaid as expiration or termination), 6.10, 9.4, 11.7 and this Section 11.8 and ARTICLE 12, and any applicable definitions in ARTICLE 1, shall survive any expiration or termination of this Agreement in its entirety or with respect to a Program for any reason, in accordance with their respective terms and conditions, and for the duration stated or, if no duration is stated, indefinitely.

ARTICLE 12
MISCELLANEOUS

12.1        Dispute Resolution by Executive Officers.  In the event of any dispute between the Parties arising out of or in connection with this Agreement, including any dispute regarding the interpretation, effect, termination, validity, performance and/or breach of this Agreement or any amendments hereto (each, a “Dispute”), either Party may, by written notice to the other Party, refer the Dispute to the Executive Officers for attempted resolution by good faith negotiations for a period of [**] days after such notice is received (or such longer time as may be agreed by the Executive Officers) (the “Resolution Period”).  In the event a Dispute is referred to the Executive Officers in accordance with the preceding sentence, (a) the Parties shall cause their respective Executive Officers to meet with each other and attempt to resolve such Dispute through good faith negotiations for the duration of the Resolution Period and (b) if the Parties are able to resolve such Dispute during the Resolution Period, upon the request of either Party, a memorandum setting forth the resolution shall be prepared and signed by the Parties.  Notwithstanding anything to the contrary in this Agreement, neither Party shall initiate any action, suit or proceeding under Section 12.2 (other than any action for a temporary restraining order, preliminary injunction or other similar interim or conservatory relief) unless the applicable Dispute has been referred to the Executive Officers under this Section 12.1 and the Resolution Period with respect to such Dispute has expired.

12.2        Jurisdiction and Venue.

12.2.1     Subject to Section 12.2.2, each Party (a) irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the City of New York, State of New York (the “Court”) with respect to any Dispute, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such Court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party, and (c) agrees not to commence any action, suit or proceeding with respect to any Dispute except in such Court.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in the Court with respect to any matters to which it has submitted to jurisdiction in this Section 12.2.1.

12.2.2     Notwithstanding anything in this Agreement to the contrary, any Patent Matter shall be subject to adjudication in accordance with the laws of the country in which the applicable Patent is pending or has been issued.  The Parties agree that the venue of any such adjudication shall be (a) if the applicable Patent is pending in or has been issued by the United States, a U.S. federal district court sitting in the City of New York, State of New York, and (b) if the applicable Patent is pending in or has been issued by any other country, any competent court having jurisdiction over the subject of the Patent Matter sitting in the capital of such country (or if there is not any such competent court in the capital, a location reasonably proximate to the capital).  For any Patent Matter and any applicable court as described in the previous sentence, each Party (w) irrevocably submits to the jurisdiction of such court, (x) agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding relating to such Patent Matter in such court, (y) irrevocably waives any claim that any action, suit or proceeding relating to such Patent Matter in such court has been brought in an inconvenient forum, including any forum non conveniens argument, and (z) irrevocably waives the right to object, with respect to any action, suit or proceeding relating to such Patent Matter, that such court does not have any jurisdiction over such Party.

12.3        Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of New York without reference to conflicts of laws principles.

12.4        Assignment.

12.4.1     By MedImmune.  MedImmune may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Kolltan, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, MedImmune may assign its rights or obligations hereunder without the prior written consent of Kolltan (but shall notify Kolltan in writing promptly after any such assignment) (a) subject to the next sentence, by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest, provided that the assignee shall expressly agree to be bound by MedImmune’s obligations hereunder and that such sale is not primarily for the benefit of MedImmune’s creditors, and (b) to any of its Affiliates, provided that the assignee shall expressly agree to be bound by MedImmune’s obligations hereunder and that MedImmune shall remain responsible for its applicable Affiliate’s performance hereunder.  In the event of an acquisition of MedImmune or its assets or equity by a Third Party, such acquisition shall not provide Kolltan with rights or access to (x) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of MedImmune as a result of such acquisition, that exists prior to such acquisition, or (y) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of MedImmune as a result of such acquisition, that are filed or developed, as the case may be, after the date of such acquisition, in the case of (y) for so long as MedImmune (or, in the case of an acquisition of MedImmune’s assets by such Third Party, the applicable program of such Third Party) continues to conduct any activities related to this Agreement independently of such Third Party (or, in the case of an acquisition of MedImmune’s assets by such Third Party, any other programs of such Third Party), or such Affiliate of such Third Party, and without any sharing or transfer of relevant Know-How.

12.4.2     By Kolltan.

(a)           Kolltan may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of MedImmune, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Kolltan may assign its rights or obligations hereunder without the prior written consent of MedImmune (but shall notify MedImmune in writing promptly after any such assignment):

(i)            prior to the Option Termination Date and subject to Section 12.4.2(b), by way of sale of itself or the sale of the portion of its business to which this Agreement relates (the “Triggering Sale”), through merger, sale of assets or sale of stock or ownership interest, to any Third Party that as of the time of such Triggering Sale (x) is not Commercializing a Competing Product or (y) has not enrolled the first patient in a Clinical Trial of a Competing Product, which Clinical Trial for such Competing Product is: (1) a Phase 3 Clinical Trial, if, as of the time of such Triggering Sale, Kolltan has enrolled the first patient in a Phase 3 Clinical Trial of a Licensed Product; (2) a Phase 2 Clinical Trial or Phase 3 Clinical Trial, if, as of the time of such Triggering Sale, Kolltan has enrolled the first patient in a Phase 2

Clinical Trial of the Licensed Product but has not enrolled the first patient in a Phase 3 Clinical Trial of the Licensed Product; or (3) a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial, if as of the time of such Triggering Sale, Kolltan either (A) has not enrolled the first patient in any Clinical Trial of the Licensed Product or (B) has enrolled the first patient in a Phase 1 Clinical Trial of the Licensed Product but has not enrolled the first patient in a Phase 2 Clinical Trial of the License Product or a Phase 3 Clinical Trial of the Licensed Product (a “Same or Later Stage Clinical Trial”), provided that the assignee shall expressly agree to be bound by Kolltan’s obligations hereunder and that such Triggering Sale is not primarily for the benefit of Kolltan’s creditors;

(ii)           on or after the Option Termination Date and subject to Section 12.4.2(b), by way of a Triggering Sale to any Third Party, provided that the assignee shall expressly agree to be bound by Kolltan’s obligations hereunder and that such Triggering Sale is not primarily for the benefit of Kolltan’s creditors; provided, however, that if, as of the time of such Triggering Sale, such Third Party (x) is Commercializing a Competing Product or (y) has enrolled the first patient in a Same or Later Stage Clinical Trial of a Competing Product, then, at such Third Party’s election, which shall be delivered by written notice to MedImmune within [**] days after the date of such Triggering Sale, such Third Party shall, as promptly as practicable but in no event more than one year following the date of such Triggering Sale, either:

(x)           divest all of its right, title and interest in and to any Competing Product that, as of the time of such Triggering Sale, such Third Party is Commercializing or with respect to which such Third Party has enrolled the first patient in a Same or Later Stage Clinical Trial (and any failure by such Third Party to consummate such divestment within such time period shall be deemed a material breach of Kolltan’s obligations hereunder); or

(y)           assign all of its rights and obligations under this Agreement with respect to the Licensed Program to a Third Party that as of the time of such assignment (1) is not Commercializing a Competing Product or (2) has not enrolled the first patient in a Same or Later Stage Clinical Trial of a Competing Product; and

(iii)          to any of its Affiliates, provided that the assignee shall expressly agree to be bound by Kolltan’s obligations hereunder and that Kolltan shall remain responsible for its applicable Affiliate’s performance hereunder.

(b)           Limitations on Reach-Through.  In the event of any acquisition of Kolltan or its assets or equity by a Third Party under Section 12.4.2(a)(i) or 12.4.2(a)(ii), such acquisition shall not provide MedImmune with rights or access to (i) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of Kolltan as a result of such acquisition, that exists prior to such acquisition, or (ii) any Patents or Know-How of such Third Party, or any Affiliate of such Third Party that becomes an Affiliate of Kolltan as a result of such acquisition, that are filed or developed, as the case may be, after the date of such acquisition, in the case of (ii) for so long as Kolltan (or, in the case of an acquisition of Kolltan’s assets by such Third Party, the applicable program of such Third Party) continues to conduct any activities related to this Agreement independently of such Third Party (or, in the case of an acquisition of Kolltan’s assets by such Third Party, any other programs of such Third Party), or such Affiliate of such Third Party, and without any sharing or transfer of relevant Know-How.

12.4.3     By Either Party.  Subject to the foregoing provisions of this Section 12.4, this Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 12.4 shall be void.

12.5        Force Majeure.  Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party uses commercially reasonable efforts to remove the condition.  For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

12.6        Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by facsimile transmission (receipt verified) or reputable international business courier (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to MedImmune,

addressed to:
MedImmune, LLC
One MedImmune Way
Gaithersburg, MD 20878
Attention: EVP, Research
Facsimile: (301) 398-8268

with a copy to:
MedImmune, LLC
One MedImmune Way
Gaithersburg, MD 20878
Attention: Legal Department
Facsimile: (301) 398-9263

If to Kolltan,

addressed to:
Bulldog Pharmaceuticals, Inc.
Midocean Chambers, Road Town, Tortola
British Virgin Islands
Attention: Chief Executive Officer
Facsimile: +1 (284) 494-4568

with a copy to:
Kolltan Pharmaceuticals, Inc.
300 George St., Suite 530
New Haven, CT 06511
Attention: General Counsel
Facsimile: (203) 773-1300

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
One Front Street
San Francisco, CA 94111
Attention:  Jim Snipes
Facsimile:  415-955-6571

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof.  The effective date of any notice shall be (a) the date of delivery, if personally delivered during the recipient’s normal business hours (and otherwise the first (1st) Business Day after the date of delivery), (b) the Business Day following verification of receipt, if sent by facsimile, and (c) the Business Day after dispatch, if sent by courier service.

12.7        Export Clause.  Each Party agrees that, as of the Effective Date, it will not export or re-export restricted commodities or the technical data of the other Party in any form except in compliance with Applicable Law (including obtaining any required United States and non-United States government licenses).

12.8        Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

12.9        Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.10      Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties as to the subject matter of this Agreement and supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof.  In particular, and without limitation, this Agreement supersedes and replaces the Existing Confidentiality Agreement and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties as to the subject matter of this Agreement other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

12.11      Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

12.12      Headings; Construction; Interpretation.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Applicable Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement.  Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (b) any reference to any Applicable Law refers to such Applicable Law as from time to time enacted, repealed or amended; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; and (d) the words “include,” “includes,” “including,” “exclude,” “excludes,” and “excluding,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import.

12.13      Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.14      Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.

12.15      Performance by Affiliates.  To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

12.16      Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers.  Facsimile signatures and signatures transmitted via portable document format (PDF) shall be treated as original signatures.

[Signature page to follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MEDIMMUNE, LLC

By:	/s/ Bahija Jallal
Name: Bahija Jallal
Title: EVP

BULLDOG PHARMACEUTICALS, INC.

By:	/s/ Gerald McMahon
Name: Gerald McMahon
Title: Director

[Signature Page]

Exhibit 1.41

In-License Agreements

1.              MRC Agreement

2.              Dyax Agreement

3.              UT Agreement

4.              Lonza Agreement

Exhibit 1.41 - 1

Exhibit 1.42

In-Licensed IP

1.              CAT/MRC Patent Rights

Country	ApplicationStatus	AppNumber	FilDate	PatNumber
[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 5 pages were omitted. [**]

2.              Dyax Patent Rights

[**]

3.              UTSW Patent Rights

Ctry	Status	Application Number	Filing Date	Patent Number	Issue Date
[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 1 page was omitted. [**]

4.              Lonza Patent Rights

[**]

Territory	Appl. No.	Patent No.
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**]

[**]

Territory	Patent or Patent Appl. No.
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]

Exhibit 1.422 - 1

Territory	Patent or Patent Appl. No.
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]

a.              and (a) all patents and patent applications in any country or supranational jurisdiction corresponding to national stage counterparts to these patents and patent applications, and (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) any other Patents licensed to MedImmune under the Lonza Agreement.

5.              Unpatented and technical Know-How related to subject matter disclosed in applications listed above.

Exhibit 1.422 - 2

Exhibit 1.96

Research Programs

Research study with external CRO, [**], titled:  In Vivo Evaluation of MEDI3379 and [**] Alone in [**] Models of [**] in [**] Mice

Exhibit 1.96 - 1

Exhibit 3.4.1

Certain Know-How to be Transferred

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted. [**]

Exhibit 3.4.1 - 1

Exhibit 3.6.1

Inventory and Materials

Inventory (Unformulated Drug Substance and Drug Product)

[**]

Materials

[**]

Exhibit 3.6.1 - 1

Exhibit 3.6.2(a)

Inventory Storage, Formulation, Filling and Delivery

1.              Form of Licensed Antibody in the Inventory.  Without limiting Section 3.6.1 or Exhibit 3.6.1, the Licensed Antibody in the Inventory includes unformulated drug substance (“UDS”) and drug product in non-labeled vials (“DP”).

2.              Testing as of Effective Date.  Without limiting Section 3.6.2(c), MedImmune will communicate to Kolltan the results, as of the Effective Date, of any analytical testing and stability testing of the Inventory and will indicate whether (a) as of the Effective Date, the Inventory and Materials have been stored and maintained in accordance with the applicable storage specifications set forth in Exhibit 3.6.2(a)(i), (b) as of the Effective Date, stability testing of the Inventory has been conducted, and (c) as of the date of the last stability testing of the Inventory conducted prior to the Effective Date, the Inventory conformed to the applicable product specifications set forth in Exhibit 3.6.2(c)(i).

3.              Storage.  MedImmune will store the Inventory and Materials at MedImmune or MedImmune’s Third Party warehouse(s) (collectively, the “Warehouses”) for up to [**] days after the Effective Date without charge.  Kolltan will notify MedImmune within [**] days after the Effective Date of Kolltan’s decision to (a) continue storage of any or all quantities of the Inventory and the Materials at the Warehouses for a fee payable to MedImmune (“Storage Fee”) and/or (b) transfer any or all quantities of the the Inventory and Materials to a warehouse designated by Kolltan with transfer fees and storage fees for that warehouse paid directly by Kolltan.  If Kolltan elects continued storage of any quantites of the Inventory and Materials by MedImmune, the Parties shall, if applicable, mutally agree on the storage terms for the Materials (to the extent they have not done so already) and MedImmune will store such quantities at the Warehouses until (x) in the case of Inventory, the applicable quantity has expired as determined by the stability study for the Inventory (“Expiration Date”) or (y) in the case of Inventory and Materials, until directed by Kolltan to transfer the applicable quantity to a warehouse designated by Kolltan.  Any Inventory remaining in storage at the Warehouses after the Expiration Date will be destroyed or transferred to a warehouse designated by Kolltan, all according to Kolltan’s reasonable written instructions.  The Storage Fee will be a pass-through, without mark-up, of the storage fee paid by MedImmune for Kolltan’s Inventory and Materials at the Warehouses.  For so long as any part of the Inventory or Materials are stored at any Warehouse, Kolltan shall have the right, at reasonable times and upon reasonable advance notice, to reasonably inspect such Warehouse to confirm MedImmune’s compliance with its obligations under Section 3.6.2.

Exhibit 3.6.2(a) - 1

4.              Stability Studies.  MedImmune will continue to provide updates on the stability studies within [**] days after results become available under the stability study protocols, which will be provided to Kolltan.  MedImmune will charge a fee of $[**] for completion of the currently underway stability studies for Inventory.  To the extent that new stability studies for Inventory are required due to unforeseen circumstances, the Parties will discuss and agree on a reasonable fee.

5.              Delivery.  Kolltan will provide written instructions as to the timing and manner of delivery of Inventory and Materials out of storage.  MedImmune will deliver all Licensed Antibody in the Inventory as DP, i.e., drug product in non-labeled vialed form, unless otherwise requested by Kolltan.  MedImmune will not, and will have no obligation to, label or (subject to Section 6 below) package the Inventory.  MedImmune will prepare Inventory and Materials for shipment to Kolltan or to Kolltan’s designated Third Party.  At Kolltan’s request, MedImmune may recommend a contract manufacturer for labeling.  Kolltan will pay transfer costs to the contract manufacturer.

6.              Formulation and Filling.  When requested by Kolltan with no less than [**] months’ notice, MedImmune will fill DS into unlabeled vials and package them for shipment for a fee of $[**] per batch.  MedImmune will formulate UDS into DS for a fee of $[**] per batch.  At Kolltan’s request, MedImmune may recommend a contract manufacturer for filling, labeling and/or formulation and establish a plan for the transfer of the UDS and DS and the information necessary and customary in the industry to enable a Third Party to formulate UDS and fill DS for Kolltan.  Kolltan will pay for the cost of transfer to the contract manufacturer.

Exhibit 3.6.2(a) - 2

Exhibit 3.6.2(a)(i)

Inventory and Materials Storage Specifications

Drug Product:

Storage temperatures between [**]

Shipment temperatures between [**]

Unformulated Drug Substance:

Storage temperature at [**]

Master Cell Bank:

Stored in the [**].

Reference Standard

Storage temperature at less than [**]

Exhibit 3.6.2(a)(i) - 1

Exhibit 3.6.2(c)(i)

Inventory Product Specifications

In-process Targets for Process Intermediates

Product Name: MEDI3379 Unformulated Drug Substance (Process 1)	Material Number: [**]
Formulation: [**]
Storage Temperature: [**]	Storage Container: 16 L Celsius Bag
Maximum Dose: [**]	Body Mass: 40 – 150 kg
Version: 1.0

Test	Method Number	Target Expectations
Appearance	[**]	[**]
Total protein	[**]	[**]
pH	[**]	[**]
Reducing gel electrophoresis	[**]	[**]
Non-reducing gel electrophoresis	[**]	[**]
High performance size exclusion chromatography (HPSEC)	[**]	[**]
Capillary isoelectric focusing (cIEF)	[**]	[**]
MEDI3379 bioassay	[**]	[**]
Bioburden	[**]	[**]

Exhibit 3.6.2(c)(i) - 1

In-process Targets for Process Intermediates

Product Name: MEDI3379 Unformulated Drug Substance (Process 1)		Material Number: [**]
Formulation: [**]
Storage Temperature: [**]		Storage Container: 16 L Celsius Bag
Maximum Dose: [**]		Body Mass: 40 – 150 kg
Version: 1.0

Endotoxin (LAL)	QC-9744	[**]

COMMENTS:

[**].

Revision History

Version	Reason
[**]	[**]

APPROVALS

Role	Printed Name	Signature
Lot Release	[**]	[**] 02 May 12
Analytical Biochemistry	[**]	[**] 3 May 12
Quality Assurance	[**]	[**] 04 May 12

Exhibit 3.6.2(c)(i) - 2

Master Specification for Clinical Trial Material

Product Information

Product Name: MEDI3379 Drug Product (Process 1)

Formulation: [**]

Storage Condition: [**]	Material Number: [**]

Maximum Dose: [**]	Body Weight Range: 40 – 150 kg

Nominal Fill Volume: 1.0 mL	Fill Volume: 1.3 mL

Comments: Not applicable

Alternate Storage Conditions

Storage Condition: Not applicable	Material Number: Not applicable

Storage Condition: Not applicable	Material Number: Not applicable

Test, Method, and Acceptance Criteria

Test	Method	Acceptance Criteria
Appearance	[**]	[**]
pH	[**]	[**]
Total protein	[**]	[**]
Capillary isoelectric focusing	[**]	[**]
MEDI3379 bioassay	[**]	[**]
Reducing gel electrophoresis	[**]	[**]
Non-reducing gel electrophoresis	[**]	[**]
High performance size exclusion chromatography	[**]	[**]

Exhibit 3.6.2(c)(i) - 3

Test	Method	Acceptance Criteria
Endotoxin (LAL)	[**]	[**]
Sub-visible particles	[**]	[**]
Extractable volume	[**]	[**]
Osmolality	[**]	[**]
Sterility	[**]	[**]

Comments

[**]

Version History

Version	Reason
[**]	[**]

Exhibit 3.6.2(c)(i) - 4

Justification of Specification Worksheet
(New Specifications Only)

Section 1:  Material Type Abbreviations

BIVBP	= Bulk IV Bag Protectant
VIVBP	= Vialed IV Bag Protectant
BD	= Bulk Diluent
VD	= Vialed Diluent
BP	= Bulk Placebo
VP	= Vialed Placebo
DS	= Drug Substance
DP	= Drug Product

Section 2:  Material Types

Material Type#1

Product Name: MEDI3379 Drug Product (Process 1)	Master Specification #: [**]	Abbreviation: DP
Formulation: [**]
Storage Condition: [**]		Material Number: [**]
Nominal Fill Volume: 1.0mL	Target Fill Volume: 1.3 mL

Section 3:  Maximum Dosage

Maximum Dose	Applies to:	Reference	Justification
[**]	[**]	[**]	[**]

Exhibit 3.6.2(c)(i) - 5

Section 4:  Test, Acceptance Criteria and Justification

Text	Applies to:	Method Number	Acceptance Criteria	Justification
Appearance	DP	[**]	[**]	[**]
pH	DP	[**]	[**]	[**]
Total protein	DP	[**]	[**]	[**]
Capillary isoelectric focusing	DP	[**]	[**]	[**]
MEDI3379 bioassay	DP	[**]	[**]	[**]
Reducing gel electrophoresis	DP	[**]	[**]	[**]
Non-reducing gel electrophoresis	DP	[**]	[**]	[**]
High performance size exclusion chromatography	DP	[**]	[**]	[**]
Endotoxin (LAL)	DP	[**]	[**]	[**]
Sub-visible particles	DP	[**]	[**]	[**]
Extractable volume	DP	[**]	[**]	[**]
Osmolality	DP	[**]	[**]	[**]
Sterility	DP	Contract lab	[**]	[**]

Section 5:  Comments

[**]

Section 6:  Approvals

Role	Name	Signature	Date
CMC Analytical Representative	[**]	[**]	13 June 12

Exhibit 3.6.2(c)(i) - 6

Justification of Specification Worksheet
(New Specifications Only)

CMC Team Leader	[**]	[**]	14 June 12
MSWC Coordinator	[**]	[**]	15 June 12
ABC Senior Management	[**]	[**]	18 June 12

Exhibit 3.6.2(c)(i) - 7

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

Exhibit 3.6.2(c)(i) - 8

Exhibit 3.6.3(a)

Clinical and Research Supply Agreement Principles

1.             Supply Agreement - Overview

The Clinical and Research Supply Agreement (for purposes of this Exhibit, the “Supply Agreement”) will consist of general principles set forth in a main agreement and project addenda that will be entered into for specific manufacturing projects or for particular services (“Project Addenda”).  At this time the Parties anticipate separate Project Addenda for (1) research supply and Phase 1 & Phase 2 clinical supply, (2) Phase 3 clinical supply, and (3) special services not covered by the supply Project Addenda such as technology transfer (except for technology transfer by MedImmune upon termination as described below), process development, formulation development and the like.  Drug substance and drug product containing Licensed Antibody and Licensed Product are referred to in this Exhibit as “Product.”

1.1                     Manufacture.

MedImmune will manufacture for Kolltan those quantities of Product required by a Project Addendum.  Product will be manufactured and delivered in accordance with the Project Addendum and the Quality Agreement.  The Parties will agree on a forecasting procedure which may include a long term forecast and a binding forecast.

1.2                     Data Transfer.

MedImmune will provide to Kolltan a mutually agreed data set for each lot of Product to enable Kolltan to prepare documents required for Kolltan’s regulatory agency filings.  The foregoing sentence notwithstanding, MedImmune has no obligation under the Supply Agreement to disclose to Kolltan any MedImmune Manufacturing Know How related to MedImmune proprietary cell culture media and nutrient feeds used in the manufacturing process.

1.3                     Delivery Terms; Title and Risk of Loss.

Delivery terms will be FCA (Incoterms 2010) MedImmune’s facility.  Title and risk of loss or damage will pass to Kolltan upon delivery of Product to the designated carrier at MedImmune’s facility.  Kolltan will be responsible for obtaining governmental permits, consents and approvals required for export out of country of origin and for import into the destination country.

1.4                     Final Release of Product.

MedImmune will perform a manufacturer’s release of Product and will provide Kolltan with a certificate of analysis.  Kolltan will perform the final release of Product.

1.5                     Regulatory Matters.

When requested by Kolltan, MedImmune will provide to Kolltan documentation in support of GMP Manufacture of Product for filing by Kolltan with regulatory authorities in the U.S., any of the member states of the European Union, or other jurisdictions mutually agreed in writing.  If supporting such approval would require material changes or significant resources, then the Parties will first prepare a written action plan, which includes responsibilities and costs.

Exhibit 3.6.3(a) - 1

1.6                     Assistance to Kolltan.

MedImmune will provide reasonable assistance to Kolltan with respect to any filings related to the Product that Kolltan may wish to make to a regulatory authority; such assistance may include providing to Kolltan requested documentation with respect to the services performed under the Supply Agreement.  MedImmune further will provide reasonable assistance to Kolltan with respect to Kolltan responding to regulatory authorities.  Any additional assistance will be subject to a separate Project Addendum with a separate fee.

1.7                     Product Warranties; Acceptance and Rejection; Failure to Supply.

MedImmune will make customary warranties regarding any Product delivered to Kolltan under the Supply Agreement.  The Supply Agreement will contain procedures for acceptance and rejection of Product and procedures for dispute resolution related to rejection of Product.  The Supply Agreement will specify appropriate remedies for Kolltan if MedImmune fails to supply Product in a timely manner in accordance with the applicable warranties.

1.8                     Subcontractors

MedImmune may engage subcontractors identified on a list agreed by the Parties and attached as an exhibit to the Supply Agreement, to carry out MedImmune’s responsibilities under the Supply Agreement, provided that such subcontractors are subject to the applicable terms of the Supply Agreement and Quality Agreement.  The list of approved subcontractors may be updated from time to time by MedImmune with Kolltan’s prior written consent, which consent will not be unreasonably withheld.  MedImmune will remain responsible for the peformance by its subcontractors of its obligations under the Supply Agreement.

2.             Quality; Audit

A quality agreement will be executed at the same time as, or prior to, the execution of a Project Addendum for GMP manufacture (the “Quality Agreement”).  The Supply Agreement will include rights for Kolltan to audit and inspect MedImmune’s books, records and facilities as reasonably required to comply with regulatory requirements or confirm MedImmune’s compliance with its obligations under the Supply Agreement.

3.             Pricing

3.1.         MedImmune will supply Product to Kolltan at rates not materially different from those charged by third party contract manufacturers.

3.2.         Kolltan will pay invoices within [**] days after receipt.

4.             Compliance with Legal and Regulatory Requirements

4.1.         Appropriate provisions will be included in the Supply Agreement to ensure that each Party complies with all relevant local, national and international legal or regulatory requirements and other relevant requirements applicable to the manufacture, handing, transport and storage of Product.

5.             Document Retention

5.1.         Appropriate provisions will be included in the Supply Agreement with regard to maintaining appropriate documentation for patent and regulatory purposes and in full compliance with all applicable laws.

Exhibit 3.6.3(a) - 2

6.             Product Security and Waste Disposal

6.1.         Appropriate provisions will be included in the Supply Agreement with regard to product security and waste handling.

7.             Ownership of Results and Background IPR

7.1.         The applicable intellectual property provisions of the Agreement will be reflected as appropriate in the Supply Agreement.

8.             General Provisions

8.1.         Each Party agrees and acknowledges that the Supply Agreement will contain a number of other provisions that are standard in the biopharmaceutical manufacture industry, including with respect to insurance, indemnification, confidentiality, assignment, governing law and jurisdiction, which will not conflict or be inconsistent with the provisions of the Agreement.

9.             Termination

9.1.         Either Party shall have the right to terminate the Supply Agreement for convenience on appropriate notice (which in the case of MedImmune shall be on twelve (12) months’ notice not to be delivered prior to December 31, 2016); or for material breach of the Supply Agreement by the other Party or insolvency.

9.2.         The Supply Agreement shall automatically terminate:

9.2.1.                  upon termination of the Agreement in its entirety by MedImmune due to Kolltan’s material breach of the Agreement or insolvency; and

9.2.2.                  upon termination of the Agreement by Kolltan with respect to each of the Licensed Program and the Follow-On Program under Section 11.4 of the Agreement.

9.3.         Without limiting Section 3.6.3(b) of the Agreement (to the extent it survives termination of the Agreement, if applicable), in the event that the Supply Agreement is terminated other than (a) by MedImmune for Kolltan’s material breach of the Supply Agreement or insolvency or (b) as described in Section 9.2 of this Exhibit, MedImmune will perform such technology and knowledge transfer required to ensure continuity of supply for Kolltan.

Exhibit 3.6.3(a) - 3

Exhibit 5.4.1(c)

Co-Development and Co-Commercialization Agreement Terms

Capitalized terms used but not defined in this Exhibit shall have the meanings given to them in the Agreement.

Scope

The Co-Development and Co-Commercialization Agreement shall set forth the rights and obligations of the Parties with respect to the Development and Commercialization of the Licensed Antibody and Licensed Products in the Field in the Territory.

Upfront payment

Within [**] days after execution of the Co-Development and Co-Commercialization Agreement, MedImmune shall pay to Kolltan (a) if the Co-Development and Co-Commercialization Agreement is entered pursuant to Section 5.4.3(c) of the Agreement, an amount equal to [**] percent ([**]%) of the Product Acquisition Price, or (b) if the Co-Development and Co-Commercialization Agreement is entered pursuant to Section 5.4.3(d) of the Agreement, an amount equal to the Co-Agreement Amount (provided, however, that if the Co-Agreement Amount is less than or equal to zero, MedImmune shall not be required to pay Kolltan an upfront payment under this clause (b)).

License grants

Each Party shall grant the other Party a sole, royalty-free license (which license shall be exclusive as to Third Parties but not as to the licensor and its Affiliates), with the right to grant sublicenses (subject to restrictions to be set forth in the Co-Development and Co-Commercialization Agreement) under any Patents or Know-How owned or controlled by such Party that are necessary or reasonably useful for the Development or Commercialization of the Licensed Antibody or Licensed Products, to Develop and Commercialize the Licensed Antibody and Licensed Products in the Field in the Territory in accordance with the terms of the Co-Development and Co-Commercialization Agreement.

Governance

The Parties’ activities under the Co-Development and Co-Commercialization Agreement shall be generally overseen by a steering committee, which shall consist of an equal number of representatives of each Party (the “Steering Committee”). The Steering Committee shall act by consensus; provided, however, that if the Steering Committee is unable to reach consensus on a matter within the scope of its responsibility, the matter shall be escalated to the Executive Officers for attempted resolution in accordance with procedures set forth in the Co-Development and Co-Commercialization Agreement.

The Parties’ Development activities under the Co-Development and Co-Commercialization Agreement shall be specifically overseen by a development committee, which shall consist of an equal number of representatives of each Party (the “JDC”), and the Parties’ Commercialization activities under the Co-Development and Co-Commercialization Agreement shall be specifically

Exhibit 5.4.1(c) - 1

overseen by a commercialization committee, which shall consist of an equal number of representatives of each Party (the “JCC”). Each of the JDC and the JCC shall act by consensus; provided, however, that if either the JDC or the JCC is unable to reach consensus on a matter within the scope of its responsibility, the matter shall be escalated to the Steering Committee.

Development activities

The Steering Committee shall determine which Party shall have primary operational responsibility for conducting Development activities with respect to the Licensed Antibody and Licensed Products in accordance with a Development plan and budget approved (and, as applicable, amended) by the JDC and thereafter approved by the Steering Committee (the “Development Plan”). To the extent feasible and based on then-existing circumstances, the Steering Committee shall use reasonable efforts to ensure that Kolltan shall assume primary operational responsibility whenever possible.

Development diligence	Each Party shall use Commercially Reasonable Efforts to carry out the activities assigned to it under the Development Plan.

Development costs

Each Party shall bear 50% of the Development Costs.

“Development Costs” will be defined more specifically in the Co-Development and Co-Commercialization Agreement but generally will mean the sum of all out-of-pocket costs incurred by a Party or its Affiliates after the effective date of the Co-Development and Co-Commercialization Agreement that are specifically identifiable to (i) the Development of the Licensed Antibody or Licensed Products or (ii) the Manufacture of the Licensed Antibody or Licensed Products in support of such Development, in each case ((i) and (ii)) in accordance with the Development Plan (subject to any cost overruns that may be permitted under the Co-Development and Co-Commercialization Agreement).

Commercialization activities

The Parties shall conduct Commercialization activities with respect to Licensed Products in accordance with a Commercialization plan approved (and, as applicable, amended) by the JCC and thereafter approved by the Steering Committee (the “Commercialization Plan”).

Commercialization diligence	Each Party shall use Commercially Reasonable Efforts to carry out the activities assigned to it under the Commercialization Plan.

Exhibit 5.4.1(c) - 2

Net Profits/Losses

Each Party shall be receive or bear, as applicable, fifty percent (50%) of the Net Profits/Losses.

“Net Profits/Losses” will be defined more specifically in the Co-Development and Co-Commercialization Agreement but generally will mean Net Sales (as defined below) less Commercialization Costs.

“Net Sales” will be defined more specifically in the Co-Development and Co-Commercialization Agreement but generally will be defined in a manner analogous to the manner in which Net Sales are defined in the Agreement.

“Commercialization Costs” will be defined more specifically in the Co-Development and Co-Commercialization Agreement but generally will mean the sum of all out-of-pocket costs incurred by a Party or its Affiliates after the effective date of the Co-Development and Co-Commercialization Agreement that are specifically identifiable to (i)(x) the Commercialization of Licensed Products or (y) the Manufacture of Licensed Products in support of such Commercialization, in each case ((x) and (y)) in accordance with the Commercialization Plan (subject to any cost overruns that may be permitted under the Co-Development and Co-Commercialization Agreement), (ii) prosecution, maintenance, enforcement or defense of Patents, (iii) indemnification claims or other liabilities to Third Parties not attributable to a Party’s breach, negligence or willful misconduct or (iv) obligations to Third Parties under license or other agreements relating to relevant Patents or Know-How, to the extent agreed by the Parties, in each case excluding any costs to the extent deducted under the definition of Net Sales.

Supply

If MedImmune is interested in supplying the Parties’ requirements of the Licensed Antibody and Licensed Products for their Development and Commercialization activities under the Co-Development and Co-Commercialization Agreement, then the Parties shall negotiate in good faith regarding a mutually acceptable supply agreement; provided, however, that if the Parties in good faith are unable to agree on the terms of such a supply agreement within a reasonable period of time, then the Parties shall negotiate in good faith with one or more Third Parties regarding a supply agreement pursuant to which the applicable Third Party would supply the Parties’ requirements of the Licensed Antibody and Licensed Products for their Development and Commercialization activities under the Co-Development and Co-Commercialization Agreement.

If MedImmune is not interested in supplying the Parties’ requirements of the Licensed Antibody and Licensed Products for their Development and Commercialization activities under the Co-Development and Co-Commercialization Agreement, then the Parties shall mutually agree upon a Third Party to supply such requirements.

Exhibit 5.4.1(c) - 3

Confidentiality

The Co-Development and Co-Commercialization Agreement shall include provisions regarding protection of confidential information, including confidential information disclosed under or in connection with the Agreement, that are customary for similar transactions and, to the extent applicable, consistent with the corresponding provisions of the Agreement.

Other provisions

The Co-Development and Co-Commercialization Agreement shall include provisions regarding (a) termination, (b) ownership, prosecution, maintenance, enforcement and defense of relevant Patents, (c) representations and warranties, (d) indemnification, (e) assignment and change of control and (f) governing law and resolution of legal disputes, in each case that are customary for similar transactions and, to the extent applicable, consistent with the corresponding provisions of the Agreement, and such other provisions as may be agreed by the Parties.

Exhibit 5.4.1(c) - 4

Exhibit 6.4.4

Payments under Certain In-License Agreements

1.                                      UT Agreement.

1.1                               Capitalized terms used in this Section 1 but not defined in the Agreement shall have the meanings given to them in the UT Agreement.

1.2                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 5.1b of the UT Agreement, Kolltan shall pay Board the following milestone fees within [**] days of the applicable milestone event for each Licensed Product (as defined in the UT Agreement) that is a Licensed Product (as defined in this Agreement); provided, however that Kolltan shall not be required to make any such payment more than once for any Licensed Product (as defined in the UT Agreement):

Milestone Event	Amount
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

1.3                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 5.1c of the UT Agreement, Kolltan shall pay Board the following commercial success milestone fees on or before [**] of each year during the Term (as defined in the UT Agreement) based on the total worldwide Net Sales (as defined in the UT Agreement) of Licensed Products (as defined in this Agreement) in the previous Calendar Year:

Total Worldwide Net Sales (as defined in the UT Agreement) of Licensed Products (as defined in this Agreement) in the Previous Calendar Year	Amount
Greater than $[**] but less than or equal to $[**]	[**]
Greater than $[**] but less than or equal to $[**]	[**]
Greater than $[**] but less than or equal to $[**]	[**]
Greater than $[**] but less than or equal to $[**]	[**]
Greater than $[**]	[**]

Exhibit 6.4.4 - 1

Notwithstanding the foregoing, if for any Calendar Year there are Net Sales (as defined in the UT Agreement) of any product other than Licensed Products (as defined in this Agreement), then promptly after the end of such Calendar Year, MedImmune shall notify Kolltan of the total amount of Net Sales (as defined in the UT Agreement) of such products for such Calendar Year, and the amount payable by Kolltan under this Section 1.3 for such Calendar Year shall be the product of (a) the total amount owed by MedImmune or its applicable Affiliate to Board under Section 5.1c of the UT Agreement for such Calendar Year and (b) a fraction, the numerator of which is the amount of Net Sales (as defined in the UT Agreement) of Licensed Products (as defined in this Agreement) for such Calendar Year and the denominator of which is the total amount of Net Sales (as defined in the UT Agreement) for such Calendar Year.

2.                                      Dyax Agreement.

2.1                               Capitalized terms used in this Section 2 but not defined in the Agreement shall have the meanings given to them in the Unredacted Provisions of the Dyax Agreement.

2.2                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 13.3 of the Dyax Agreement, for any Licensed Product, Kolltan shall pay Dyax a royalty of [**] percent ([**]%) of Net Sales (as defined in the Dyax Agreement after substituting, for each reference in such definition to MedImmune Products, a reference to Licensed Products) of such Licensed Product; provided, however, that Kolltan shall not be required to pay such royalty with respect to sales of any Licensed Product in any country after the tenth (10th) anniversary of the first commercial sale of such Licensed Product in such country pursuant to a Regulatory Approval in such country.

3.                                      Lonza Agreement.

3.1                               Capitalized terms used in this Section 3 but not defined in the Agreement (or in any provision of this Section 3) shall have the meanings given to them in the Unredacted Provisions of the Lonza Agreement.

3.2                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 6.3 of the Lonza Agreement, for any Calendar Year, if any Product or End Product that is a Licensed Product with respect to which Commencement of Phase 2 Clinical Study has occurred, is manufactured for Kolltan by MedImmune using the LB System Technology, then Kolltan shall pay to Lonza Sales a license fee for such Calendar Year in the amount of the Applicable Amount; provided, however, that Kolltan shall not be required to make such payment for any Calendar Year (a) in which Lonza Sales or any of its Affiliates manufactures for Kolltan any Product or End Product that is a Licensed Product or (b) after the

Exhibit 6.4.4 - 2

Calendar Year in which the last-to-expire relevant patent (depending on which cell line is used for such Product or End Product) under the LB System Technology in Exhibit 2 to the Lonza Agreement in the country of manufacture expires.  For purposes of this Section 3.2, the “Applicable Amount” means (x) if the relevant Licensed Product is the first Product or End Product manufactured by MedImmune (or its Affiliates), regardless of whether any given Product or End Product is manufactured for MedImmune (or its Affiliates), Kolltan (or its Affiliates) or any Third Party, using the LB System Technology with respect to which Commencement of Phase 2 Clinical Study occurred, GBP [**] (£[**]), (y) if the relevant Licensed Product is the second, third or fourth Product or End Product manufactured by MedImmune (or its Affiliates), regardless of whether any given Product or End Product is manufactured for MedImmune (or its Affiliates), Kolltan (or its Affiliates) or any Third Party, using the LB System Technology with respect to which Commencement of Phase 2 Clinical Study has occurred, GBP [**] (£[**]), and (z) if the relevant Licensed Product is the [**] or later Product or End Product manufactured by MedImmune (or its Affiliates), regardless of whether any given Product or End Product is manufactured for MedImmune (or its Affiliates), Kolltan (or its Affiliates) or any Third Party, using the LB System Technology with respect to which Commencement of Phase 2 Clinical Study has occurred, [**] (£[**]).

3.3                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 6.5 of the Lonza Agreement, for any Product or End Product that is a Licensed Product and manufactured in any country for Kolltan by MedImmune using the LB System Technology, Kolltan shall pay to Lonza Sales a royalty of (a) if such Product or End Product was manufactured during the Royalty Patent Term of such Product or End Product in such country, [**]% of Net Sales (as defined in the Lonza Agreement) of such Product or End Product, and (b) if such Product or End Product was manufactured during the Royalty Know-How Term of such Product or End Product in such country, [**]% of Net Sales (as defined in the Lonza Agreement) of such Product or End Product.

3.4                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 6.7 of the Lonza Agreement, for any Calendar Year, if any Product or End Product that is (a) a Licensed Product and (b) manufactured (i) by Kolltan on its own behalf or (ii) by any Third Party other than Lonza Sales or any of its Affiliates on behalf of Kolltan, in either case ((i) or (ii)) in accordance with GMP (as defined in the Lonza Agreement) requirements and using the LB System Technology, then Kolltan shall pay to Lonza Sales a sublicense fee for such Calendar Year in the amount of the product of (x) GBP [**] (£[**]), and (y) the number of different Products and End Products described in clauses (a) and (b) above for such Calendar Year; provided, however, that Kolltan shall not be required to make such payment for any Calendar Year (A) in which Lonza Sales or any of its Affiliates manufactures for Kolltan any Product or End Product that is a Licensed Product or (B) with respect to any Product or End Product, after the Calendar Year in which the last-to-expire relevant patent (depending on which cell line is used for such Product or End Product) under the LB System

Exhibit 6.4.4 - 3

Technology in Exhibit 2 to the Lonza Agreement in the country of manufacture expires.  Any Product and any End Product that have the same active ingredient shall be counted as one for purposes of calculating the fraction described in clause (y) above.

3.5                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 6.8 of the Lonza Agreement, for any Product or End Product that is a Licensed Product and manufactured in any country (a) by Kolltan on its own behalf or (b) by any Third Party other than Lonza Sales (as defined in the Lonza Agreement) or any of its Affiliates on behalf of Kolltan, in either case ((a) or (b)) using the LB System Technology, in lieu of the royalty described in Section 3.3 of this Exhibit, if such Product or End Product was manufactured during the Royalty Patent Term of such Product or End Product in such country, then Kolltan shall pay to Lonza Sales a royalty of [**]% of Net Sales (as defined in the Lonza Agreement) of such Product or End Product.

3.6                               In respect of MedImmune’s (or its applicable Affiliate’s) obligations under Section 6.9 of the Lonza Agreement, for any Product or End Product that is a Licensed Product and manufactured in any country for Kolltan by Lonza Sales or any of its Affiliates, Kolltan shall pay to Lonza Sales a royalty of (a) during the Royalty Patent Term of such Product or End Product in such country, [**]% of Net Sales (as defined in the Lonza Agreement) of such Product or End Product, and (b) during the Royalty Know-How Term of such Product or End Product in such country, [**]% of Net Sales (as defined in the Lonza Agreement) of such Product or End Product.

4.                                      Limitations; Cooperation.

4.1                               Notwithstanding the foregoing provisions of this Exhibit, if for any reason MedImmune or its applicable Affiliate is not required under the applicable provision of the applicable In-License Agreement to make any payment to the applicable licensor as a result of Kolltan’s activities under this Agreement with respect to the Licensed Program, or is required under the applicable provision of the applicable In-License Agreement to pay an amount to the applicable licensor as a result of Kolltan’s activities under this Agreement with respect to the Licensed Program that is less than the amount described in the corresponding provision of this Exhibit, then Kolltan shall not be required to make any payment, or shall be required to pay only such lesser amount, as the case may be, to the applicable licensor in respect of such provision of such In-License Agreement.  MedImmune shall promptly notify Kolltan of the existence of, and shall promptly respond to any inquiry made by Kolltan regarding, any event or circumstance that would trigger a reduced payment obligation under this Section 4.1.  Without limiting the foregoing, reasonably prior to the First Commercial Sale of the initial Licensed Product, MedImmune and Kolltan shall consult as to whether any reductions to the payment obligations described in this Exhibit apply.

Exhibit 6.4.4 - 4

4.2                               In no event shall Kolltan be required to make any payment to any licensor in respect of any provision of any In-License Agreement in an amount that is greater than the amount described in the corresponding provision of this Exhibit.

4.3                               As requested by Kolltan, MedImmune shall cooperate with Kolltan to determine the appropriate amount, manner and timing of any payment described in this Exhibit.

Exhibit 6.4.4 - 5

Exhibit 9.2.3

MedImmune Patents

MedImmune Patents

[**]

The Patents listed in Exhibit 1.42 (excluding any MedImmune Manufacturing Patents) are incorporated into this Exhibit by reference.

Exhibit 9.2.3 - 1

Exhibit 9.2.6

Third Party Intellectual Property

[**]

Exhibit 9.2.6 - 1

Exhibit 9.2.9

Obligations and Restrictions under In-License Agreements

1.                                      UT Agreement.

1.1                               Capitalized terms used in this Section 1 but not defined in the Agreement shall have the meanings given to them in the UT Agreement.

1.2                               The rights granted by MedImmune to Kolltan as sublicensee under the UT Agreement are subject to the rights, conditions and limitations imposed by United States law on inventions and discoveries conceived or first actually reduced to practice during the course of research funded by a United States federal agency, as described in the first Section 3.2 of the UT Agreement.

1.3                               MedImmune is indirectly obligated to require Kolltan to take steps as necessary and solely as they relate to Kolltan’s activities under the Agreement to enable MedImmune to perform its obligations under the following provisions of the UT Agreement:

1.3.1                     first two sentences of Section 5.3;

1.3.2                     the reporting obligations described in Section 5.4;

1.3.3                     the second, third and fourth sentences of Section 5.5;

1.3.4                     Section 5.7;  and

1.3.5                     the first and third sentences of Section 7.1.

The Parties acknowledge and agree that (a) the Agreement includes provisions whereby Kolltan is bound to take such steps, and (b) the foregoing provisions of the UT Agreement include all the terms and conditions of the UT Agreement that are applicable to Kolltan as sublicensee under the UT Agreement.

2.                                      MRC Agreement

2.1                               Any capitalized term used in this Section 2 but not defined in the Agreement, or used in any provision of the MRC Agreement referenced in this Section 2, (a) if such capitalized term is defined in the Unredacted Provisions of the MRC Agreement, shall have the meaning given to such capitalized term in such Unredacted Provisions, or (b) if such capitalized term is defined in the MRC Agreement other than in the Unredacted Provisions, shall be construed on the basis of the plain English meaning of the words in the capitalized term itself and the portion, if any, of the definition of such capitalized term (including any definition (or portion thereof) of any other capitalized term used directly or indirectly in the definition of such capitalized term) that is not redacted.

Exhibit 9.2.9 - 1

2.2                               The rights granted by MedImmune to Kolltan as sublicensee under the MRC Agreement do not include the right to exercise or use the Technology or Patent Rights in the commercial sale of single variable domains (heavy or light) of antibodies.

2.3                               MedImmune is indirectly obligated to require Kolltan to take steps as necessary to enable MedImmune to perform its obligations under Clause 21 of the MRC Agreement as they apply to Kolltan’s activities under the Agreement.

3.                                      Dyax Agreement.

3.1                               Any capitalized term used in this Section 3 but not defined in the Agreement, or used in any provision of the Dyax Agreement referenced in this Section 3, (a) if such capitalized term is defined in the Unredacted Provisions of the Dyax Agreement, shall have the meaning given to such capitalized term in such Unredacted Provisions, or (b) if such capitalized term is defined in the Dyax Agreement other than in the Unredacted Provisions, shall be construed on the basis of the plain English meaning of the words in the capitalized term itself and the portion, if any, of the definition of such capitalized term (including any definition (or portion thereof) of any other capitalized term used directly or indirectly in the definition of such capitalized term) that is not redacted.

3.2                               Any sub-sublicenses granted by Kolltan under its sublicense from MedImmune under the Dyax Agreement must be granted pursuant to a written agreement that (a) requires the sub-sublicensee to abide by the terms of the applicable MedImmune Product License, consistent with the terms of the Agreement and this Exhibit 9.2.9, and (b) is consistent with the Unredacted Provisions of Clauses 11, 12 and 13 of the Dyax Agreement.

3.3                               MedImmune is indirectly obligated to require Kolltan to take steps as necessary and solely as they relate to Kolltan’s activities under the Agreement to enable MedImmune to perform its obligations under the following provisions of the Dyax Agreement:

3.3.1                     Clause 12.4;

3.3.2                     the first sentence of Clause 12.9;

3.3.3                     the last sentence of Clause 13.4; and

3.3.4                     Clause 13.6 (excluding Clause 13.6.5).

3.4                               As set forth in Clause 12.6 of the Dyax Agreement, Kolltan shall indemnify the Dyax Indemnitees against any liability, damage, loss or expense (including attorney’s fees and expenses of litigation) incurred by or imposed upon the Dyax Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favor of any Third Party (as defined in the Dyax

Exhibit 9.2.9 - 2

Agreement) concerning any manufacture, use or sale of any MedImmune Product by Kolltan or its sublicensee.

3.5                               As set forth in Clause 12.11 of the Dyax Agreement, Kolltan may assign the benefit and/or burden of its rights under any MedImmune Product License to any Affiliate (as defined in the Dyax Agreement) or Third Party (as defined in the Dyax Agreement), provided that such Affiliate (as defined in the Dyax Agreement) or Third Party (as defined in the Dyax Agreement) undertakes to Dyax to be bound by the terms of the MedImmune Product License.

3.6                               As set forth in Clause 12.12 of the Dyax Agreement, Dyax has the right to terminate any MedImmune Product License under which Kolltan receives a sublicense in the event that Kolltan (or its sublicensee) directly or indirectly opposes or assists any Third Party (as defined in the Dyax Agreement) to oppose the grant of letters patent or any patent application within the Dyax Patent Rights, or disputes or directly or indirectly assists any Third Party (as defined in the Dyax Agreement) to dispute the validity of any patent within the Dyax Patent Rights or any of the claims thereof.

4.                                      Lonza Agreement.

4.1                               MedImmune is indirectly obligated to require Kolltan to take steps as necessary and solely as they relate to Kolltan’s activities under the Agreement to enable MedImmune to perform its obligations under the following provisions of the Lonza Agreement:

4.1.1                     the reporting obligations described in Section 6.11; and

4.1.2                     Section 6.13.1.

Exhibit 9.2.9 - 3

February 10, 2014

By pdf

Bahija Jallal

Executive Vice President, AstraZeneca and Head of MedImmune

MedImmune, LLC

One MedImmune Way

Gaithersburg, MD 20878

Re:          License and Option Agreement of July 24, 2013

Dear Bahija:

As we have discussed, Kolltan and MedImmune agree to modify the timing of Kolltan’s milestone payment for [**], described in Section 6.2.1(a) of the License and Option Agreement between MedImmune, LLC and Bulldog Pharmaceuticals, Inc. (the “Agreement”).  Section 6.2.2 of the Agreement is hereby amended to provide that that milestone payment will be due on [**] (or earlier, in Kolltan’s sole discretion).

Except as set forth in this letter, the Agreement shall remain in full force and effect.

Please confirm your agreement by countersigning below and returning a copy to me by pdf.

Sincerely,
BULLDOG PHARMACEUTICALS, INC.

		By	/s/ Gerald McMahon
Gerald McMahon
Director

Accepted and agreed:

MEDIMMUNE, LLC

By	/s/ Bahija Jallal
Bahija Jallal
Executive Vice President, AstraZeneca and Head of MedImmune

Execution Version

Addendum to the License and Option Agreement
by and Between MedImmune, LLC and Bulldog Pharmaceuticals, Inc.

Kolltan and MedImmune hereby amend the License and Option Agreement dated as of July 24, 2013 (“Agreement”) to provide as follows:

1.             MedImmune will replenish the Inventory by producing a total of [**] additional lots of Licensed Antibody in formulated bulk drug substance form (“Drug Substance”), each manufactured at the [**] liter bioreactor scale, and will deliver (i) the first [**] lots to Kolltan by the later of [**] months from the date of execution of this Addendum or [**] and (ii) the next [**] lots by the later of [**] months from the date of execution of this Addendum or [**].  If MedImmune scheduling allows and if requested by Kolltan, MedImmune will fill the Drug Substance to make drug product in the current vial configuration and fill volume (“Drug Product”).  Otherwise, Kolltan will contract with a third party CMO for Drug Product fill. The pricing and payment terms for such Drug Substance and Drug Product are per Appendix A.

2.             MedImmune will make such Drug Substance and Drug Product available to Kolltan under the terms and conditions set forth in Section 3.6 of the Agreement with respect to the Inventory, and such Drug Substance and possible Drug Product shall be treated as Inventory for all other purposes under the Agreement.  MedImmune warrants that all Drug Substance and possible Drug Product will, as of the date of delivery to Kolltan, conform to the applicable product specifications set forth in Appendix B.

3.             With respect to Drug Substance and Drug Product supplied under this Addendum, the indemnification provided in Section 10.2(b) by MedImmune will be modified by insertion of the underlined language below:

“MedImmune shall defend, indemnify and hold harmless the Kolltan Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising out of *** (b) any death, personal bodily injury or damage to real or tangible personal property alleged or proven to result, directly or indirectly, from the gross negligence or wilful misconduct of MedImmune and the possession, use or consumption of, or treatment with, any Licensed Antibody or Licensed Product included in or produced from the Inventory, including any product liability claims; ***”

4.             If Kolltan terminates the Agreement pursuant to Section 11.2.1, the obligations of the Parties under this Amendment shall survive such termination.

Except as amended hereby, all terms and conditions of the License and Option Agreement are unchanged and remain in full force and effect.

1

IN WITNESS WHEREOF, the Parties have caused this Addendum to the Agreement to be duly executed, effective as the date of last signature below, by their respective duly authorized officers.

Bulldog Pharmaceuticals, Inc.		MedImmune, LLC
By:	/s/ Jerry McMahon	By:	/s/ Gail Wasserman
Name:	Gerald McMahon	Name:	Gail Wasserman
Title:	Director	Title:	Senior Vice President, Development
Date:	25 June 2014	Date:	25 June 2014

2

APPENDIX A

Pricing

A.            Prices for the Services

The following Services will be provided by MedImmune at the prices set forth below for [**] batches and thus, the total costs for this work will be twice the amount for a total of [**] batches.  If MedImmune does not provide drug product those costs will not be billed.

Activities and Services	Price (in $)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
Total for Services Listed Above	[**]

MedImmune will invoice Kolltan for each shipment upon delivery and Kolltan will pay within [**] days after receipt of an invoice.

3

APPENDIX B

SPECIFICATIONS

[Attached]

4

MedImmune	MEDI3379
P.5.1 Specifications

P.5.1       Specifications

The specifications for Drug Product are provided in Table P.5.1-1.

Table P.5.1-1                       Release Specifications for Drug Product

Method	Purpose	ICH Q6B Test Category	Specification
Appearance	Evaluate color and clarity	General	[**]
Sub-visible particles	Measure sub-visible particles	General	[**]
Total protein	Measure protein concentration	Quantity	[**]
pH	Measure pH	General	[**]
Reducing gel electrophoresis	Detect fragments	Identity, Purity	[**]
Non-reducing gel electrophoresis	Detect fragments and aggregates	Identity, Purity	[**]
High performance size exclusion chromatography (HPSEC)	Detect fragments and aggregates	Purity	[**]
Capillary isoelectric focusing (cIEF)	Detect charge isoforms	Identity, Purity	[**]
MEDI3379 Bioassay	Measure bioactivity	Identity, Potency	[**]
Endotoxin (LAL)	Detect endotoxins	Contaminants	[**]
Sterility	Test for sterility	Contaminants	[**]
Osmolality	Measure tonicity	General	[**]
Extractable volume	Measure volume	General	[**]

[**].

CONFIDENTIAL AND PROPRIETARY

1

MedImmune	MEDI3379
S.4.1 Specification

S.4.1       Specification

The specifications for Drug Substance are provided in Table S.4.1-1.

1

Table S.4.1-1                       Release Specifications for Drug Substance

Analytical Method	Purpose	ICH Q6B Test Category	Specification
Appearance	Evaluate clarity, color and particles	General	[**]
Total protein	Measure protein concentration	Quantity	[**]
pH	Measure pH	General	[**]
Reducing gel electrophoresis	Detect fragments	Identity, Purity	[**]
Non-reducing gel electrophoresis	Detect fragments and aggregates	Identity, Purity	[**]
High performance size exclusion chromatography (HPSEC)	Detect fragments and aggregates	Purity	[**]
Capillary isoelectric focusing (IEF)	Detect charge isoforms	Identity, Purity	[**]
MEDI3379 Bioassay	Measure bioactivity	Identity, Potency	[**]
Host cell DNA	Detect process-related impurity	Impurities	[**]
Host cell protein	Detect process-related impurity	Impurities	[**]
Insulin	Detect process-related impurity	Impurities	[**]
Protein A	Detect process-related impurity	Impurities	[**]
Endotoxin (LAL)	Detect endotoxins	Contaminants	[**]
Bioburden	Test for bioburden	Contaminants	[**]

[**].

2

Certificate of Completion
Envelope Number: 442BB68F02A34C1096EBF39BD3AB9963		Status: Completed
Subject: Please DocuSign this document
Source Envelope:
Document Pages: 7	Signatures: 2	Envelope Originator:
Certificate Pages: 2	Initials: 0	Clifford Lounsbury
AutoNav: Enabled		2 Kingdom Street
Envelopeld Stamping: Enabled		London, England W2 6BD
lounsburyc@medimmune.com
IP Address: 199.68.16.14

Record Tracking
Status: Original	Holder: Clifford Lounsbury	Location: DocuSign
6/20/2014 11:51:06 AM ET	lounsburyc@medimmune.com

Signer Events	Signature	Timestamp
Jerry McMahon	Docusigned by:	Sent: 6/24/2014 4:30:22 PM ET
	/s/ Jerry McMahon	Viewed: 6/24/2014 4:31:44 PM ET
jane.henderson@kolltan.com	A54C2D48588B48F...	Signed: 6/25/2014 2:49:32 PM ET
Security Level: Email, Account Authentication
(None)
Electronic Record and Signature Disclosure:	Using IP Address: 204.14.70.178
Not Offered
ID:
Gail Wasserman	Docusigned by	Sent: 6/25/2014 2:49:33 PM ET
	/s/ Gail Wasserman	Viewed: 6/25/2014 3:02:54 PM ET
WassermanG@MedImmune.com	96962A7213E74AD...	Signed: 6/25/2014 3:03:49 PM ET
SVP Development
Security Level: Email, Account Authentication (None)	Using IP Address: 199.68.16.14
Electronic Record and Signature Disclosure:
Not Offered
ID:

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Theresa LaVallee	COPIED	Sent: 6/25/2014 3:03:49 PM ET
theresa.lavallee@kolltan.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure: Not Offered ID:

Jane Henderson	COPIED	Sent: 6/25/2014 3:03:50 PM ET
jane.henderson@kolltan.com
Security Level: Email, Account Authentication (None)

Carbon Copy Events	Status	Timestamp
Electronic Record and Signature Disclosure: Not Offered ID:

Yuan Chang	COPIED	Sent: 6/25/2014 3:03:51 PM ET
ChangYMedImmune.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure: Not Offered ID:

Clifford Lounsbury III	COPIED	Sent: 6/25/2014 3:03:52 PM ET
lounsburyc@medimmune.com
MedImmune
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure: Not Offered ID:

Maldonado, Ellen	COPIED	Sent: 6/25/2014 3:03:52 PM ET
MaldonadoE@MedImmune.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure: Not Offered ID:

Lisa Kreppel	COPIED	Sent: 6/25/2014 3:03:53 PM ET
KreppelL@MedImmune.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure: Not Offered ID:

Notary Events		Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	6/25/2014 3:03:53 PM ET
Certified Delivered	Security Checked	6/25/2014 3:03:53 PM ET
Signing Complete	Security Checked	6/25/2014 3:03:53 PM ET
Completed	Security Checked	6/25/2014 3:03:53 PM ET

www.bulldogpharmaceuticals.com

June 30, 2014

MedImmune, LLC

One MedImmune Way

Gaithersburg, MD 20878

Attention: EVP, Research

Facsimile: (301) 398-8268

MedImmune, LLC

One MedImmune Way

Gaithersburg, MD 20878

Attention: Legal Department

Facsimile: (301) 398-9263

Re:          License and Option Agreement

Ladies and Gentlemen:

Reference is made to the License and Option Agreement, effective as of July 24, 2013, by and between MedImmune, LLC and Bulldog Pharmaceuticals, Inc., as amended by that certain letter agreement dated February 10, 2014 and the Addendum to the License and Option Agreement, executed as of June 25, 2014 (collectively, the “Agreement”).  Capitalized terms used but not defined in this letter have the meanings given to them in the Agreement.

The Parties desire (x) to clarify and supplement certain of their rights and obligations under the Agreement with respect to the Inventory and (y) to clarify their intention regarding the definition of MedImmune Manufacturing Information and Inventions.  Accordingly, the Parties agree as follows:

1.             Notwithstanding anything to the contrary in the Agreement, upon Kolltan’s request, MedImmune shall, in accordance with Applicable Law:

a.     thaw quantities of unformulated drug substance in the Inventory (“UDS”), at MedImmune’s cost;

b.     ship such quantities of UDS from its warehouse in Fredericksburg, Maryland to its facility in Gaithersburg, Maryland, at MedImmune’s cost;

1

c.     formulate such quantities of UDS to create formulated drug substance (“DS”) and perform release testing with respect to such DS in accordance with the applicable specifications set forth in the Existing IND, all for a fee of $[**] per batch;

d.     ship such DS to its facility in Nijmegen, Netherlands, at MedImmune’s cost;

e.     fill such DS into vials (in the manner previously done for lot 12G04-162) (such filled DS, “DP”), for a fee of $[**] per batch;

f.     ship samples of such DP (for both release and stability testing) to its facility in Gaithersburg, Maryland, at MedImmune’s cost;

g.     perform release testing on such DP in accordance with the applicable specifications set forth in the Existing IND, the cost of which release testing shall be included in the fee described in clause (e) above;

h.     perform stability testing with respect to such DP in accordance with the plan set forth in Exhibit A to this letter and provide Kolltan with an interim stability report and, upon Kolltan’s request, raw data for each test point and a final stability report upon completion of testing, all for a fee of $[**] USD per batch; and

i.      prepare such DP for shipment to Kolltan or its designated Third Party, in accordance with Kolltan’s written instructions, and deliver such DP to Kolltan or its designated Third Party FCA MedImmune’s Nijmegen, Netherlands facility (Incoterms 2010), all at MedImmune’s cost (provided, however, that shipment after such delivery shall be at Kolltan’s cost).

2.             Section 1.70 of the Agreement is hereby amended by inserting “relates to the Manufacture of the Licensed Antibody, any Licensed Product, any Follow-On Antibody or any Follow-On Product in the Field in the Territory and” immediately prior to “is expressly disclosed in the Existing IND.”

3.             Except as set forth in this letter, the Agreement shall remain in full force and effect.

4.             This letter shall be governed by and construed and enforced in accordance with the laws of New York without reference to conflicts of laws principles.

5.             This letter may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers.  Facsimile signatures and signatures transmitted via portable document format (PDF) shall be treated as original signatures.

2

Sincerely,
BULLDOG PHARMACEUTICALS, INC.

		By	/s/ Gerald McMahon
Name: Gerald McMahon, Ph.D.
Title: Director

Accepted and agreed to as of
the date first above written:

MEDIMMUNE, LLC

By	/s/ Gail Wasserman
Name: Gail Wasserman
Title: SVP Development

10 July 2014

Exhibit A

Stability Testing Plan

Testing Intervals (months)
Tests	Condition B ([**]°C)	Condition C ([**]% RH)	Condition D ([**]% RH)
Reducing gel electrophoresis	[**]	[**]	[**]
Non-reducing gel electrophoresis
cIEF
HP SEC
MEDI3379 Bioassay
Appearance
Total Protein (A280)
pH
Container closure integrity	[**]	[**]
Sub-visible particles		[**]
Sterility	[**]

RH = relative humidity